Exhibit 4.1

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [***].

INDENTURE
between
SQ ABS Issuer, LLC,
as Issuer,
and
UMB BANK, NATIONAL ASSOCIATION,
as Indenture Trustee, as Paying Agent, as Securities Intermediary and as Note Registrar
Dated as of October 15, 2024

TABLE OF CONTENTS
Page
Section 1.01    Definitions    2
ARTICLE 2

THE NOTES
Section 2.01    Form    2
Section 2.02    Execution, Authentication and Delivery    4
Section 2.03    Transfer and Exchange of Notes    5
Section 2.04    Registration; Registration of Transfer and Exchange    16
Section 2.05    Mutilated, Destroyed, Lost or Stolen Notes    18
Section 2.06    Persons Deemed Owner    19
Section 2.07    Notice to Clearing Agencies    20
Section 2.08    Payment of Principal and Interest    20
Section 2.09    Cancellation    21
Section 2.10    Release of Collateral    21
Section 2.11    Paying Agent to Hold Money for the Benefit of the Secured Parties    22
Section 2.12    Tax Treatment    22
Section 2.13    CUSIPS    23
Section 2.14    Additional Collateral    23
ARTICLE 3

REPRESENTATIONS AND WARRANTIES
Section 3.01    Organization and Good Standing    24
Section 3.02    Authority; No Conflict    24
Section 3.03    Legal Proceedings; Orders    25
Section 3.04    Compliance with Laws and Governmental Authorizations    25
Section 3.05    Liabilities    25
Section 3.06    Employee Benefit Plans    25
Section 3.07    Use of Proceeds; Margin Regulations    25
Section 3.08    Existing Indebtedness; Future Liens    26
Section 3.09    Foreign Assets Control Regulations, Etc    26
Section 3.10    Status under Certain Statutes    27
Section 3.11    Single Purpose Entity    27
Section 3.12    Solvency    27
Section 3.13    Security Interest    27
Section 3.14    Credit Risk Retention; 15G.    28
Section 3.15    Taxes    28
Section 3.16    No Issuer Guaranties or Subsidiaries    29
    i

ARTICLE 4

COVENANTS
Section 4.01    Payment of Principal and Interest    29
Section 4.02    Maintenance of Office or Agency    29
Section 4.03    Money for Payments to Be Held on behalf of the Noteholders    29
Section 4.04    Compliance with Law    29
Section 4.05    No Change in Fiscal Year    30
Section 4.06    Certain Tax Matters    30
Section 4.07    Existence    30
Section 4.08    Books and Records    30
Section 4.09    Performance of Material Agreements    30
Section 4.10    Maintenance of Lien    31
Section 4.11    Further Assurances    31
Section 4.12    Use of Proceeds    32
Section 4.13    Separateness    32
Section 4.14    Transactions with Affiliates    34
Section 4.15    Merger, Consolidation, Etc    34
Section 4.16    Lines of Business    34
Section 4.17    Economic Sanctions, Etc    35
Section 4.18    Liens    35
Section 4.19    Sale of Assets, Etc    35
Section 4.20    Permitted Indebtedness    35
Section 4.21    Amendment to Organizational Documents    36
Section 4.22    No Loans or Guaranties    36
Section 4.23    Permitted Investments; Subsidiaries    36
Section 4.24    Employees; ERISA    35
Section 4.25    Replacement of Servicer or Indenture Trustee    35
Section 4.26    Characterization    35
Section 4.27    Servicer Failure    37
Section 4.28    Amendments to Basic Documents    37
Section 4.29    Instructions Regarding Master Distribution Account    37
Section 4.30    Collateral Dispositions    38
Section 4.31    Credit Risk Retention    39
ARTICLE 5

EVENTS OF DEFAULT; REMEDIES
Section 5.01    Events of Default    39
Section 5.02    Acceleration of Maturity; Rescission and Annulment    41
Section 5.03    Collection of Indebtedness and Suits for Enforcement by Indenture Trustee    42
Section 5.04    Remedies; Priorities    45
Section 5.05    Optional Preservation of the Assets    46

Section 5.06    Limitation of Suits    46
Section 5.07    Unconditional Rights of Noteholders to Receive Principal, Interest and Payments of Other Obligations    47
Section 5.08    Restoration of Rights and Remedies    47
Section 5.09    Rights and Remedies Cumulative    47
Section 5.10    Delay or Omission Not a Waiver    48
Section 5.11    Control by Noteholders    48
Section 5.12    Waiver of Past Defaults    48
Section 5.13    Undertaking for Costs    49
Section 5.14    Waiver of Stay or Extension Laws    49
Section 5.15    Action on Notes    49
Section 5.16    Performance and Enforcement of Certain Obligations    49
Section 5.17    Purchase Rights of Class B Noteholders    50
ARTICLE 6

THE INDENTURE TRUSTEE
Section 6.01    Duties of Indenture Trustee    51
Section 6.02    Rights of Indenture Trustee    52
Section 6.03    Individual Rights of Indenture Trustee    56
Section 6.04    Indenture Trustee’s Disclaimer    56
Section 6.05    Notices    56
Section 6.06    Reports by Indenture Trustee    57
Section 6.07    Compensation and Indemnity    57
Section 6.08    Replacement of Indenture Trustee    58
Section 6.09    Successor Indenture Trustee by Merger    59
Section 6.10    Appointment of Co-Indenture Trustee or Separate Indenture Trustee    60
Section 6.11    Eligibility; Disqualification    61
Section 6.12    Representations and Warranties of the Indenture Trustee    61
ARTICLE 7

INFORMATION REGARDING THE ISSUER
Section 7.01    Financial and Business Information    62
ARTICLE 8

ACCOUNTS, DISBURSEMENTS AND RELEASES
Section 8.01    Deposit of Collections    65
Section 8.02    Establishment of Accounts    65
Section 8.03    Collection of Money    69
Section 8.04    Management of the Issuer Accounts    69
Section 8.05    Independent Actuarial Reports    70

Section 8.06    Distributions    71
Section 8.07    Liquidity Reserve Account    75
Section 8.08    Post-Cutoff Receipts    75
Section 8.09    [Reserved].    75
Section 8.10    Statements to Noteholders    75
Section 8.11    [Reserved].    77
Section 8.12    Equity Contribution Cures    77
ARTICLE 9

SUPPLEMENTAL INDENTURES
Section 9.01    Supplemental Indentures Not Requiring Consent of Noteholders    78
Section 9.02    Supplemental Indentures with Consent of Noteholders    79
Section 9.03    Execution of Supplemental Indentures    81
Section 9.04    Effect of Supplemental Indenture    82
Section 9.05    Reference in Notes to Supplemental Indentures    82
ARTICLE 10

REDEMPTION OF NOTES
Section 10.01    Redemption    82
Section 10.02    Form of Redemption Notice    83
Section 10.03    Notes Payable on Redemption Date    83
ARTICLE 11

SATISFACTION AND DISCHARGE
Section 11.01    Satisfaction and Discharge of Indenture with Respect to the Notes    83
Section 11.02    Application of Trust Money    85
Section 11.03    Repayment of Monies Held by Paying Agent    85
ARTICLE 12

MISCELLANEOUS
Section 12.01    Compliance Certificates and Opinions, Etc    85
Section 12.02    Form of Documents Delivered to Indenture Trustee    86
Section 12.03    Acts of Noteholders    87
Section 12.04    Notices, Etc., to Indenture Trustee and Issuer    87
Section 12.05    Notices to Noteholders; Waiver    88
Section 12.06    Alternate Payment and Notice Provisions    88
Section 12.07    Effect of Headings and Table of Contents    89
Section 12.08    Successors and Assigns    89

Section 12.09    Severability    89
Section 12.10    Benefits of Indenture    89
Section 12.11    Legal Holidays    89
Section 12.12    GOVERNING LAW; CONSENT TO JURISDICTION    89
Section 12.13    Counterparts    90
Section 12.14    Recording of Indenture    90
Section 12.15    No Petition    90
Section 12.16    Inspection    91
Section 12.17    Waiver of Jury Trial    91
Section 12.18    Rating Agency Notice    91
Section 12.19    Rule 17g-5    91
Section 12.20    Majority Noteholders    92

Appendix A	–	Definitions

Schedule A	–	Schedule of Commission Receivables
Schedule B	–	Target Advance Rate
Schedule C	–	[Reserved]
Schedule D	–	Kaiser Adjustment Percentage

Exhibit A	–	Form of Note
Exhibit B	–	Form of Certificate of Transfer or Exchange
Exhibit C	–	Form of Transferee Certificate
Exhibit D	–	Form of Noteholder Statement
Exhibit E	–	Form of Class B Purchase Option Notice
Exhibit F	–	Form of Certification of Beneficial Owner

    v

THIS INDENTURE dated as of October 15, 2024 (as it may be amended and supplemented from time to time, this “Indenture”) is between SQ ABS Issuer, LLC, a Delaware limited liability company, as issuer (the “Issuer”), and UMB Bank, National Association, a national banking association, as indenture trustee (the “Indenture Trustee”), as Paying Agent (as defined herein), as Securities Intermediary (as defined herein) and as Note Registrar (as defined herein).
WHEREAS, the Issuer desires to issue $60,000,000 aggregate principal amount of the Issuer’s 7.800% Class A Notes (the “Class A Notes”) and $40,000,000 aggregate principal amount of the Issuer’s 9.650% Class B Notes (the “Class B Notes” and together with the Class A Notes, the “Notes”) pursuant to this Indenture;
WHEREAS, the parties hereto have duly authorized the execution and delivery of this Indenture to provide for the issuance by the Issuer of the Notes; and
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each party agrees as follows:
GRANTING CLAUSE
The Issuer hereby grants to the Indenture Trustee, for the benefit of the Secured Parties, a security interest in, all of its right, title and interest, whether now or hereafter acquired, and wherever located, in and to all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, and wherever located, in and to: (a) the Commission Receivables and all monies received thereon and in respect thereof after the Cutoff Date, (b) the Issuer Accounts and all funds on deposit in, and all financial assets, instruments, money and other property credited to or on deposit in the Issuer Accounts from time to time and all investments and proceeds thereof (including all income thereon) and any other Issuer Account Property, (c) the Purchase Agreements and the Contribution Agreements (including the Issuer’s right to exercise remedies against the Sellers with respect to Commission Receivables pursuant to the terms of the Basic Documents); (d) the Servicing Agreement; (e) the Back-Up Servicing Agreement; (f) each other Basic Document to which it is a party; (g) the representations, warranties and covenants contained in each of the Basic Documents and for its benefit; (h) all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equity interests, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit and money; (i) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, general intangibles and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing; (j) without duplication of clause (a) above, all Commission Receivables, Replacement Renewal Commissions and Additional Collateral and all monies received thereon and in respect thereof after the applicable Cutoff Date; and (k) all proceeds of any and all of the foregoing (collectively, the “Collateral”).
The foregoing Grant is made to secure the Secured Obligations.
The Indenture Trustee for the benefit of the Secured Parties, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the end that the interests of the Secured Parties may be adequately and effectively protected pursuant to the express terms hereof.
Article 1

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01    Definitions. Certain capitalized terms used in this Indenture shall have the respective meanings assigned to them in Part I of Appendix A attached hereto or, if not defined therein, as defined in the applicable Purchase Agreement. All references herein to “the Indenture” or “this Indenture” are to this Indenture as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Appendix A. All references herein to Articles, Sections, subsections and exhibits are to Articles, Sections, subsections and exhibits contained in or attached to this Indenture unless otherwise specified. All terms defined in this Indenture shall have the defined meanings when used in any certificate, notice, Note or other document made or delivered pursuant hereto unless otherwise defined therein. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Indenture.
Article 2

THE NOTES
Section 2.01    Form.
Article 1General. The Notes, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A to this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, law or stock exchange rule, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers of the Issuer executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.
The Class A Notes and the Class B Notes, upon original issuance, shall be in the form of Global Notes.

The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture and the Issuer and the Indenture Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture, as amended or supplemented pursuant to the express terms hereof, shall govern and be controlling.
(a)Global Notes. Global Notes will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Indenture Trustee or the DTC Custodian, at the direction of the Indenture Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.03 hereof.
(b)Definitive Notes. Definitive Notes will be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers of the Issuer executing such Notes, as evidenced by their execution of such Notes.
(c)Rule 144A Global Notes. Notes held by Qualified Institutional Buyers that may be offered and sold in reliance on Rule 144A may be issued in the form of one or more permanent Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the DTC Custodian and registered in the name of the Clearing Agency or the nominee of the Clearing Agency, duly executed by the Issuer and authenticated by the Indenture Trustee as hereinafter provided. The aggregate outstanding principal balance of each Rule 144A Global Note may from time to time be increased or decreased by adjustments made as hereinafter provided and in accordance with the Applicable Procedures.
(d)Regulation S Global Notes. Notes held by non-U.S. persons that may be offered and sold in reliance on Regulation S may be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the DTC Custodian and registered in the name of the Clearing Agency or the nominee of the Clearing Agency for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Indenture Trustee as hereinafter provided. Until the 40th day after the later of the commencement of the offering of the Notes initially issued in the form of a Regulation S Temporary Global Note or the Closing Date of the offering of such Notes, interests in such Regulation S Temporary Global

Note may be held only through Participants acting for and on behalf of Euroclear and Clearstream.
(e)The Restricted Period shall terminate on the last day thereof. Following the termination of the applicable Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. If applicable, simultaneously with the authentication of the Regulation S Permanent Global Note, the Indenture Trustee shall cancel the Regulation S Temporary Global Note. The aggregate outstanding principal balance of each Regulation S Temporary Global Note or Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made as hereinafter provided and in accordance with the Applicable Procedures.
(f)Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Indenture Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Indenture Trustee. Without unreasonable delay, the Issuer shall prepare and the Indenture Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
Section 2.02    Execution, Authentication and Delivery. (a) The Notes shall be executed on behalf of the Issuer by at least one of its authorized officers. The signature of any such authorized officer on the Notes shall be manual.
(g)Notes bearing the manual signature of individuals who were authorized officers of the Issuer at the time they signed a Note shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
(h)The Indenture Trustee shall upon receipt of a written order of the Issuer signed by one of its officers or directors (an “Authentication Order”) authenticate Notes for original issue on the date hereof the Notes in the aggregate principal amount of $60,000,000 Class A Notes and $40,000,000 Class B Notes. The aggregate principal amount of the Class A Notes and Class B Notes outstanding at any time may not exceed such amount, except as provided in Section 2.05.
(i)Each Note shall be dated the date of its authentication. Except as otherwise described in this paragraph, (i) the Class A Notes and the Class B Notes shall be issuable in minimum denominations of $1,000 and in integral multiples of $1 in excess thereof. Notwithstanding any other provision in this Indenture or the Note Purchase Agreement, transfers of ownership or beneficial interests or participations in the Notes shall not be recognized if the result of such a transfer or participation is the creation of ownership or beneficial ownership of such Note in a principal amount that is less than the minimum denominations set forth in this Section 2.02(d).

(j)No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
Section 2.03    Transfer and Exchange of Notes.
(a)As of the date of this Indenture, the Notes have not been registered under the Securities Act and will not be listed on any exchange. No transfer of any Note or any interest therein (including, without limitation, by pledge or hypothecation) shall be made except in compliance with the restrictions on transfer set forth in this Section 2.03 (including the applicable legends to be set forth on the face of each Note as provided in Section 2.03(i) and Section 2.03(b)(ii).)
(b)Each Holder of a Note (including any Beneficial Owner of a Global Note), by its acceptance of its beneficial interest in a Note, shall be deemed to have acknowledged, represented to and agreed with the Issuer as follows:
(i)It understands and acknowledges that such Notes have not been and will not be registered under the Securities Act or any state or other applicable securities Law and that such Notes, or any interest or participation therein, may not be offered, sold, pledged or otherwise transferred unless registered pursuant to, or exempt from registration under, the Securities Act and any state or other applicable securities Law.
(ii)It acknowledges that the applicable legends set forth in Section 2.03(i) shall appear on the face of all Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture or any supplemental indenture.
(iii)If it is acquiring any Notes, or any interest or participation therein, as a fiduciary or agent for one or more investor accounts, it has sole investment discretion with respect to each such account and that it has full power to make the acknowledgments, representations and agreements contained herein on behalf of each such account.
(iv)It is purchasing such Notes for its own account, or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of Law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Notes, or any interest or participation therein pursuant to the provisions of this Indenture.
(v)It acknowledges that the Issuer and the Indenture Trustee will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements,

and agrees that if any of the foregoing acknowledgments, representations and agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Issuer.
(vi)It acknowledges that transfers of the Notes or any interest or participation therein shall be subject in all respects to the restrictions applicable thereto contained in this Indenture.
(vii)Either (1) it is not and is not acquiring the Notes or any beneficial ownership interest therein directly or indirectly for, on behalf of, or with the assets of any Plan or (2) its acquisition, holding and subsequent disposition of the Notes or any beneficial ownership interest therein is permissible under applicable law, and will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code by reason of the application of one or more Investor-Based Class Exemptions and/or the Statutory Exemption, all of the conditions of which shall be met, or breach of fiduciary duty under ERISA, or, if the Holder is subject to any Similar Law, such acquisition, holding and disposition will not constitute or result in a non-exempt violation of or breach of fiduciary duty under any Similar Law, and none of the Issuer, the Servicer, the Back-Up Servicer, the Indenture Trustee or any of their respective Affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA), or falls within analogous status under any Similar Law, with respect to its acquisition or holding of the Notes, and will not otherwise result in any Tax, rescission right or other penalty on the Issuer or any of its Affiliates, and, in any case, neither the purchase nor holding of the Notes or any beneficial ownership interest therein will subject the Issuer or any of its Affiliates to any obligation not affirmatively undertaken in writing.
(viii)Any resale, pledge or other transfer of any of the Notes contrary to the restrictions set forth above and elsewhere in this Indenture shall be deemed void ab initio by the Issuer and the Indenture Trustee.
(ix)It is not a member of an “expanded group” (as defined in Treasury Regulations section 1.385-1(c)(4)) with respect to the Issuer or SelectQuote Insurance Services, and is not a “covered member” (as defined in Treasury Regulations section 1.385-1(c)(2)), except to the extent that the Issuer or its agents have provided such beneficial owner with an express waiver of this representation.
(x)If it is not a “United States person” (within the meaning of Code Section 7701(a)(30)), it is not acquiring any Note as part of a plan to reduce, avoid or evade U.S. federal income tax.
(xi)It agrees that it will not take any action that could cause, and will not omit to take any action, which omission would cause, the Issuer to become a publicly traded partnership or an association taxable as corporation for U.S. federal income tax purposes; provided that for the purposes of this subclause (xi), such Holder and/or Beneficial Owner, as the case may be, shall be allowed to assume that any Note for which a

Qualifying Debt Opinion was received are properly characterized as indebtedness for U.S. federal income tax purposes.
(c)Each Holder and beneficial owner of a Note, by acceptance of such Note or an interest in such Note, shall be deemed to understand and acknowledge that interest on the Notes will be treated as U.S. source interest and that the failure to provide the Issuer, the Indenture Trustee, the Paying Agent or any other applicable withholding agent with the properly completed and signed applicable Tax certifications and documentation (including an IRS Form W-9 (or applicable successor form) or IRS Form W-8 (or applicable successor form), as the case may be) upon its purchase or acceptance of the Note (or beneficial interest therein) or upon its discovery that such information or documentation previously provided has become obsolete or incorrect, and from time to time thereafter upon request, may result in withholding from payments in respect of such Note, including U.S. Federal withholding or back-up withholding. The Issuer, the Indenture Trustee, the Paying Agent, or any applicable withholding agent may withhold such payments made to such Holder in accordance with applicable Law (without any corresponding gross up). If payment made to a Holder under this Indenture is subject to U.S. withholding Tax under FATCA, then such Holder that may be subject to such withholding shall deliver to the Issuer (or its authorized agent), the Indenture Trustee and the Paying Agent (or if the recipient fails to so deliver, the Issuer shall deliver to the Indenture Trustee and the Paying Agent any such withholding information, to the extent the Issuer shall have received such information) at the time or times prescribed by law and at such time or times reasonably requested by the Issuer (or its authorized agent), the Indenture Trustee or the Paying Agent, documentation required by applicable law and such additional documentation reasonably requested by the Issuer, Indenture Trustee or Paying Agent to determine their obligations under FATCA, to determine that such recipient has complied with such recipient’s obligations (including under FATCA), or to determine the amount to deduct and withhold from such payment and shall update any such information or documentation provided upon discovering that any such information or documentation previously provided has become obsolete or incorrect or is otherwise required.
(d)Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Clearing Agency to a nominee of the Clearing Agency, by a nominee of the Clearing Agency to the Clearing Agency or to another nominee of the Clearing Agency, or by the Clearing Agency or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency. All Global Notes will be exchanged by the Issuer for Definitive Notes if:
(i)the Issuer delivers to the Indenture Trustee notice from the Clearing Agency that it is unwilling or unable to continue to act as Clearing Agency or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Clearing Agency is not appointed by the Issuer within 90 days;
(ii)the Issuer, at its option but subject to the Clearing Agency’s rules, determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Indenture Trustee;

provided, that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to:
(A)the expiration of the Restricted Period; and
(B)the receipt by the Indenture Trustee and the Note Registrar of a certification of the beneficial owner thereof in the form of Exhibit F hereto stating that it is (x) a non-U.S. person (as such term is defined in Regulation S) or (y) a U.S. person who purchased such securities in a transaction that did not require registration under the Securities Act; or
(iii)there has occurred and is continuing a Default or Event of Default with respect to the Notes, and the Clearing Agency notifies the Indenture Trustee of its decision to exchange the Global Notes for Definitive Notes.
Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Clearing Agency shall instruct the Indenture Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.05. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.03 or Section 2.05 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.03(d); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.03(e) or (f) hereof.
(e)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in Notes in the form of Global Notes will be effected through the Clearing Agency, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. For the avoidance of doubt, none of the Indenture Trustee, the Paying Agent, the Note Registrar or the Securities Intermediary shall have any responsibility for, or involvement with, transfers of beneficial interests in Global Notes. Transfers of beneficial interests in the Global Notes will also require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person other than to a “distributor” (as defined in Rule 902(d) of Regulation S) and other than pursuant to Rule 144A. No written orders or instructions shall be required to be delivered to the Note Registrar to effect the transfers described in this Section 2.03(e)(i).

(ii)Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in Global Notes that are not subject to Section 2.03(e)(i) above, the transferor of such beneficial interest must deliver to the Note Registrar either:
(A)both:
1)    a written order from a Participant or an Indirect Participant given to the Clearing Agency in accordance with the Applicable Procedures directing the Clearing Agency to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
2)    written instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(A)both:
1)    a written order from a Participant or an Indirect Participant given to the Clearing Agency in accordance with the Applicable Procedures directing the Clearing Agency to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
2)    written instructions given by the Clearing Agency containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;
provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in a Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Indenture Trustee and the Note Registrar of a certification of the beneficial owner thereof stating that it is (i) a non-U.S. person (as such term is defined in Regulation S) or (ii) a U.S. person who purchased such securities in a transaction that did not require registration under the Securities Act.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Indenture Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.03(j) hereof.
(i)Transfer of Beneficial Interests in a Global Note to Another Global Note. A beneficial interest in any Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Global Note if the transfer complies with the requirements of Section 2.03(d)(ii) hereof and the Note Registrar receives the following:
(A)if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, a certificate in the form of Exhibit B hereto, including the certifications in item (1) of Section I thereof; or
(B)if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, a certificate in the form of Exhibit B hereto, including the certifications in item (2) of Section I thereof.
(a)Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes.
(i) Beneficial Interests in Global Notes to Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) of Section 2.03(d) hereof and receipt by the Note Registrar of the following documentation:
(A)if the holder of such beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (1) of Section II thereof;
(B)if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certificate from the transferor substantially in the form of Exhibit B hereto, including the certifications in item (1) of Section I thereof and a certificate from the transferee to the effect set forth in Exhibit C hereto;
(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate from the transferor substantially in the form of Exhibit B hereto, including the certifications in item (2) of Section I thereof and a certificate from the transferee to the effect set forth in Exhibit C hereto; or
(D)if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) or (B) above, a certificate from the transferor to the effect set forth in Exhibit B hereto and a certificate from the transferee to the effect set forth in Exhibit C hereto;
(E)if such beneficial interest is being transferred to Issuer or to an Affiliate of the Issuer, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (4) of Section I thereof, at the written direction of the Issuer, the Indenture Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.03(j) hereof, and the Issuer shall execute and the Indenture Trustee shall authenticate and mail to the Person designated by the Holder of such beneficial interest in the instructions delivered to the Note Registrar by the Clearing Agency and the applicable Participant or Indirect Participant on behalf of such Holder a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.03(f) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions and recorded in the Note Register in accordance with the requirements in Section 2.05. The Indenture Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Rule 144A Global Note pursuant to this Section 2.03(f) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(i)Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding any other provision in this Indenture, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Note Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B), except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904, in each case as further described herein.
(f)Transfer and Exchange of Definitive Notes for Beneficial Interests in the Global Notes. If any Holder of a Definitive Note proposes to exchange such Note for a beneficial interest in a Global Note or to transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note, then, upon receipt by the Note Registrar of the following documentation:
(i)if the Holder of such Definitive Note proposes to exchange such Note for a beneficial interest in a Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (2) of Section II thereof;
(ii)if such Definitive Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) of Section I thereof; or
(iii)if such Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) of Section I thereof;

the Indenture Trustee shall cancel the Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.03(j) hereof the aggregate principal amount of the applicable Global Note.
(g)Transfer and Exchange of Definitive Notes for Definitive Notes.
(i)Upon written request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.03(h), the Note Registrar will register the transfer or exchange of Definitive Notes and record such transfer or exchange in the Note Register in accordance with the requirements in Section 2.05. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Note Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Note Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.03(h).
(ii)Any Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Definitive Note if the Note Registrar receives the following:
(A)if the transfer will be made to a Qualified Institutional Buyer in accordance with Rule 144A, a certificate from the transferor substantially in the form of Exhibit B hereto, including the certifications in item (1) of Section I thereof and a certificate from the transferee in the form of Exhibit C hereto;
(B)if the transfer will be made to a Non-U.S. Person in an offshore transaction pursuant to Rule 903 or Rule 904, a certificate from the transferor in the form of Exhibit B hereto, including the certifications in item (2) of Section I thereof and a certificate from the transferee in the form of Exhibit C hereto; or
(C)if the transfer will be made to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) or (B) above then a certificate from the transferor in the form of Exhibit B hereto, including the certifications in item (2) of Section I thereof and a certificate from the transferee in the form of Exhibit C hereto.
(h)Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(i)Private Placement Legend. Each Note, including, for the avoidance of doubt, any Note issued in the form of a Global Note or a Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ”SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE ISSUER OR TO AN AFFILIATE OF THE ISSUER, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE INDENTURE TRUSTEE AND THE NOTE REGISTRAR A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE, IN EACH CASE, SUBJECT TO THE ISSUER’S AND THE INDENTURE TRUSTEE’S, OR NOTE REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN

EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE INDENTURE TRUSTEE AND NOTE REGISTRAR.”
(ii)Global Note Legend. Each Global Note shall bear a legend in substantially the following form (with appropriate changes in the last sentence if DTC is not the Clearing Agency):
“THIS GLOBAL NOTE IS HELD BY THE CLEARING AGENCY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE INDENTURE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.03 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.03(d) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE INDENTURE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.09 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR CLEARING AGENCY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY OR BY THE CLEARING AGENCY OR ANY SUCH NOMINEE TO A SUCCESSOR CLEARING AGENCY OR A NOMINEE OF SUCH SUCCESSOR CLEARING AGENCY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR THE NOTE REGISTRAR (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE), AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL

INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)Regulation S Temporary Global Note Legend. Each Note in the form of a Regulation S Temporary Global Note shall bear a legend in substantially the following form:
“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ”SECURITIES ACT“), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”
(iv)OID Legend. Each Note, including, for the avoidance of doubt, any Note issued in the form of a Global Note or a Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE PRICE, THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THIS NOTE, PLEASE CONTACT: SQ ABS ISSUER, LLC, AT 6800 WEST 115TH STREET, SUITE 2511, OVERLAND PARK, KS 66211, ATTENTION: RYAN CLEMENT AND AL BOULWARE, EMAILS: [***] AND [***].”
(i)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for beneficial interests in another Global Note or Definitive Notes, or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Indenture Trustee in accordance with Section 2.09 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Indenture Trustee or by the DTC Custodian at the direction of the Indenture Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Indenture Trustee or by the DTC Custodian at the direction of the Indenture Trustee to reflect such increase.
Section 2.04    Registration; Registration of Transfer and Exchange.
(a)The Issuer shall cause a note registrar (the “Note Registrar”) to keep a register (the “Note Register”) in which the Note Registrar shall provide for the registration of Notes and the registration of transfers of Notes. Such office or agency shall initially be at Corporate Trust Office of the Indenture Trustee, and the Issuer hereby initially appoints UMB Bank, National Association to serve as Note Registrar, and UMB Bank, National Association hereby accepts such appointment. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor Note Registrar. The Issuer may appoint one or more co-registrars, and the term “Note Registrar” includes any co-registrar. If the Issuer fails to appoint or maintain another entity as Registrar, the Indenture Trustee shall act as such. None of the Issuer nor any of the Issuer’s Subsidiaries may act as Note Registrar.
(b)All Notes shall be maintained in “registered form” under Treasury Regulation Section 5f.103-1(c), Treasury Regulation Section 1.163-5, Treasury Regulation Section 1.871-14(c) and any applicable temporary, final or other successor regulations. The name and address of each Holder of the Notes, each transfer thereof and the name and address of each transferee of one or more such Notes shall be recorded in such Note Register, together with the principal amount (and stated interest) of the Notes owing to the Holder of such Notes. Prior to due presentment for registration of transfer, the person in whose name any such Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Note Registrar shall not be affected by any notice or knowledge to the contrary. No transfer shall be effective unless recorded in the Note Register.
(c)If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee, the Back-Up Servicer and the Noteholders prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes; provided, that upon the reasonable request of any Noteholder, the Note Registrar and the Indenture Trustee shall provide a copy of such certificate to such Noteholder.
(d)[Reserved].
(e)Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution”

meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.
(f)No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange of Notes, but the Issuer or the Note Registrar may require payment by such Holder or Beneficial Owner of a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes. The Issuer or the Note Registrar shall be permitted to request such evidence reasonably satisfactory to it documenting the identity, authority and/or signatures of the transferor and transferee.
(g)The preceding provisions of this Section 2.04 notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of fifteen (15) days preceding the due date for any payment with respect to the Note.
(h)Any purported transfer of a Note not in accordance with this Section 2.04 shall be null and void and shall not be given effect for any purpose whatsoever.
(i)Notwithstanding anything herein to the contrary, neither the Indenture Trustee nor the Note Registrar shall be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the requirements or terms of the Securities Act, applicable state securities laws, ERISA, the Code or any other applicable law (including in each case any rules promulgated thereunder).
(j)Each Person who has or who acquires any ownership interest in a Note shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the provisions of Section 2.03 and this Section 2.04.
(k)The Issuer initially appoints the Indenture Trustee to act as DTC Custodian with respect to the Global Notes and appoints DTC to act as Clearing Agency with respect to the Global Notes.
(l)The Indenture Trustee, the Paying Agent and the Note Registrar shall have no responsibility or obligation to any Person with respect to the accuracy of the books or records, or the acts or omissions of the Clearing Agency or its nominee or of any Participant, with respect to any beneficial interest in the Notes or with respect to the delivery to any Person (other than the Clearing Agency) of any notice (including any notice of prepayment) or the payment of any amount, under or with respect to the Notes. All notices and communications to be given to the Holders and all payments to be made to the Holders hereunder shall be given or made only to or upon the order of the Holders (which shall be the Clearing Agency or its nominee in the case of a Global Note). The rights of Note owners in any Global Note shall be exercised only through the Clearing Agency subject to the customary procedures of the Clearing Agency. The Indenture

Trustee, the Paying Agent and the Note Registrar shall be fully protected in relying upon information furnished by the Clearing Agency.
(m)The Indenture Trustee, the Paying Agent and the Note Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any Note or any transfer of any interest in any Book-Entry Note, other than to require delivery of the certificates and other documentation or evidence as are expressly required by, and to do so if any when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance on their face to the express requirements of this Indenture. In connection with any transfer of any Note, the Indenture Trustee, the Paying Agent and the Note Registrar shall be under no duty to inquire into the validity, legality and due authorization of such transfer.
Section 2.05    Mutilated, Destroyed, Lost or Stolen Notes.
(a)If (i) any mutilated Note is surrendered to the Indenture Trustee or Note Registrar, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02, the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.
(b)Upon the issuance of any replacement Note under this Section 2.05, the Issuer shall pay to the Indenture Trustee and the Note Registrar any reasonable expenses in connection therewith, and the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee and the Note Registrar) connected therewith; provided, that Holders shall be responsible only for amounts in excess of $10,000 in the aggregate per Noteholder.

(c)Every replacement Note issued pursuant to this Section 2.05 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
(d)The provisions of this Section 2.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.06    Persons Deemed Owner.
(a)Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the Note Registrar, the Paying Agent and any agent of the Issuer, the Indenture Trustee, the Note Registrar or the Paying Agent may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.
(b)The Indenture Trustee shall recognize the Holders of Definitive Notes as Noteholders and the Note Registrar shall record the information with respect to such Holders of the Definitive Notes in the Note Register.
(c)The Indenture Trustee and the Issuer, and any agent of the Indenture Trustee or the Issuer may treat the Clearing Agency, or its nominee, as the sole and exclusive owner of the Global Notes registered in its name for the purposes of (i) payment of the principal or redemption price of and interest on the Global Notes; (ii) selecting the Global Notes or portions thereof to be redeemed; (iii) giving any notice permitted or required to be given to Beneficial Owners of Global Notes under this Indenture; (iv) registering the transfer of beneficial interests in the Global Notes; and (v) obtaining any consent or other action to be taken by Beneficial Owners of the Global Notes and for all other purposes whatsoever, and none of the Indenture Trustee, the Issuer or any agent of the Indenture Trustee or the Issuer shall be affected by any notice to the contrary (except as provided in Section 2.03(d)). None of the Indenture Trustee, the Issuer or any agent of the Indenture Trustee or the Issuer shall have any responsibility or obligation to any Participant, any Beneficial Owner of Global Notes or any other Person claiming a Beneficial Ownership interest in the Global Notes under or through a Clearing Agency or any Participant thereof, or any other Person which is not shown on the registration books as being a Noteholder, with respect to the accuracy of any records maintained by a Clearing Agency or any Participant thereof, the payment to a Clearing Agency of any amount in respect of the principal or redemption price of or interest on the Global Notes; any notice which is permitted or required to be given to Beneficial Owners of Global Notes under this Indenture; the selection by a Clearing Agency or any Participant thereof of any Person to receive payment in the event of a partial redemption of the Global Notes; or any consent given or other action taken by a Clearing Agency as a Noteholder of Global Notes. The Indenture Trustee, or the Paying Agent on its behalf, shall remit all principal and redemption price of and interest on the

Global Notes only to or upon the order of the Clearing Agency, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to the principal, purchase price or redemption price of and interest on the Global Notes to the extent of the sum or sums so paid. Except as provided in Section 2.03(d), no Person other than a Clearing Agency shall receive an authenticated Global Note evidencing the obligation of the Issuer to make payments of principal or redemption price and interest pursuant to this Indenture. Notwithstanding the foregoing, no provision of this Indenture shall (i) prevent the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency or (ii) impair, as between the Clearing Agency and Participants, the operation of customary practices governing the exercise of the rights of a Beneficial Owner of any Global Note.
Section 2.07    Notice to Clearing Agencies. With respect to a Holder of a Global Note, whenever a notice or other communication is required under this Indenture to be given to Noteholders, the Indenture Trustee shall give all such notice and/or communication specified herein to the Clearing Agency. Such notice or communication will be given in the manner prescribed by the Clearing Agency. Failure to give such notice or communication or any defect in it will not affect its sufficiency with respect to other Noteholders. If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
Section 2.08    Payment of Principal and Interest.
(a)The Notes shall accrue interest during the related Interest Accrual Period at the applicable Interest Rate for each Class of Notes on the Outstanding Principal Balance of such Notes. Additionally, if the Outstanding Principal Balance of any Class of Notes has not been paid in full on or before the Anticipated Repayment Date, additional interest will begin to accrue during each Interest Accrual Period thereafter on such Class of Notes at the related Step-Up Rate. Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
(b) Note Interest, Post-ARD Additional Interest and principal shall be payable on each Payment Date in accordance with the priorities set forth in the Priority of Payments, subject to Section 4.01. Any installment of interest or principal payable on a Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note is registered on the Record Date by wire transfer in immediately available funds to the account designated by such person, except for the final installment of principal payable with respect to such Note on a Payment Date or on the applicable Legal Final Maturity Date (and except for the Optional Redemption Price for any Note called for redemption pursuant to Section 10.1) which shall be payable as provided below.
(c)On each Payment Date, any Principal Distribution Amount will be payable to the Holders of each Class of Notes, in each case, to the extent of Available Funds for such Payment Date and in accordance with the Priority of Payments.

(d)Prior to the occurrence of an Event of Default and a declaration in accordance with Section 5.02 that the Notes have become immediately due and payable, the Outstanding Principal Balance of the Notes shall be payable in full on the Legal Final Maturity Date and, to the extent of funds available therefor, in installments on the Payment Dates (if any) preceding the Legal Final Maturity Date, in the amounts and in accordance with the Priority of Payments.
(e)Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which a Responsible Officer of the Indenture Trustee shall have received written notice that an Event of Default shall have occurred and be continuing, and either (i) the Indenture Trustee (at the written direction of the Majority Noteholders) or the Majority Noteholders have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 or (ii) such Event of Default arises as a result of an event set forth in Section 5.01(a)(vii) or (viii). In such case, principal shall be paid in accordance with the Priority of Payments. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed, emailed or delivered in any other manner compliant with DTC’s procedures, as applicable, prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.
(f)If the Issuer defaults in a payment of interest on any Note and insufficient funds are on deposit in the Liquidity Reserve Account to fund such interest, the Issuer shall pay defaulted interest (“Defaulted Interest”) to the Noteholders at the applicable Interest Rate, in any lawful manner. The Issuer may elect to pay such Defaulted Interest to the applicable Noteholders on a subsequent special record date, which date shall be at least five (5) Business Days prior to the next Payment Date. Such Defaulted Interest shall be due and payable on the immediately succeeding Payment Date.
Section 2.09    Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be issued in replacement of or authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.09, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee. The Indenture Trustee shall provide notice to each Rating Agency then rating the Notes of all cancelled Notes.

Section 2.10    Release of Collateral.
(a)In connection with any release of property from the lien of this Indenture including in connection with a repurchase under Section 4.05 of the Purchase Agreement or the terms of any Basic Document, the Issuer shall cause the Indenture Trustee to release such property in accordance with the immediately following sentence. The Indenture Trustee shall release property from the lien of this Indenture only in accordance with the terms of (i) Section 4.19, (ii) Section 4.30 and (iii) any other provision of this Indenture upon receipt of (A) an Issuer Request accompanied by an Officer’s Certificate of the Issuer stating that such release is permitted by the terms of this Indenture and that the conditions precedent to such release have been satisfied and (B) in the event the Issuer requests a release of all or substantially all of the Collateral not otherwise expressly permitted by this Indenture, a written consent to such release from each Holder of the Class A Notes and the Class B Notes.
(b)In connection with the release of any Commission Receivables or other Collateral described above, the Indenture Trustee shall, pursuant to an Issuer Order, execute instruments to release such Commission Receivables or Collateral from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are consistent with the provisions of this Indenture.
Section 2.11    Paying Agent to Hold Money for the Benefit of the Secured Parties. The Issuer will require each Paying Agent other than the Indenture Trustee to agree in writing that the Paying Agent (a) will hold for the benefit of Holders, the Indenture Trustee and the other Secured Parties all money held by the Paying Agent for the payment of principal and interest on the Notes and other Secured Obligations; (b) will comply with all requirements of the Code and other applicable Tax Law (including FATCA, if applicable) with respect to the withholding from any payments made by it on any Notes of any applicable withholding Taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and (c) will notify the Indenture Trustee of any default by the Issuer in making any such payment. While any such default continues, the Indenture Trustee may require a Paying Agent to pay all money held by it to the Indenture Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Indenture Trustee. Upon payment over to the Indenture Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) will have no further liability for the money. If the Indenture Trustee acts as Paying Agent, it will (i) segregate and hold in a separate account held by a bank for the benefit of the Holders all money held by it as Paying Agent and (ii) be subject to the provisions of clause (b) of this Section 2.11. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Indenture Trustee will serve as Paying Agent for the Notes.
Section 2.12    Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for all purposes, including U.S. federal and applicable state and local income tax purposes, (i) the Notes will be treated as indebtedness secured by the Collateral (excluding any Notes retained by the Issuer or an Affiliate of the Issuer), (ii) the Issuer will be treated as an entity disregarded from SelectQuote Insurance Services and (iii) the Grant of the Collateral by the Issuer under this Indenture will be treated as a pledge. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note, agree to treat such Notes for all purposes, including U.S. federal and applicable state and local income tax purposes, as indebtedness secured by the Collateral of the Issuer. The parties hereto agree that they shall not cause or permit the making of any election under Treasury Regulation Section 301.7701-3 whereby the Issuer or any portion thereof would be treated as a publicly traded partnership or an association taxable as a corporation for U.S. federal income tax purposes. The parties hereto, and each Noteholder, by its acceptance of a Note, further agree that they shall take no action inconsistent with the treatment described herein, except (i) as otherwise required by a final determination as defined in Section 1313 of the Code or (ii) in accordance with the results of any Permitted Tax Restructuring. The provisions of this Indenture shall be construed in furtherance of the foregoing intended tax treatment.
Section 2.13    CUSIPS. The Issuer shall obtain CUSIPs with respect to each class of Notes. The Indenture Trustee shall use such CUSIPs in notices of redemption as a convenience to Noteholders; provided, that any such notice may state that no representation is made as to the correctness of such CUSIPs either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Indenture Trustee and, to the extent any CUSIP with respect to the Notes is changed, each Noteholder, in writing of any change in such CUSIPs.
Section 2.14    Additional Collateral. In connection with an Equity Contribution Cure (other than in the form of cash), the Issuer may elect after the Closing Date to acquire additional Commission Receivables as an equity contribution from a Seller; provided, that the following conditions are satisfied:
(a)if such addition, individually or together or with any related additions of any other Additional Collateral, exceeds 5% of the Asset Value of the Collateral as of the Closing Date, delivery by the Issuer or the Servicer of an updated Independent Actuarial Report within forty-five (45) days of any addition of Additional Collateral or if below such threshold, delivery by the applicable Seller of a certificate confirming the value of such Additional Collateral;
(b)delivery of applicable lien releases and counterpart deeds of trust, precautionary deeds of trust, and UCC-1s or UCC-3s, as applicable, to perfect liens over such Additional Collateral;
(c)the Eligibility Criteria shall have been satisfied with respect to the Additional Collateral;
(d)delivery to the Indenture Trustee of an Officer’s Certificate certifying the conditions in this Section 2.14 (other than with respect to clause (b), which may be satisfied within the time period specified therein) have been satisfied.
Upon the consummation of any such contribution or transfer of any Additional Collateral to Issuer that satisfies the applicable conditions set forth in this Section 2.14, such Additional Collateral shall be “Collateral” and “Commission Receivables” for all purposes hereunder and under the other Basic Documents.

The Issuer shall provide notice and a description of any such Additional Collateral to each Rating Agency then rating the Notes upon the consummation of any such contribution or transfer of any Additional Collateral to Issuer that satisfies the applicable conditions set forth in this Section 2.14.
Article 3

REPRESENTATIONS AND WARRANTIES
The Issuer represents, warrants and covenants as of the Closing Date as follows:
Section 3.01    Organization and Good Standing. The Issuer is duly organized, validly existing, and in good standing under the Laws of the State of Delaware and every state in which it is qualified to do business, and the Issuer has full power and authority under its Organizational Documents to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.
Section 3.02    Authority; No Conflict.
(a)The execution, delivery, and performance of this Indenture and the Basic Documents and the performance of the Contemplated Transactions have been duly and validly authorized in accordance with the Organizational Documents of the Issuer. This Indenture has been duly executed and delivered by the Issuer and all instruments executed and delivered by the Issuer at or in connection with the applicable closing have been duly executed and delivered by the Issuer. This Indenture constitutes the legal, valid, and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law).
(b)Neither the execution and delivery of this Indenture or the instruments executed in connection herewith by the Issuer nor the consummation or performance of any of the Contemplated Transactions or Basic Documents by the Issuer shall, directly or indirectly (with or without notice or lapse of time or both):
(i)contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Issuer, as applicable, or (B) any resolution adopted by the board of managers or members, of the Issuer;
(ii)contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to notification of or to challenge any of the Contemplated Transactions or Basic Documents, to terminate, accelerate, or modify any terms of, or to exercise any remedy or obtain any relief under, any Contract or agreement or any Law or Order to which the Issuer, or any of the Collateral, may be subject;

(iii)contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that relates to the Collateral; or
(iv)result in the imposition or creation of any Encumbrance on the Collateral other than any Encumbrance or Lien arising in favor of the Indenture Trustee pursuant to the Basic Documents or give rise to any breach, right of termination, cancellation, or acceleration under any of the terms, covenants, conditions, or provisions of, or constitute a default under, any Contract, note, bond, mortgage, indenture, license, or other material agreement to which the Issuer or any of the Collateral is bound.
Section 3.03    Legal Proceedings; Orders. There is no pending Proceeding against the Issuer or against any of the Issuer’s Affiliates (a) that relates to or may affect any of the Collateral; or (b) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions or Basic Documents. To the Issuer’s Knowledge, (x) no Proceeding of the type referenced above has been Threatened, (y) there is no Order adversely affecting the use or ownership of the Collateral to which the Issuer, or any of the Collateral, is subject, and (z) there is no Order or Proceeding restraining, enjoining, or otherwise prohibiting or making illegal the consummation of the Contemplated Transactions or Basic Documents or which, if determined adversely to the Issuer, could result in a material diminution of the benefits contemplated by this Indenture or the Contemplated Transactions or Basic Documents or result in a Material Adverse Effect.
Section 3.04    Compliance with Laws and Governmental Authorizations.
(a)All necessary Governmental Authorizations with regard to the ownership of the Issuer’s interest in the Collateral have been obtained and no violations exist or have been recorded in respect of such Governmental Authorizations.
(b)Neither the Issuer nor any of its Affiliates has any Knowledge or has received any written notice of any violation of any Laws or of any Governmental Authorization in connection with the ownership of the Collateral that has not been corrected or settled, and there are no Proceedings pending or, to the Issuer’s Knowledge, threatened that might result in any material modification, revocation, termination or suspension of any Governmental Authorization or which would require any material corrective or remedial action by the Issuer or any of its Affiliates in connection with the Collateral.
Section 3.05    Liabilities. The Issuer does not have any liabilities other than Permitted Indebtedness.
Section 3.06    Employee Benefit Plans. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Issuer nor any trade or business (whether or not incorporated) that, together with the Issuer, would be treated as a single employer for purposes of Section 412 of the Code or Title IV of ERISA maintains or has ever maintained any Plan.

Section 3.07    Use of Proceeds; Margin Regulations. The Issuer will use the proceeds of the issuance of the Notes to (a) pay to the Sellers the cash portion of the purchase price for the Commission Receivables being transferred pursuant to the Purchase Agreements, (b) fund the Liquidity Reserve Account, (c) pay all transaction costs associated with the issuance of the Notes and (d) to fund a distribution of remaining amounts not used for purposes of the foregoing. The non-cash portion of the purchase price for the Commission Receivables will be paid to the Sellers through the issuance of equity interests in the Issuer, which equity interests will be equal to the difference between the fair market value of the Commission Receivables at the time of transfer and the amount of cash paid for the purchase thereof by the Issuer on the Closing Date. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).
Section 3.08    Existing Indebtedness; Future Liens.
(a)The Issuer has no, and has never had any, outstanding Indebtedness other than the Notes or other Permitted Indebtedness. There are no, and there have never been any, outstanding Liens on any property of the Issuer other than Permitted Liens.
(b)Other than to secure the Secured Obligations, the Issuer has not agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien (other than Permitted Liens) that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.
(c)Other than the Basic Documents, the Issuer is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Issuer, any agreement relating thereto or any other agreement (including its charter or any other Organizational Document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Issuer.
Section 3.09    Foreign Assets Control Regulations, Etc.
(a)Neither Issuer nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) to the Issuer’s Knowledge, is a target of sanctions that have been imposed by the United Nations or the European Union.
(b)Neither the Issuer nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Issuer’s Knowledge, is under investigation by any Governmental Body for possible violation of any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)No part of the proceeds from the sale of the Notes hereunder:
(i)constitutes or will constitute funds obtained on behalf of any Blocked Person in violation of U.S. Economic Sanctions Laws or will otherwise be used by the Issuer or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person in violation of U.S. Economic Sanctions Laws, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws, or (C) otherwise in violation of any U.S. Economic Sanctions Laws;
(ii)will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
(iii)will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
(d)The Issuer and each applicable Controlled Entity have established procedures and controls which they reasonably believe are adequate (and otherwise comply with applicable Law) to ensure that such parties are and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
Section 3.10    Status under Certain Statutes. None of the Issuer, Holdings nor the pool of Collateral are subject to regulation under the Investment Company Act for reasons other than exemption (3)(c)(1) or (3)(c)(7) or a company “controlled” by an “investment company” within the meaning of the Investment Company Act.
Section 3.11    Single Purpose Entity. The Issuer (i) has been formed and organized solely for the purpose of entering into the Basic Documents to which it is a party, and performing its obligations thereunder (including entering into certain agreements in connection therewith), (ii) has not engaged in any business unrelated to clause (i) of this Section 3.11, and (iii) does not have any other assets other than those related to its activities in accordance with clause (i) above.
Section 3.12    Solvency. The Issuer is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. The Issuer does not intend to incur, nor believes that it will incur, debts beyond its ability to pay such debts as they become due. The Issuer does not believe that it will be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Indenture, the Notes and the other Basic Documents to which it is a party. The Issuer does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Indenture, the Notes or the other Basic Documents to which it is a party.

Section 3.13    Security Interest. The Indenture and the Master Account Intercreditor Agreement creates in favor of the Indenture Trustee on behalf of the Secured Parties, as security for the Secured Obligations and for the performance of the provisions of this Indenture and the other Basic Documents, a security interest in all of the right, title, and interest, whether now owned or hereafter acquired, of the Issuer in, to, and under the Collateral. Upon the filing of the applicable UCC financing statements, and execution of the Basic Documents all action has been taken as is necessary to perfect such security interest, and such security interest is of first priority (subject to Permitted Liens).
Section 3.14    Credit Risk Retention; 15G.
(a)Issuer has, or has ensured that Parent has, provided a reasonable period of time prior to the sale of the Notes the disclosure (the “Risk Retention Disclosure”) required under 17 CFR §246.4(c)(1)(i) (the “Risk Retention Disclosure Requirement”) and has otherwise complied with the Credit Risk Retention Rules, in connection with the issuance of the Notes.
(b)Issuer has, or has ensured that Parent has, determined (i) Parent is the “sponsor” of the “securitization transaction” (each as defined in the Credit Risk Retention Rules) comprising the transactions contemplated by the Basic Documents, (ii) the Risk Retained Interest issued with respect to the transaction contemplated by the Basic Documents represent an “eligible horizontal residual interest” (as defined in the U.S. Risk Retention Rules) equal to at least 5% of the fair value of all the “ABS interests” (as defined in the Credit Risk Retention Rules) in the Issuer issued as part of the transactions contemplated by the Basic Documents, determined as of the Closing Date using a fair value measurement framework under GAAP and (iii) the transfer to, and retention by, Holdings, as a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of Parent of the Risk Retained Interest on the Closing Date satisfies the Credit Risk Retention Rules.
(c)To the extent required by law, Issuer shall comply with Rule 15Ga-2 under the Exchange Act.
Section 3.15    Taxes.
(a)The Issuer has timely filed, or caused to be timely filed, all Material Tax Returns which are required to be filed by it, and has paid all Material Taxes due and payable by Issuer on such Tax Returns, except, in each case, (i) Taxes that are being contested in good faith by appropriate proceedings and for which the Issuer has set aside, or caused to be set aside, on its books adequate reserves in accordance with GAAP or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)No election has been, or will be, made pursuant to Treasury Regulations Section 301.7701-3(a) to treat the Issuer as anything other than an entity disregarded from its owner for U.S. federal and applicable state and local income tax purposes, except pursuant to a Permitted Tax Restructuring.

Section 3.16    No Issuer Guaranties or Subsidiaries. The Issuer has not made any Guaranties and it does not have any Subsidiaries.
Article 4

COVENANTS
Section 4.01    Payment of Principal and Interest. The Issuer shall duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, subject to and in accordance with the Priority of Payments, the Paying Agent shall, on behalf of the Indenture Trustee, distribute all amounts on deposit in the Collection Account and allocated for distribution to the Noteholders on the applicable Payment Date pursuant to Article 8 hereof for the benefit of the Notes, to the Noteholders. Amounts properly deducted or withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.
Section 4.02    Maintenance of Office or Agency. The Issuer shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. Such office or agency shall initially be at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Indenture Trustee shall give prompt written notice to the Issuer, the Back-Up Servicer and each Rating Agency then rating the Notes of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands; provided, however, that the Indenture Trustee shall not be deemed an agent of the Issuer for service of process.
Section 4.03    Money for Payments to Be Held on behalf of the Noteholders. As provided in Section 8.01, all payments or amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account pursuant to the Priority of Payments shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent on its behalf, and no amounts so withdrawn from the Collection Account for payments of Notes shall be paid over to the Issuer except as provided in the Priority of Payments.
Section 4.04    Compliance with Law. The Issuer shall comply with all Laws and regulations to which it is subject (including ERISA, Tax and the USA PATRIOT Act) and shall obtain and maintain in effect all licenses, certificates, permits, franchises and other Governmental Authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure compliance in all material respects with such Laws, ordinances or governmental rules or regulations and other Governmental Authorizations.

Section 4.05    No Change in Fiscal Year. Without the consent of the Majority Noteholders, the Issuer shall not permit its fiscal year to end on a day other than June 30, change its method of determining fiscal quarters, make or permit any change in accounting policies or reporting practices except those made in accordance with GAAP, or change its federal employer identification number, except, in each case, for any such changes which are not materially adverse to the Holders.
Section 4.06    Certain Tax Matters.
(a)The Issuer will timely file, or cause to be timely filed, all Material Tax Returns required to be filed by it, and will pay all Material Taxes due and payable by the Issuer on such Tax Returns, except, in each case, (i) Taxes that are being contested in good faith by appropriate proceedings and for which the Issuer has set aside, or caused to be set aside, on its books adequate reserves in accordance with GAAP or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)For as long as Notes are outstanding, the Issuer shall not cause or permit the taking of any action, or the omission of any action, that would cause the Issuer to be treated as anything other than an entity disregarded as separate from its owner for U.S. federal tax income tax purposes, except pursuant to a Permitted Tax Restructuring.
Section 4.07    Existence. Subject to Section 4.15, the Issuer shall at all times preserve and keep (i) its limited liability company existence in full force and effect and (ii) all foreign qualifications of the Issuer where required to do business and all rights and franchises of the Issuer, unless, in the case of clause (ii), the termination of or failure to preserve and keep in full force and effect such right or franchise would not reasonably be expected to have a Material Adverse Effect.
Section 4.08    Books and Records. The Issuer shall maintain or cause to be maintained proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Body having legal or regulatory jurisdiction over the Issuer. The Issuer shall keep or cause to be kept books, records and accounts which, in reasonable detail, accurately reflect in all material respects all transactions and dispositions of assets. The Issuer or one of its respective Affiliates has devised a system of internal accounting controls sufficient to provide reasonable assurances that the Issuer’s books, records, and accounts in all material respects accurately reflect all transactions and dispositions of assets, and such a system shall be maintained.
Section 4.09    Performance of Material Agreements. From and after the Closing Date, the Issuer shall at all times (i) observe and perform all obligations, covenants and agreements to be performed by it under, and comply with all conditions under, each material agreement to which it is or becomes a party in accordance with the terms thereof and (ii) subject to the terms of this Indenture, to diligently exercise, enforce, defend and protect its rights under, and take any action required to collect any and all sums due to it under, each material agreement to which it is or becomes a party. The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents to which it is a party and each other instrument and agreement included as part of the Collateral. The Issuer shall not take any action or permit any action to be taken by others which would release any Person from any of such Person’s covenants or obligations under the Basic Documents or under any instrument or agreement included as part of the Collateral or that would result in the amendment, hypothecation, subordination, assignment, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except (i) as ordered by a bankruptcy or other court or (ii) as expressly provided in this Indenture, the other Basic Documents or such other instrument or agreement. The Issuer shall, and shall cause each of the Sellers and the Servicers to punctually perform and observe all of their respective obligations and agreements contained in this Indenture, the other Basic Documents and the instruments and agreements included in the Collateral, including but not limited to preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Basic Documents in accordance with and within the time periods provided for herein and therein, by enforcing the terms of the Purchase Agreements and the Servicing Agreement. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof other than in accordance with the amendment provisions set forth in such Basic Document.
Section 4.10    Maintenance of Lien. From and after the Closing Date and for so long as the Notes are outstanding, the Issuer shall, at its expense, timely take or cause to be taken all action required to maintain and preserve the perfection and first priority of the Lien on the Collateral granted under this Indenture (subject to Permitted Liens).
Section 4.11    Further Assurances. From time to time the Issuer shall perform or cause to be performed any other act as required by Law and shall execute or cause to be executed any and all further instruments that may be required by Law or reasonably necessary (or reasonably requested by the Indenture Trustee) in order to create, perfect and protect the Lien of the Indenture Trustee on or in the Collateral. The Issuer shall promptly do, execute, acknowledge and deliver, or cause to be promptly done, executed, acknowledged and delivered, all such further acts, deeds, conveyances, mortgages, assignments, transfers and assurances as the Indenture Trustee or any Noteholder may reasonably require for the creation, perfection and priority of the Liens being herein provided for (subject to Permitted Liens). Subject to Section 2.04(f), the Issuer shall pay or cause to be paid all filing, registration and recording Taxes and fees incident to such filing, registration and recording, and all expenses incidental to the preparation, execution and acknowledgment of this Indenture, and of any instrument of further assurance, and all federal or state stamp Taxes and other similar Taxes arising out of or in connection with the execution and delivery of this Indenture, the other Basic Documents and such instruments of further assurance. The Issuer hereby authorizes, but does not obligate, the Indenture Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Issuer. The Issuer acknowledges and agrees, on behalf of itself, that any such financing statement may describe the Collateral as “all assets”, “all personal property” or “all assets and all personal property of debtor, whether now owned or existing or hereafter acquired or arising, wherever located, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto” of the applicable Person or words of similar effect as may be required by the Indenture Trustee.

Section 4.12    Use of Proceeds. The Issuer shall apply the proceeds of the sale of the Notes solely as provided in Section 3.07.
Section 4.13    Separateness.
(a)The Issuer shall pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses and any compensation due to its Independent manager or director) from its assets as the same shall become due and payable, except for expenses paid on its behalf pursuant to arm’s length contractual arrangements providing for operating, maintenance or administrative services.
(b)The Issuer shall observe all limited liability company formalities, and shall maintain books, records, financial statements and bank accounts separate from those of its Affiliates and in such form as shall be adequate and sufficient to present the separate assets and liabilities of such Serviced Group Member from those of any other Person. The Issuer’s assets shall not be listed as assets on the financial statement of any other entity except as required by GAAP; provided, that if any the Issuer’s assets shall be listed on the financial statement of any other entity as required by GAAP, appropriate notation shall be made on any consolidated statements to indicate its separateness from any Affiliates and to indicate that its assets and credit are not available to satisfy the debt and other obligations of such Affiliate or any other Person except as otherwise contemplated by the Basic Documents.
(c)The Issuer shall hold all of its assets in its own name and shall not commingle its funds and other assets with those of any Affiliate, except in each case as expressly required by the Basic Documents, or for so long as the Issuer is treated as an entity disregarded as separate from its owner for U.S. federal income tax purposes.
(d)The Issuer shall not conduct the business of or act on behalf of any other Person (except as required by the Basic Documents).
(e)The Issuer (i) shall at all times have at least one (1) duly elected Independent manager and (ii) so long as the Notes remain outstanding, shall not remove or replace any Independent manager without cause and only after providing the Indenture Trustee and each Noteholder with no less than five (5) days’ prior written notice of (A) any proposed removal of such Independent manager, and (B) the identity of the proposed replacement, together with a certification that such replacement satisfies the requirements for an Independent manager in the Organizational Documents for the Issuer; provided that no Independent manager shall be removed or replaced until a successor Independent manager has been appointed and accepted such role.
(f)The Issuer shall not institute proceedings to be adjudicated bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against it, or file, or consent to, a petition seeking reorganization or relief under any applicable federal or state Law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or any substantial part of its property, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take limited liability company action in furtherance of any such action without the affirmative vote of at least one (1) duly elected Independent manager.
(g)The Issuer shall be, and at all times shall hold itself out to the public and all other Persons as, a legal entity separate and distinct from any other Person (including any Affiliate), correct any known misunderstanding regarding its status as a separate entity, conduct business solely in its own name, and not identify itself as a division of any of its Affiliates or any of its Affiliates as a division of the Issuer (except with respect to income Taxes for so long as the Issuer is treated as an entity disregarded from its owner for U.S. federal income tax purposes). The Issuer shall conduct and operate its business in its own name.
(h)The Issuer shall not permit its name to be used by any Affiliate in the conduct of such Affiliate’s business and shall not use the name of any Affiliate in the conduct of the Issuer’s business.
(i)The Issuer shall maintain its assets, including the Collateral, and account for its liabilities in such a manner that it would not be costly or difficult to identify, segregate or ascertain its assets or liabilities from those of any other Person.
(j)The Issuer shall, except as otherwise required or provided for in the Basic Documents, maintain an arm’s length relationship with its Affiliates, and not enter into any transaction with any Affiliate unless such transaction is (i) on such terms and conditions (including terms relating to amounts paid thereunder) as would be generally available if such business transaction were with an entity that was not an Affiliate in comparable transactions, and (ii) pursuant to enforceable agreements.
(k)The Issuer shall not hold out its credit or assets as being available to satisfy the obligations of others nor guarantee the obligation of any Person.
(l)The Issuer shall maintain, adequate capital in light of its contemplated business purpose, transactions, and liabilities (provided, that no member of the Issuer nor any other Person shall have any obligation to make any contribution of capital to such the Issuer).
(m)The Issuer shall not grant a security interest in any of its assets to secure the obligations of any other Person, in each case, except any security interest granted by the Issuer to secure the Secured Obligations as required pursuant to the Basic Documents.
(n)The Issuer shall not, directly or indirectly, engage in any business or activity other than the actions that are both (i) required or permitted to be performed under its respective Organizational Documents and (ii) permitted by the terms of the Basic Documents.
(o)The Issuer shall not incur any indebtedness, liability, obligation, or expense, or own any assets, other than in each case those that are both (i) necessary to achieve the purposes set forth in its limited liability company agreement or bylaws, as applicable, and (ii) permitted by the Basic Documents;

(p)The Issuer shall not make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, other than as permitted by the Basic Documents.
(q)The Issuer shall maintain complete records of all transactions (including, without limitation, all transactions with any Affiliate).
(r)The Issuer shall comply in all material respects with all requirements of applicable Law regarding its operations and shall comply in all material respects with the provisions of this Indenture and its Organizational Documents (including, without limitation, all separateness provisions herein and therein).
(s)The Issuer shall not form, acquire, or hold any Subsidiary.
(t)The Issuer shall use separate stationery, invoices and checks bearing the Issuer’s name.
(u)The Issuer shall comply with each of the assumptions made with respect to it in any non-consolidation opinion, and the certifications contained in any certificate referred to therein, delivered by counsel in connection with the transactions contemplated by the Basic Documents.
Section 4.14    Transactions with Affiliates. The Issuer shall not enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except pursuant to the reasonable requirements of the Issuer’s business and as would be in compliance with Section 4.13(j).
Section 4.15    Merger, Consolidation, Etc. The Issuer shall not consolidate with or merge with any other Person, divide into two or more other legal entities, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person without the written consent of the Majority Noteholders. Notwithstanding anything to the contrary, the Issuer may complete any Permitted Tax Restructuring.
Section 4.16    Lines of Business. The Issuer shall not, at any time, engage in any business other than those related to the ownership and collection of the Commission Receivables and the transactions contemplated by this Indenture and the other Basic Documents to which it is a party and other activities reasonably incidental thereto; provided, however, that the Issuer shall not engage in any business or activity or enter into any contractual arrangement which would (i) subject the Holders to regulation or oversight by any Governmental Body (other than, following foreclosure, regulations applicable to assets held as a result of such foreclosure) or cause the Holders to breach any Law or regulation or guideline of any Governmental Body or require Holders to obtain a consent, waiver or clarification by any Governmental Body, or (ii) cause any of the representations and warranties of the Issuer contained in any of the Basic Documents to be inaccurate in any material respect as of the date made or deemed made.

Section 4.17    Economic Sanctions, Etc. Neither the Issuer nor any Controlled Entity shall (a) become (including by virtue of being owned or Controlled by a Blocked Person), own or Control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any Noteholder or any affiliate of such Holder to be in violation of any applicable U.S. Economic Sanctions Laws, Anti-Corruption Laws or Anti-Money Laundering Laws, or (ii) is prohibited by any U.S. Economic Sanctions Laws.
Section 4.18    Liens. The Issuer shall not, directly or indirectly, create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any of its property or assets (including the Collateral), whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except for Permitted Liens.
Section 4.19    Sale of Assets, Etc. The Issuer shall not sell, transfer, convey, assign, exchange or otherwise dispose of any of its properties or assets in any single transaction or series of related transactions of any individual asset, or group of related assets, except (a) as required by applicable law, (b) for sales or disposal of cash and Permitted Investments in the ordinary course of its business as specified in Section 4.16 (which shall include, for the avoidance of doubt, the management of cash and Permitted Investments in accordance with Article 8 and transactions permitted by Section 4.22 or Section 4.23), (c) pursuant to a conveyance under Section 4.05 of the applicable Purchase Agreement or as permitted under the Servicing Agreement so long as concurrently with the release of the lien of this Indenture in accordance with Section 4.30, the Issuer shall have deposited an amount equal to the Applicable Repurchase Price (as defined in the applicable Purchase Agreement) into the Collection Account (d) Permitted Dispositions or (e) pursuant to a Permitted Tax Restructuring.
In connection with any sale, transfer, conveyance, assignment, exchange or disposition permitted under this Indenture, the Lien created hereunder in respect of such Collateral shall be automatically released. The Indenture Trustee shall, at the written request and sole expense of the Issuer, authorize, execute and deliver such documentation as reasonably requested and provided to it by the Issuer to effect or evidence such release, provided, that the Indenture Trustee shall have received an Officer’s Certificate to the effect that such release is permitted by this Indenture and the other Basic Documents.
Section 4.20    Permitted Indebtedness. The Issuer shall not create, guarantee, assume or suffer to exist, or in any manner be or become liable in respect of, any Indebtedness of any kind or character, other than the following (such Indebtedness being referred to as “Permitted Indebtedness”):
(a)Indebtedness owing under this Indenture, the Notes or any other Basic Document; and
(b)Obligations to a Carrier in connection with the applicable Commissions Receivables solely with respect to (i) Commissions which were erroneously paid to the Issuer and (ii) Commissions advanced by a Carrier to the Issuer which are later required to be repaid for any reason.
Section 4.21    Amendment to Organizational Documents. Except to the extent required pursuant to a Permitted Tax Restructuring, the Issuer shall not amend, modify or otherwise change (i) any special purpose entity or separateness provisions in its Organizational Documents, (ii) any other provision of its Organizational Documents, except to the extent such amendment, modification or change would not reasonably be expected to be materially adverse to the Secured Parties or result in a Material Adverse Effect or (iii) its jurisdiction of organization, its location of principal place of business or its name, in each case, without the prior written consent of the Majority Noteholders (in each case, such consent not to be unreasonably withheld, conditioned or delayed) and provided that all actions have been taken to maintain the perfection of the security interest in favor of the Indenture Trustee.
Section 4.22    No Loans or Guaranties. The Issuer shall not, directly or indirectly, make any loan, advance or Guaranty to any Person, other than Permitted Investments.
Section 4.23    Permitted Investments; Subsidiaries. The Issuer shall not make any Investments other than (a) Investments in Permitted Investments and (b) obligations of account debtors to the Issuer arising in the ordinary course of business. Without limiting the generality of the foregoing, after the Closing Date, the Issuer shall not create any Subsidiaries or enter into any partnership or joint venture.
Section 4.24    Employees; ERISA. Except as would not be reasonably be expected to have a Material Adverse Effect, the Issuer shall not employ any employees or maintain any Plan or incur or suffer to exist any obligation to make any contribution to a Multiemployer Plan.
Section 4.25    Replacement of Servicer or Indenture Trustee.
(a)In the event that the Servicer shall be terminated or shall resign in accordance with the terms of the Servicing Agreement, the Majority Noteholders shall appoint a replacement servicer, reasonably acceptable to the Issuer, in accordance with the terms of the Servicing Agreement, and the Issuer shall notify each Rating Agency then rating the Notes of such appointment; provided, that HP One shall be deemed reasonably acceptable to the Majority Noteholders; provided, further, that if a Material Event has occurred and is continuing, the Majority Noteholders shall appoint the replacement Servicer.
(b)In the event that the Indenture Trustee is terminated, resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason, the Issuer shall, in accordance with Section 6.08, promptly appoint a successor indenture trustee, reasonably acceptable to the Majority Noteholders, and shall notify the Back-Up Servicer and each Rating Agency then rating the Notes of such appointment; provided, that if a Material Event has occurred and is continuing, the Majority Noteholders shall appoint the successor indenture trustee.
Section 4.26    Characterization. The Issuer shall characterize (i) the transfer of the Commission Receivables by the Sellers to the Issuer pursuant to the applicable Purchase Agreement for all purposes as an absolute transfer of legal and beneficial ownership, including on all relevant books, records, financial statements and other applicable documents, other than for U.S. federal and applicable state and local income Tax and accounting purposes and (ii) the Grant of the Collateral by the Issuer under this Indenture as a pledge for financial accounting purposes.
Section 4.27    Servicer Failure. If any Material Event shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement, the Issuer shall take all reasonable steps available to it to remedy such failure.
Section 4.28    Amendments to Basic Documents. Without derogating from the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that it shall not, except to the extent required pursuant to a Permitted Tax Restructuring (a) terminate, amend, waive, supplement or otherwise modify any of, or consent to the assignment by any party of, the Basic Documents to which it is a party (other than this Indenture) and (b) to the extent that the Issuer has the right to consent to any termination, waiver, amendment, supplement or other modification of, or any assignment by any party of, any Basic Document to which it is not a party, give such consent, in each case, unless, (i) prior written notice of such termination, amendment, waiver, supplement or other modification or such assignment, as applicable, has been provided to each Rating Agency then rating the Notes, (ii) as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, that (A) such termination, amendment, waiver, supplement or other modification or such assignment, as applicable, is authorized and permitted under the terms of the applicable other Basic Document and (B) all conditions precedent to the execution of such termination, amendment, waiver, supplement or other modification or such assignment, as applicable, have been satisfied, (iii) as evidenced by an Officer’s Certificate delivered to the Indenture Trustee in connection with such termination, amendment, waiver, supplement or other modification or assignment, as applicable, such termination, amendment, waiver, supplement or other modification or such assignment, as applicable, will not adversely affect in any material respect the interests of the Issuer or any Noteholder, (iv) the Majority Noteholders shall have received prior written notice of such termination, waiver, amendment, supplement or other modification and (v) the other requirements with respect to such termination, amendment, waiver, supplement or other modification, or such assignment, as applicable, contained in the Basic Documents (including this Section 4.28) are satisfied. Notwithstanding the foregoing, the Issuer may amend, modify, waive, supplement or agree to any amendment, modification, supplement or waiver of the terms of this Indenture in accordance with Article 9 hereof, but subject to any other conditions set forth in Article 9 hereof applicable thereto. Notwithstanding the foregoing, solely in connection with the acquisition and/or receipt, as applicable, by the Issuer of Additional Collateral in accordance with Section 2.14 or 8.12 hereof, the parties to each Purchase Agreement shall have the right to amend such Purchase Agreement solely to the limited extent necessary to provide for the acquisition and/or receipt of such Additional Collateral by Issuer thereunder in a manner that complies with Section 2.14 or 8.12 hereof, respectively.
Section 4.29    Instructions Regarding Master Distribution Account. The Issuer shall not give any instruction to the bank maintaining the Master Distribution Account to debit Collections from the Master Distribution Account except as expressly set forth in Section 8.01 hereof.

Section 4.30    Collateral Dispositions.
(a)Except to the extent required pursuant to a Permitted Tax Restructuring, the Issuer shall not elect, after the Closing Date, to sell, assign, transfer or otherwise dispose (such sale, assignment, transfer or other disposition, a “Disposition”) of Collateral (such Collateral the “Disposed Collateral”) at any time unless such Disposition is in accordance with Section 4.05 of the applicable Purchase Agreement or the following conditions (the “Release Criteria”) are satisfied (any such Disposition, a “Permitted Disposition”), as certified by the Servicer:
(i)the consideration paid for the Disposed Collateral is at least equal to the Asset Value (as reflected in the then most recent Independent Actuarial Report) of such Disposed Collateral at the time such sale is agreed (as reasonably determined by the Issuer in good faith);
(ii)the consideration for the Disposed Collateral shall be for cash or cash equivalents;
(iii)the selection procedures used in selecting such Disposed Collateral would not reasonably be expected by the Issuer to be adverse or discriminatory to the Noteholders;
(iv)the aggregate Asset Value of Disposed Collateral (as reflected in the then most recent Independent Actuarial Report) sold or otherwise assigned, transferred or disposed of shall not exceed $15,000,000.00;
(v)the Rating Agency Condition shall have been satisfied;
(vi)immediately prior to and immediately after giving effect to such Disposition, and the application of the proceeds therefrom to the repayment of the Notes, no Material Event shall have occurred and be continuing;
(vii)the proceeds of the Disposition of any Disposed Collateral have been deposited in the Collection Account for application in accordance with the Priority of Payments; and
(viii)delivery to the Indenture Trustee of an Officer’s Certificate certifying the above-conditions (other than with respect to clause (viii), which may be satisfied substantially contemporaneously with the delivery of such certificate) have been satisfied.
(b)For the avoidance of doubt, any required prepayment of the Notes in connection with a Permitted Disposition will constitute “other payments of principal” payable pursuant to Section 8.06(i)(H) or Section 8.06(i)(K), as applicable, hereof.
(c)The Issuer shall notify each Rating Agency then rating the Notes of any Permitted Disposition.

Section 4.31    Credit Risk Retention. The Issuer shall comply, and shall ensure that Parent and Holdings comply, in all respects with the requirements of the Credit Risk Retention Rules.
Article 5

EVENTS OF DEFAULT; REMEDIES
Section 5.01    Events of Default.
(a)“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and, subject to Sections 5.01(a)(vii) and (a)(viii) whether it shall be voluntary or involuntary or be effected by operation of Law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(i)failure of the Issuer to pay all amounts due and owing on any Notes (other than Class A Post-ARD Additional Interest or Class B Post-ARD Additional Interest, as applicable) and reduce the Outstanding Principal Balance to zero as of the applicable Legal Final Maturity Date;
(ii)the failure of the Issuer on any Payment Date to pay any Note Interest (other than Class A Post-ARD Additional Interest or Class B Post-ARD Additional Interest, as applicable) on the Notes of the most senior Class then Outstanding when the same becomes due and payable, and such failure shall continue for a period of two (2) Business Days;
(iii)the failure by the Issuer to comply with Section 7.01(d)(i) or 7.01(d)(ii) and such failure continues for five (5) Business Days;
(iv) unless otherwise included in a separate Event of Default, (x) a material default in the observance or performance of any covenant or agreement of the Issuer made in Section 4.09 in this Indenture, (y) any other default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture or any other Basic Document (in each case, other than a covenant or agreement default which is specifically dealt with elsewhere in this Section 5.01(a)), or (z) a breach of any representation or warranty of the Issuer in this Indenture or any other Basic Document and such representation or warranty proves to have been incorrect in any material respect as of the time when the same shall have been made, and, in each case, such default shall continue or not be cured or remedied, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured or remedied, for a period of thirty (30) days after the earlier to occur of (i) Knowledge of the Issuer of such default or incorrect representation or warranty or (ii) receipt by the Issuer from the Indenture Trustee or receipt by the Issuer and a Responsible Officer of the Indenture Trustee from a Noteholder of a written notice of such default or incorrect representation or warranty;

(v)any default in the observance or performance of any covenant or agreement of the Issuer made in Section 4.07, 4.12, 4.15, 4.19, 4.20, 4.21, 4.23, 4.29 or 4.30 of this Indenture;
(vi)any default in the observance or performance of any covenant or agreement of the Issuer made in Section 4.13 or 4.18 of this Indenture and such default shall continue or not be cured or remedied for a period of two (2) Business Days after the earlier to occur of (i) Knowledge of the Issuer of such default or incorrect representation or warranty or (ii) receipt by the Issuer from the Indenture Trustee or receipt by the Issuer and a Responsible Officer of the Indenture Trustee from a Noteholder of a written notice of such default or incorrect representation or warranty;
(vii)the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of AgentCo, AgentCo II, PayCo, Holdings, the Issuer or the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of AgentCo, AgentCo II, PayCo, Holdings or the Issuer or the Collateral, or ordering the winding-up or liquidation of AgentCo, AgentCo II, PayCo, Holdings or the Issuer (as applicable), and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;
(viii)the commencement by AgentCo, AgentCo II, PayCo, Holdings or the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by AgentCo, AgentCo II, PayCo, Holdings or the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by AgentCo, AgentCo II, PayCo, Holdings or the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of AgentCo, AgentCo II, PayCo, Holdings or the Issuer, or the making by AgentCo, AgentCo II, PayCo, Holdings or the Issuer of any general assignment for the benefit of creditors, the failure by Holdings or the Issuer generally to pay its debts as such debts become due, AgentCo, AgentCo II, PayCo, Holdings or the Issuer admits in writing its inability to pay its debts as such debts become due, or the taking of any action by AgentCo, AgentCo II, PayCo, Holdings or the Issuer in furtherance of any of the foregoing;
(ix)the failure of the Indenture Trustee, for the benefit of the Secured Parties, to have a valid first-priority perfected security interest (subject to Permitted Liens) in any portion of the Collateral;
(x)the Issuer being treated as a publicly traded partnership or an association taxable as a corporation for U.S. federal income tax purposes, except pursuant to a Permitted Tax Restructuring;

(xi)the filing of a non-appealable judgment, decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or Holdings in excess of $250,000 not discharged, satisfied or stayed within sixty (60) days;
(xii)the Servicer being terminated or removed or resigning, and not otherwise replaced, appointed or engaged (except as the result of an act or omission of the Noteholders) within sixty (60) days of any such resignation, removal or termination with a replacement satisfactory to the Indenture Trustee with the written consent of the Majority Noteholders (such consent not to be unreasonably withheld or conditioned);
(xiii)an ERISA or Tax lien (except for Permitted Liens) securing the payment of money shall be rendered against the Issuer or Holdings in excess of $2,000,000 and that is not discharged within thirty (30) days of such amount becoming delinquent;
(xiv)any of the Issuer, Holdings or the Collateral being required to be registered as an “investment company” under the Investment Company Act;
(xv)the Issuer shall assert in writing (which may be provided via electronic mail) that this Indenture or any other Basic Document is no longer in full force and or effect;
(xvi)unless otherwise included in a separate Event of Default, the failure of the Issuer to pay any Indebtedness when due and payable, and not subject to waiver or deferral, in an aggregate amount of $250,000 or more;
(xvii)any Initial Servicer ceases to be a direct or indirect Subsidiary of Parent.
(b)The Issuer shall deliver to (1) a Responsible Officer of the Indenture Trustee, (2) each Rating Agency then rating the Notes, (3) each Noteholder and (4) the Back-Up Servicer, within five (5) days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time could become an Event of Default under clause (a)(iv) above, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer shall deliver to each Rating Agency then rating the Notes, within five (5) days after the occurrence thereof, e-mail notice of the occurrence of any event constituting an Event of Default under this Section 5.01.
Section 5.02    Acceleration of Maturity; Rescission and Annulment. If an Event of Default of which a Responsible Officer of the Indenture Trustee has received written notice should occur and be continuing, then and in every such case the Indenture Trustee at the written direction of the Majority Noteholders or the Majority Noteholders may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to a Responsible Officer of the Indenture Trustee if given by Noteholders) (a copy of which shall be provided by the Issuer to the Back-Up Servicer and each Rating Agency then rating the Notes), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable; provided, that upon the occurrence of an Event of Default specified in Section 5.01(a)(vii) or

(viii) all the Notes shall be automatically deemed to be immediately due and payable and upon such event the unpaid principal of such Notes, together with accrued and unpaid interest thereon through the date of such Event of Default specified in Section 5.01(a)(vii) or (viii) shall become immediately due and payable, in each case, without notice, declaration or demand by the Indenture Trustee or the Noteholders.
At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as provided hereinafter in this Article 5, the Majority Noteholders, by written notice to the Issuer and a Responsible Officer of the Indenture Trustee (with a copy to the Back-Up Servicer and each Rating Agency then rating the Notes), may rescind and annul such declaration and its consequences if:
(i)the Issuer has paid or deposited with the Indenture Trustee (or the Paying Agent on its behalf) a sum sufficient to pay:
(A)all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and
(B)all sums paid or advanced by the Indenture Trustee, the Paying Agent, the Securities Intermediary and the Note Registrar hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, the Paying Agent, the Securities Intermediary and the Note Registrar and their respective agents, experts and counsel; and
(ii)all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.
No such rescission shall affect any subsequent default or impair any right or any exercise of remedies consequent thereto nor shall such rescission in and of itself serve as a waiver of any of the Events of Default.
Section 5.03    Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.
(a)The Issuer covenants that if (i) an Event of Default specified in Section 5.01(a)(i) has occurred and is continuing or (ii) an Event of Default specified in Section 5.01(a)(ii) has occurred and is continuing, the Issuer shall, upon demand of the Indenture Trustee, remit to the Indenture Trustee (or the Paying Agent on its behalf), for the benefit of the Secured Parties, (1) the whole amount then due and payable on such Notes for principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the rate borne by the Notes, and (2) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, the Paying Agent, the Noteholders, the Securities Intermediary and the Note Registrar and their respective agents, experts and counsel, and all other amounts due and owing to the Indenture Trustee, the Paying Agent, the Securities Intermediary and the Note Registrar pursuant to Section 6.07.
(b)In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by Law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.
(c)If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.04, proceed to protect and enforce its rights and the rights of the Secured Parties, by such appropriate Proceedings as the Indenture Trustee may deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by Law.
(d)In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.03, shall be entitled and empowered, by intervention in such Proceedings or otherwise:
(i)to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee, the Paying Agent, the Securities Intermediary and the Note Registrar and each predecessor Indenture Trustee, Paying Agent, Securities Intermediary and Note Registrar, and their respective agents, attorneys, experts and counsel, and for reimbursement of all expenses, indemnities and liabilities incurred, and all advances made, by the Indenture Trustee, the Paying Agent, the Securities Intermediary and the Note Registrar and each predecessor Indenture Trustee, Paying Agent, Securities Intermediary and Note Registrar except as a result of gross negligence or willful misconduct of the Indenture Trustee, the Paying Agent, the Securities Intermediary and the Note Registrar) and of the Noteholders allowed in such Proceedings;

(ii)unless prohibited by applicable Law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;
(iii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and the Indenture Trustee on their behalf; and
(iv)to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Holders of Notes allowed in any Proceedings relative to the Issuer, its creditors and its property;
and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make remittances to the Indenture Trustee (or the Paying Agent on its behalf) and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to remit to the Indenture Trustee (or the Paying Agent on its behalf) such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, the Paying Agent, the Securities Intermediary and the Note Registrar each predecessor Indenture Trustee, Paying Agent, Securities Intermediary and Note Registrar and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee, the Paying Agent, the Securities Intermediary and the Note Registrar and each predecessor Indenture Trustee, Paying Agent, Securities Intermediary and Note Registrar except as a result of gross negligence or willful misconduct of such party.
(e)Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.
(f)All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements, indemnities and compensation of the Indenture Trustee, the Paying Agent, the Securities Intermediary and the Note Registrar, each predecessor Indenture Trustee, Paying Agent, Securities Intermediary and Note Registrar, and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.
(g)In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Secured Parties, and it shall not be necessary to make any Noteholder a party to any such Proceedings (for the avoidance of doubt, the Noteholders may initiate certain proceedings consistent with their rights pursuant to Section 5.07).
Section 5.04    Remedies; Priorities.
(a)If an Event of Default shall have occurred and is continuing, the Indenture Trustee may, or at the written direction of the Majority Noteholders (subject to the terms hereof) shall, do one or more of the following (subject to Section 5.05):
(i)declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon and all other amounts payable under this Indenture and the other Basic Documents to become immediately due and payable in accordance with Section 5.02;
(ii)institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Notes monies adjudged due;
(iii)institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;
(iv)exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Secured Parties including for the avoidance of doubt, the exercise of any remedies available under the Basic Documents; and
(v)sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by Law (provided, that the Indenture Trustee will provide prior e-mail notice of such sale to the Rating Agencies then rating the Notes); provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Collateral following an Event of Default, unless (A) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (B) the Indenture Trustee determines that the Collateral will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared immediately due and payable, and the Indenture Trustee obtains the written consent of the Noteholders holding one-hundred percent (100%) of the Outstanding Principal Balance of the Notes. The Indenture Trustee shall give written notice of the retention of the Collateral to each Rating Agency then rating the Notes.
(b)If the Indenture Trustee collects any money or property pursuant to this Article 5, it shall within two (2) Business Days deposit such money or property to the Collection Account as Collections to be applied pursuant to Article 8 hereof.

The Indenture Trustee may fix a record date and payment date for any payment to Noteholders and to the other Secured Parties pursuant to this Section 5.04. At least fifteen (15) days before such record date, the Issuer shall mail by overnight mail to each Secured Party a notice that states the record date, the payment date and the amount to be paid.
The Indenture Trustee shall incur no liability as a result of any sale (whether public or private) of the Collateral or any part thereof pursuant to this Section 5.04 that is conducted in a commercially reasonably manner. Each of the Issuer and each of the Secured Parties hereby waives any claim against the Indenture Trustee arising by reason of the fact that the price at which the Collateral may have been sold at such sale (whether public or private) was less than the price that might have been obtained otherwise, even if the Indenture Trustee accepts the first offer received and does not offer the Collateral to more than one offeree, so long as such sale is conducted in a commercially reasonable manner. Each of the Issuer and each of the Secured Parties hereby agrees that in respect of any sale of the Collateral pursuant to the terms hereof, the Indenture Trustee is authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Law, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and the Issuer and the Noteholders further agree that such compliance shall not, in and of its self, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Indenture Trustee be liable or accountable to the Issuer or any Noteholders for any discount allowed by reason of the fact that the Collateral or any part thereof is sold in compliance with any such limitation or restriction.
Section 5.05    Optional Preservation of the Assets. If the Notes have been declared to be immediately due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Collateral. In the event that the Indenture Trustee elects to maintain possession of the Collateral, the Indenture Trustee shall provide written notice of such election to the Rating Agencies then rating the Notes. It is the desire of the parties hereto and the Secured Parties that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain (at the expense of the Issuer) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.
Section 5.06    Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(i)such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)the Majority Noteholders have consented to or made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;
(iii)such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to the Indenture Trustee against the costs, expenses and liabilities to be incurred in complying with such request;
(iv)the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and
(v)no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Majority Noteholders.
It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Secured Party or to obtain or to seek to obtain priority or preference over any other Secured Party, or to enforce any right under this Indenture, except in the manner herein provided.
Section 5.07    Unconditional Rights of Noteholders to Receive Principal, Interest and Payments of Other Obligations. Notwithstanding any other provisions in this Indenture, (a) the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and (b) each Noteholder shall have the right to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.
Section 5.08    Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such parties shall continue as though no such Proceeding had been instituted.
Section 5.09    Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at Law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10    Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article 5 or by Law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.
Section 5.11    Control by Noteholders. The Majority Noteholders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided, that:
(i)such direction shall not be in conflict with any rule of Law or with this Indenture;
(ii)such rights shall be subject to the express terms of Section 5.04(a)(v) and Section 5.17;
(iii)if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Collateral pursuant to such Section, then any written direction to the Indenture Trustee by Holders of Notes representing less than one-hundred percent (100%) of the Outstanding Principal Balance of the Notes to sell or liquidate the Collateral shall be of no force and effect;
(iv)the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction; and
(v)the Majority Noteholders have offered to the Indenture Trustee indemnity satisfactory to the Indenture Trustee against the costs, expenses and liabilities to be incurred in complying with such direction.
Notwithstanding the rights of Noteholders set forth in this Section 5.11, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might adversely affect the rights of any Noteholders not consenting to such action.
Section 5.12    Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Majority Noteholders may waive any past Default or Event of Default and its consequences except a Default or Event of Default (a) in payment of principal of or interest on any of the Notes, (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note, or (c) occurring as a result of an event specified in Section 5.01(a)(vii) or (viii). In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Upon any such waiver, such Default or Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. The Indenture Trustee shall promptly give written notice of any such waiver to each Rating Agency then rating the Notes.
Section 5.13    Undertaking for Costs. All parties to this Indenture agree, and each Holder of a Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and reasonable expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by the Majority Noteholders or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).
Section 5.14    Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension Law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such Law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but shall suffer and permit the execution of every such power as though no such Law had been enacted.
Section 5.15    Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).
Section 5.16    Performance and Enforcement of Certain Obligations.
(a)At the Servicer’s expense, the Issuer shall take all such lawful action as the Indenture Trustee, at the written direction of the Majority Noteholders, shall request to compel or secure the performance and observance by the Servicer of its obligations to the Issuer under or in connection with the Servicing Agreement or by the Sellers of their obligations under or in connection with the applicable Purchase Agreement, and/or to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Servicing Agreement and the Purchase Agreements to the extent and in the manner directed by the Indenture Trustee, at the written direction of the Majority Noteholders, including the transmission of notices of default under the Servicing Agreement on the part of the Servicer thereunder, claims for indemnification by the Issuer against the Sellers under the Purchase Agreements and the institution of legal or administrative actions or proceedings to compel or secure performance by the Servicer of its obligations under the Servicing Agreement and by the Sellers of their obligations under the Purchase Agreements.
(b)If an Event of Default of which a Responsible Officer of the Indenture Trustee has received written notice has occurred and is continuing, the Indenture Trustee may, or at the written direction of the Majority Noteholders shall, exercise all rights, remedies, powers, privileges and/or claims of the Issuer against the Servicer under or in connection with the Servicing Agreement, or against the Sellers under or in connection with the Purchase Agreements, including the right or power to take any action to compel or secure performance or observance by the Servicer, of its obligations to the Issuer under the Servicing Agreement or by the Sellers, of their obligations to the Issuer under the Purchase Agreements, and to give any consent, request, notice, direction, approval, extension or waiver under the Servicing Agreement or the Purchase Agreements or the other Basic Documents, as the case may be, and any right of the Issuer to take such action shall be suspended.
Section 5.17    Purchase Rights of Class B Noteholders. During the continuance of an Event of Default of which a Responsible Officer of the Indenture Trustee has received written notice, one or more of the Class B Noteholders or Affiliates of the Class B Noteholders (each, a “Class B Purchaser”) may elect to purchase all, but not less than all, of the Class A Notes, for a purchase price equal to the Outstanding Principal Balance of the Class A Notes, all accrued and unpaid interest thereon and all other amounts due to the Class A Noteholders pursuant to this Agreement. Such right shall be exercised by giving the Indenture Trustee written notice of the intent to purchase the Class A Notes in the form of Exhibit E hereto (a “Class B Purchase Option Notice”) reflecting the date on which such purchase is to be consummated (the “Class B Purchase Date”), which shall be not less than ten (10) Business Days nor more than twenty (20) Business Days after the date of the Class B Purchase Option Notice. If a Class B Purchase Option Notice is delivered, the Majority Noteholders shall be stayed from exercising any remedies pursuant to Section 5.04 and from waiving any Defaults or Events of Default pursuant to Section 5.12. If there is more than one Class B Purchaser, the Class A Notes shall be allocated between or among the Class B Purchasers in proportion to the Outstanding Principal Balance of their Class B Notes or on such other basis as such Class B Noteholders may agree in writing (a copy of which written agreement shall be provided to the Indenture Trustee and the Paying Agent), and the Class B Purchase Date shall be the latest date specified in the Class B Purchase Option Notices delivered by such Class B Purchasers. The Indenture Trustee shall promptly make available a copy of each Class B Purchase Option Notice to the Noteholders and the Issuer. On the applicable Class B Purchase Date, the Class A Noteholders shall transfer the Class A Notes to the Class B Purchasers upon the tender to them (through the Indenture Trustee, or the Paying Agent on its behalf) of the purchase price described in this Section 5.17; provided, that, if any Class A Noteholder does not present its Class A Note for transfer, such Class A Note shall be deemed to have been converted into a right to payment of the foregoing purchase price, without interest, and the Class B Purchasers shall be treated as the Holders of such Class A Notes as and from such Class B Purchase Date. If any Class B Purchaser fails to consummate the purchase of the Class A Notes, such Class B Purchaser shall be deemed to have irrevocably waived its rights to purchase the Class A Notes, and, if there are multiple Class B Purchasers, the remaining Class B Purchasers must tender the purchase price allocable to the portion of the Class A Notes allocable to such defaulting Class B Purchaser, in such manner as they shall agree, or all such remaining Class B Purchasers shall be deemed to have cancelled the purchase of the Class A Notes pursuant to such Class B Purchase Option Notices. The non-defaulting Class B Purchasers may unanimously elect to defer the Class B Purchase Date by not more than three (3) Business Days for purposes of arranging such tender, which shall be effected upon delivery of written notice of such deferment to the Indenture Trustee and the Issuer. Any transfer of the Class A Notes pursuant to this Section 5.17 shall be subject to the other transfer restrictions and requirements for the Class A Notes set forth in this Agreement and such Class A Notes.
Article 6

THE INDENTURE TRUSTEE
Section 6.01    Duties of Indenture Trustee.
(a)If an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge of or has received written notice has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Basic Documents to which it is a party and no implied covenants or obligations shall be read into this Indenture or such other Basic Documents against the Indenture Trustee. In the absence of gross negligence or willful misconduct on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, in the case of certificates or opinions specifically required by any provision of this Indenture to be furnished to it, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).
(c)The Indenture Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:
(i)this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii)the Indenture Trustee shall not be liable for any error of judgment made in good faith by the Indenture Trustee unless it is proved that the Indenture Trustee was grossly negligent in ascertaining the pertinent facts; and
(iii)the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.
(d)Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to this Section 6.01 and Section 6.02.
(e)The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.
(f)Money held on behalf of the Noteholders by the Indenture Trustee need not be segregated from other funds except to the extent required by Law or the terms of this Indenture or the Servicing Agreement.
(g)No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the performance of, any of the obligations of the Servicer or the Back-Up Servicer under this Indenture or the Basic Documents.
(h)The Indenture Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof or otherwise to monitor the perfection, continuation of perfection or the sufficiency or validity of any security interest related to the Collateral, (ii) to see to any insurance or (iii) subject to the other provisions of this Indenture and the Basic Documents, to see to the payment or discharge of any Tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral.
(i)The Indenture Trustee shall not be charged with knowledge of any Material Event or breach of representation or warranty unless either (1) a Responsible Officer of the Indenture Trustee shall have actual knowledge of such Default, Event of Default or breach of representation or warranty or (2) written notice of such Default, Event of Default or breach of representation or warranty shall have been received by a Responsible Officer of the Indenture Trustee in accordance with the provisions of this Indenture. For the avoidance of doubt, receipt by the Indenture Trustee of a Payment Date Report shall not constitute actual knowledge of any breach of representation or warranty.

Section 6.02    Rights of Indenture Trustee.
(a)The Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.
(b)Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate of the Issuer or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.
(c)The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed without gross negligence or willful misconduct.
(d)The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Indenture Trustee’s conduct does not constitute willful misconduct or gross negligence.
(e)The Indenture Trustee may consult with counsel (which may be counsel to the Issuer or the Noteholders), accountants and other experts of its own selection, and the advice or opinion of such counsel, accountants and other experts with respect to legal or other matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel, accountants and other experts.
(f)The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto or to honor the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to the Indenture Trustee against the reasonable costs, expenses, disbursements, advances and liabilities which might be incurred by it, its agents and its counsel in compliance with such request or direction.
(g)The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (including electronic communications), unless requested in writing to do so by the Holders of Notes representing at least 25% of any class of Notes; provided, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity satisfactory to the Indenture Trustee in its reasonable discretion against such cost, expense or liability as a condition to taking any such action.

(h)The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture or any other Basic Document to which it is a party shall not be construed as a duty or obligation, and the Indenture Trustee shall not be answerable under this Indenture or any other Basic Document to which it is a party for anything other than its gross negligence or willful misconduct in the performance of such act.
(i)The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee or UMB Bank, National Association in each of their respective capacities hereunder (including Paying Agent, Securities Intermediary, Note Registrar and DTC Custodian), and each agent, custodian and other Person engaged by the Indenture Trustee to act hereunder. In connection with its actions under any other Basic Document to which it is a party, the Indenture Trustee UMB Bank, National Association (in each of their respective capacities) shall also be afforded all of the rights, privileges, protections, immunities and benefits given to it herein, including, without limitation, its right to be indemnified, as if set forth in full therein, mutatis mutandis.
(j)In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, epidemics, pandemics or quarantines, loss or malfunctions of utilities, communications or computer (hardware or software) systems and services, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.
(k)In no event shall the Indenture Trustee be liable (i) for special, consequential, indirect or punitive damages (including lost profits or diminution in value), (ii) for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories and (iii) for the acts or omissions of brokers or dealers even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(l)In no event shall the Indenture Trustee be liable for the failure to perform its duties hereunder if such failure is a direct or proximate result of another party’s failure to perform its obligations hereunder.
(m)As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Indenture Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by a Responsible Officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith reliance thereon.
(n)Any Opinion of Counsel requested by the Indenture Trustee shall be an expense of the party requesting the Indenture Trustee to act or refrain from acting or otherwise shall be an expense of the Issuer.

(o)The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian, (ii) using Affiliates to effect transactions in certain investments (if directed) and (iii) effecting transactions in certain investments (if directed). Such compensation shall not be considered an amount that is reimbursable or payable to the Indenture Trustee as part of the compensation hereunder.
(p)Neither the Indenture Trustee nor the Issuer shall be responsible for the acts or omissions of the other, it being understood that this Indenture shall not be construed to render them partners, joint venturers or agents (unless expressly set forth herein) of one another.
(q)The Indenture Trustee shall not have any obligation or liability to take any action or to refrain from taking any action hereunder that requires written direction in the absence of such written direction as provided hereunder.
(r)The Indenture Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder.
(s)The Indenture Trustee may, from time to time, request that the Issuer deliver a certificate (upon which the Indenture Trustee may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or any other Basic Document together with a specimen signature of such authorized officers; provided, however, that from time to time, the Issuer may, by delivering to the Indenture Trustee a revised certificate, change the information previously provided by it pursuant to this Section 6.02(s), but the Indenture Trustee shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate.
(t)Except for notices, reports and other documents expressly required to be furnished to the Holders by the Indenture Trustee hereunder, the Indenture Trustee shall not have any duty or responsibility to provide any Holder with any information concerning the transaction contemplated hereby, the Issuer, the servicer or any other parties to any other Basic Document which may come into the possession of the Indenture Trustee or any of its officers, directors, employees, representatives or attorneys in fact.
(u)If at any time the Indenture Trustee is served with any arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process which in any way affects this Indenture, the Notes, the Collateral or any part thereof or funds held by it (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions), it shall be authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Indenture Trustee complies with any such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process, the Indenture Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, award, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(v)The Indenture Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture or the other Basic Documents sent by the authorized Person, as the case may be pursuant to the terms hereof, by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided that such authorized Person, as applicable, shall provide to the Indenture Trustee an incumbency certificate listing designated persons with the authority to provide such instructions, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing. If any such authorized Person, as the case may be, elects to give the Indenture Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Indenture Trustee in its discretion elects to act upon such instructions, the Indenture Trustee’s good faith understanding of such instructions shall be deemed controlling. The Indenture Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Indenture Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict, or are inconsistent, with a subsequent written instruction. In the event that the Indenture Trustee receives instructions with respect to a particular action or forbearance from action that a Responsible Officer of the Indenture Trustee determines are inconsistent or conflict, then the Indenture Trustee shall notify the sender of such conflict or inconsistency. Each authorized Person instructing the Indenture Trustee agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Indenture Trustee, including without limitation the risk of the Indenture Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties (other than as may result from the Indenture Trustee’s gross negligence or willful misconduct).
(w)With respect to any amendment of any Basic Document, the Indenture Trustee shall be protected in conclusively relying on an Officer’s Certificate of the Issuer stating that all conditions precedent to the effectiveness thereof have been satisfied.
Section 6.03    Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.
Section 6.04    Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.
Section 6.05    Notices. Unless provided by Issuer on an earlier date, if a Material Event occurs and is continuing and if it is actually known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall make available to each Noteholder, the Back-Up Servicer and each Rating Agency then rating the Notes notice of the Material Event within five (5) days after receipt of such actual knowledge.

Section 6.06    Reports by Indenture Trustee. The Indenture Trustee shall make available within a reasonable period of time after the end of each calendar year to each Noteholder such information furnished to the Indenture Trustee as may be required to enable such Holder to prepare its federal and state income Tax Returns. On or before each Payment Date, the Indenture Trustee shall post a copy of the statement or statements provided to the Indenture Trustee pursuant to Section 8.10 hereof with respect to the applicable Payment Date on its internet website promptly following its receipt thereof (provided, that within five (5) Business Days of posting, the Indenture Trustee shall provide e-mail notice of such posting to the Rating Agencies then rating the Notes), for the benefit of the Noteholders, the Back-Up Servicer and Rating Agencies, and upon written request provide a copy thereof to the Back-Up Servicer and the Rating Agencies then rating the Notes. The Indenture Trustee shall post copies of the items provided to the Indenture Trustee pursuant to Section 7.01 hereof and each Independent Actuarial Report provided pursuant to Section 8.05 hereof on its internet website promptly following its receipt thereof (provided, that within five (5) Business Days of posting, the Indenture Trustee shall provide e-mail notice of such posting), for the benefit of the Noteholders, the Back-Up Servicer and Rating Agencies then rating the Notes, and upon written request provide a copy thereof to each Noteholder, the Back-Up Servicer and the Rating Agencies then rating the Notes. The Indenture Trustee’s internet website shall initially be located at “www.debtx.com”. The Indenture Trustee may change the way the statements and information are posted or distributed in order to make such distribution more convenient and/or accessible for such Noteholders, the Back-Up Servicer or the applicable Rating Agencies and the Indenture Trustee shall provide on the website timely and adequate notification to all parties regarding any such change. As currently configured, the Indenture Trustee’s website will automatically issue an email notification to any Noteholder who has registered its email address with the Indenture Trustee of any posting of information to such website. Promptly after the applicable Closing Date, the Indenture Trustee will send by email a registration link for such website to each Noteholder with an email address listed on Schedule B to the Note Purchase Agreement at such email address. Each Noteholder shall be responsible for its own registration for such website and the Indenture Trustee shall not have any obligation to monitor any Noteholder’s registration status. The Indenture Trustee shall not have any liability in connection with its website failing to automatically deliver the email notifications referenced in this Section 6.06 absent gross negligence or willful misconduct on its part.
Section 6.07    Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services as agreed between the Issuer and the Indenture Trustee in writing from time to time. The Indenture Trustee’s compensation shall not be limited by any Law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable and documented out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable and documented compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts; provided, that reimbursement for expenses and disbursements of any legal counsel to the Indenture Trustee may be subject to any limitations separately agreed upon in writing before the date hereof between the Servicer and the Indenture Trustee, if any. The Issuer shall indemnify the Indenture Trustee for, and hold it and its officers, directors, employees, representatives and agents harmless against any and all loss, liability, claim, damage or expense (including reasonable and documented legal and consulting fees and expenses and including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought) by the Indenture Trustee of any indemnification or other obligation of the Issuer or the Servicer) incurred by it in connection with the administration of this Indenture and the performance of its duties hereunder. The Indenture Trustee shall, to the extent not prohibited by court order or other operation of law, notify the Issuer, the Back-Up Servicer and the Servicer promptly of any claim of which the Indenture Trustee has received written notice for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Servicer shall not relieve the Issuer or the Servicer of its obligations hereunder. The Issuer shall, or shall cause the Servicer to, defend any such claim, and the Indenture Trustee may have separate counsel in connection with the defense of any such claim and the Issuer shall, or shall cause the Servicer to, pay the fees and expenses of such counsel. Neither the Issuer nor the Servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct or gross negligence.
The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the resignation or removal of the Indenture Trustee and the discharge of this Indenture. When the Indenture Trustee incurs fees or expenses after the occurrence of a Default specified in Section 5.01(a)(vii) or (a)(viii) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar Law.
Section 6.08    Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor indenture trustee shall become effective until the acceptance of appointment by the successor indenture trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time with thirty days’ prior written notice by so notifying the Issuer (with a copy to each Rating Agency then rating the Notes, the Noteholders and the Back-Up Servicer). The Majority Noteholders may remove the Indenture Trustee with 30 days’ prior written notice by so notifying the Indenture Trustee, the Back-Up Servicer and the Issuer and may appoint a successor indenture trustee. The Issuer shall remove the Indenture Trustee if:
(i)the Indenture Trustee fails to comply with Section 6.11;
(ii)the Indenture Trustee is adjudged bankrupt or insolvent;
(iii)a receiver or other public officer takes charge of the Indenture Trustee or its property; or
(iv)the Indenture Trustee otherwise becomes incapable of acting.
If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor indenture trustee, acceptable to the Majority Noteholders, and shall notify the Back-Up Servicer and each Rating

Agency then rating the Notes of such appointment; provided, that if a Material Event has occurred and is continuing, the Majority Noteholders shall appoint the successor indenture trustee.
A successor indenture trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Issuer, the Noteholders, the Back-Up Servicer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor indenture trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor indenture trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor indenture trustee.
If a successor indenture trustee does not take office within thirty (30) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Majority Noteholders may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor indenture trustee.
If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor indenture trustee.
Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.08, the Issuer’s and the Servicer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.
Section 6.09    Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor to the Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Issuer, the Back-Up Servicer and each Rating Agency then rating the Notes with written notice of any such transaction; provided, that failure to provide such notice shall not affect the validity of any such merger, conversion, consolidation or transfer.
In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force as a certificate of the predecessor Indenture Trustee would have had.

Section 6.10    Appointment of Co-Indenture Trustee or Separate Indenture Trustee.
(a)Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any Legal Requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Issuer, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof. The Indenture Trustee shall provide each Rating Agency then rating the Notes with prior written notice of any such appointment.
(b)Every separate trustee and co-trustee shall, to the extent permitted by Law, be appointed and act subject to the following provisions and conditions:
(i)all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any Law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;
(ii)no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and
(iii)the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
(c)Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 6. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by Law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by Law, without the appointment of a new or successor trustee.
Section 6.11    Eligibility; Disqualification. The Indenture Trustee shall have a combined capital and surplus of at least $500,000,000 as set forth in its most recent published annual report of condition, and the time deposits of the Indenture Trustee shall be rated at least A- by at least one of Fitch, S&P or Moody’s and not rated any lower than BBB+ or equivalent by any other Rating Agency.
Section 6.12    Representations and Warranties of the Indenture Trustee. UMB Bank, National Association hereby makes the following representations and warranties as of the date hereof, on which the Issuer, the Noteholders shall rely:
(a)UMB Bank, National Association is a national banking association duly organized and validly existing under the Laws of the jurisdiction of its formation;
(b)UMB Bank, National Association has full power, authority and legal right to execute, deliver, and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;
(c)the execution, delivery and performance by UMB Bank, National Association of this Indenture (i) shall not violate any provision of any Law or regulation governing the banking and trust powers of UMB Bank, National Association or any order, writ, judgment or decree of any court, arbitrator, or governmental authority applicable to UMB Bank, National Association or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of UMB Bank, National Association and (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Collateral pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on UMB Bank, National Association’s performance or ability to perform its duties under this Indenture or on the transactions contemplated in this Indenture;
(d)no consent, license, approval or authorization of, or filing or registration with, any governmental authority, bureau or agency is required to be obtained that has not been obtained by UMB Bank, National Association in connection with the execution, delivery or performance by UMB Bank, National Association of this Indenture or the Indenture Trustee of the other Basic Documents; and

(e)this Indenture has been duly executed and delivered by UMB Bank, National Association and constitutes the legal, valid and binding agreement of the UMB Bank, National Association, enforceable in accordance with its terms.
Article 7

INFORMATION REGARDING THE ISSUER
Section 7.01    Financial and Business Information.
(a)Annual Statements — The Issuer shall deliver, or cause the Servicer to deliver, to the Indenture Trustee (with a copy to the Back-Up Servicer), within seventy five (75) days after the end of each fiscal year of the Issuer, commencing with the fiscal year ended June 30, 2025, duplicate copies of (i) the audited consolidated balance sheet of the Parent and its consolidated subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year setting forth in each case in consolidated form the figures for the previous fiscal year, (ii) consolidating information with respect to the Parent and its subsidiaries (including the Issuer), in each case, in consolidated form the figures for the previous fiscal year, and (iii) the audited consolidated balance sheet of the Issuer and its consolidated subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year setting forth in each case in consolidated form the figures for the previous fiscal year, in each case of clauses (i), (ii) and (iii) above, accompanied by the report of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report shall (i) be prepared in accordance with generally accepted auditing standards and (ii) state that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP; provided, that upon receipt of such audited consolidated financial statements and audited consolidating information, respectively, the Indenture Trustee shall promptly make them available to Noteholders, and the Rating Agencies then rating the Notes on the Indenture Trustee’s internet website referenced in Section 6.06 hereof; provided, further, that subject to Section 6.06 hereof, within five (5) Business Days of posting, the Indenture Trustee shall provide e-mail notice of such posting to the Rating Agencies.
(b)Quarterly Statements — The Issuer shall deliver, or cause the Servicer to deliver, to the Indenture Trustee (with a copy to the Back-Up Servicer), within forty-five (45) days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Issuer, commencing with the fiscal quarter of the Issuer ending December 31, 2024, duplicate copies of the following reports; provided, that upon receipt of such reports, the Indenture Trustee shall promptly make them available to Noteholders and the Rating Agencies then rating the Notes on the Indenture Trustee’s internet website: (x) an unaudited consolidated balance sheet of the Parent and its consolidated subsidiaries and the related consolidated statements of income and cash flows as at the end of such fiscal quarter, (y) consolidating information with respect to the Parent and its subsidiaries (including the Issuer and its subsidiaries) and (z) an unaudited consolidated balance sheet of the Issuer and its consolidated subsidiaries and the related consolidated statements of income and cash flows as at the end of such fiscal quarter, in each case setting forth, starting with the fiscal quarter ending December 31, 2024, in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail prepared in accordance with GAAP applicable to quarterly financial statements generally and, in the case of clauses (x) and (z), certified by a Senior Financial Officer of the Parent or the Issuer, as applicable, or in either case, a manager thereof, as fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of the Parent and its subsidiaries or the Issuer and its consolidated subsidiaries, as applicable, in each case, subject to normal year-end adjustments and absence of footnotes.
(c)Annual AUP — The Issuer shall (or shall cause the Servicer to) engage the Back-Up Servicer or an accounting firm of nationally recognized standing approved by the Majority Noteholders to perform an agreed upon procedures review (an “AUP”) in form and substance approved by the Majority Noteholders (as evidenced in an Officer’s Certificate of the Issuer delivered to the Indenture Trustee), commencing on the twelve (12) month anniversary of the Closing Date. The Issuer or the Servicer shall cause such AUP to be completed within one hundred and twenty (120) days after the end of each such anniversary of the Closing Date. Upon receipt of such AUP and written direction from the Issuer, the Indenture Trustee shall promptly send a copy of such AUP to the Back-Up Servicer (to the extent the Back-Up Servicer is not providing such report), Noteholders and the Rating Agencies then rating the Notes; provided, that any party receiving a copy of such AUP shall be required to be in compliance with any confidentiality requirements of the provider of such AUP prior to receipt of such AUP.
(d)Notices — The Issuer shall deliver, or cause the Servicer to deliver, to the Indenture Trustee, each Noteholder and the Back-Up Servicer promptly, and in any event within three (3) Business Days after a Responsible Officer of any Related Party becomes aware of the existence of (i) any Material Event, (ii) any material breach or default of the Issuer under any Basic Document to which it is a party, (iii) any event that could reasonably be expected to cause a Material Adverse Effect, (iv) any notice received relating to the Issuer, the Indenture or any Basic Document or (v) information that any Person has given any notice or taken any action with respect to a claimed default hereunder, an Officer’s Certificate (with a copy to each Rating Agency then rating the Notes) specifying the nature and period of existence and what action the Issuer is taking or proposes to take with respect thereto. The Issuer shall, at the Issuer’s expense (in accordance with the applicable Priority of Payments), promptly provide the Indenture Trustee, the Noteholders, the Servicer (or Back-Up Servicer) and the Rating Agencies then rating the Notes with such additional information as any such party may reasonably request from time to time in connection with the matters so reported, and the actions so taken or contemplated to be taken.
(e)Notices from Governmental Body — The Issuer shall deliver, or cause the Servicer to deliver, to the Indenture Trustee, each Noteholder and the Back-Up Servicer promptly, and in any event within ten (10) days of receipt thereof, copies of any material notice to the Issuer from any Governmental Body (with a copy to each Rating Agency then rating the Notes) relating to any order, ruling, statute, license or other Law or regulation.

(f)Notices under Material Agreements — The Issuer shall deliver, or cause the Servicer to deliver, to the Indenture Trustee, each Noteholder and the Back-Up Servicer promptly, and in any event within ten (10) days after delivery or receipt by the Issuer, copies of all notices of termination, default or event of default, suspension of performance or any force majeure event given or received pursuant to or in respect of any material agreement to which it is a party or any other material notices or documents given or received pursuant to or in respect of any material agreement to which it is a party (with a copy to each Rating Agency then rating the Notes).
(g)Payment Date Compliance Certificates — On or before the second (2nd) Business Day prior to each Payment Date, the Issuer shall deliver to the Indenture Trustee, the Back-Up Servicer and each Rating Agency then rating any Notes, an Officer’s Certificate to the effect that, except as provided in a notice delivered pursuant to Section 7.01(d), no potential Rapid Amortization Event or Rapid Amortization Event, no potential Servicer Termination Event or Servicer Termination Event, no Default or Event of Default has occurred and is continuing (each, a “Payment Date Compliance Certificate”).
(h)Ratings — Beginning with the year ended December 31, 2025, the Issuer shall annually obtain a ratings letter from at least one Rating Agency. Upon receipt of such ratings letter from the Issuer, the Indenture Trustee shall promptly make such ratings letter available to Noteholders, and the Rating Agencies then rating the Notes on the Indenture Trustee’s internet website.
(i)Rule 144A Information – At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Issuer shall, upon the request of any Beneficial Owner of any Note, which Beneficial Owner is a Qualified Institutional Buyer, provide such Beneficial Owner, and any Qualified Institutional Buyer designated by such Beneficial Owner, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(j)Annual Reconciliations – The Issuer shall deliver, or cause the Servicer to deliver, to the Indenture Trustee (with a copy to the Back-Up Servicer), within sixty (60) days after the end of each fiscal year of the Issuer, commencing with the fiscal year ended June 30, 2025, annual reconciliation reports with respect to each Carrier, which such annual reconciliation report the Indenture Trustee shall post to its internet website.
(k)Risk Retention Disclosure — Within thirty (30) calendar days following the Closing Date, the Indenture Trustee, based solely on information provided to it by Parent, will make available to Noteholders at its internet website set forth in Section 6.06 hereof, a statement with valuations prepared by Parent, and furnished to the Indenture Trustee by Parent in accordance with the terms hereof, that will set forth the following information:
(i)the fair value, expressed as a percentage of the fair value of all of the asset-backed securities issued by the Issuer on the Closing Date and by dollar amount, of the Risk Retained Interest retained by Parent (or its majority-owned Affiliate) as of the Closing Date, based on actual sale prices and finalized tranche sizes; and

(ii)the fair value, expressed as a percentage of the fair value of all of the asset-backed securities issued by the Issuer on the Closing Date and by dollar amount, of the horizontal risk retention interest that Parent is required to retain under the U.S. Credit Risk Retention Rules as of the Closing Date.
In no event shall the Indenture Trustee, the Paying Agent, the Note Registrar or the Securities Intermediary have any responsibility to monitor compliance with or enforce compliance with Credit Risk Retention Rules or other rules or regulations relating to risk retention. None of the Indenture Trustee, the Paying Agent, the Note Registrar or the Securities Intermediary shall be charged with knowledge of such rules, nor shall it be liable to any Noteholder or other party for violation of such rules now or hereinafter in effect.
Article 8

ACCOUNTS, DISBURSEMENTS AND RELEASES
Section 8.01    Deposit of Collections. The Issuer shall, and shall cause AgentCo, AgentCo II, PayCo and the Servicer on its behalf, to direct that all Collections be initially remitted to the Master Payment Account(s), automatically transferred to the Master Distribution Account, and, thereafter, subsequently transferred to the Collection Account in accordance with and to the extent provided by the terms of this Indenture, the Servicing Agreement and the Master Account Intercreditor Agreement, in all cases without duplication.
Section 8.02    Establishment of Accounts.
(a)
(i)The Issuer, for the benefit of the Secured Parties, shall cause to be established and maintained with the Securities Intermediary a non-interest bearing trust account (which shall be deemed an Eligible Account) on behalf of, and in the name of, the Indenture Trustee (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.
(ii)The Issuer, for the benefit of the Secured Parties, shall cause to be established and maintained with the Securities Intermediary a non-interest bearing trust account (which shall be deemed an Eligible Account) on behalf of, and in the name of, the Indenture Trustee (the “Liquidity Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.
(iii)Pursuant to the DACA and the Intercreditor Agreement, as applicable, PayCo will maintain the Master Payment Accounts and the Master Distribution Account, and PayCo and the Servicer will direct payments with respect to the Commission Receivables deposited therein to be transferred subsequently to the Collection Account in accordance with the terms of Section 8.01, the Purchase Agreements and the Servicing Agreement.

(b)Funds on deposit in each of (i) the Collection Account and (ii) the Liquidity Reserve Account (collectively the “Issuer Accounts”) shall be invested by the Securities Intermediary on behalf of the Indenture Trustee in Permitted Investments as directed in writing by the Servicer. In the absence of written direction from the Servicer, such funds shall remain uninvested. All such Permitted Investments shall be held by the Securities Intermediary on behalf of the Indenture Trustee for the benefit of the Secured Parties; provided, that on each Payment Determination Date all interest and other Investment Earnings on funds on deposit in the Issuer Accounts shall be deposited into the Collection Account and shall be deemed to constitute a portion of Available Funds for the related Payment Date. Other than as permitted by the Majority Noteholders, funds on deposit in the Issuer Accounts shall be invested in Permitted Investments that will mature (A) not later than the Business Day immediately preceding the next Payment Date or (B) on or before 10:00 a.m. on such next Payment Date if such investment is held in the corporate trust department of the institution with which the Collection Account and the Liquidity Reserve Account, as applicable, is then maintained and is invested in a time deposit of the Indenture Trustee with a credit rating in one of the generic rating categories that signifies investment grade from at least one of the Rating Agencies (such account being maintained within the corporate trust department of the Indenture Trustee); and provided, that Permitted Investments shall be available for redemption and use by the Indenture Trustee on the relevant Payment Date. In no event shall the Indenture Trustee be held liable for investment losses in Permitted Investments pursuant to this Section 8.02(b), except to the extent it is acting separately in its capacity as obligor thereunder.
(c)(i)    The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Issuer Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income, and any other Issuer Account Property shall be part of the Collateral. The Issuer Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Secured Parties. If, at any time, any of the Issuer Accounts cease to be an Eligible Account, the Paying Agent on behalf of the Indenture Trustee shall within 10 Business Days (or such longer period agreed to by the written consent of the Majority Noteholders, not to exceed 30 calendar days) establish a new Issuer Account as an Eligible Account and shall transfer any cash and/or any investments to such new Issuer Account. UMB Bank, National Association or the other Person holding the Issuer Accounts as provided in this Section 8.02(c) shall be the “Securities Intermediary.” On the Closing Date, UMB Bank, National Association is the Securities Intermediary. If the Securities Intermediary shall be a Person other than the Indenture Trustee or the Paying Agent on its behalf, the Servicer shall obtain the express written agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 8.02.
(i)The Securities Intermediary agrees, by its acceptance hereof, that:
(A)The Issuer Accounts are “securities accounts” within the meaning of Section 8-501 of the New York UCC and are accounts to which Financial Assets will be credited.

(B)All securities or other property underlying any Financial Assets credited to the Issuer Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any of the Issuer Accounts be registered in the name of the Issuer or the Servicer, payable to the order of the Issuer or the Servicer or specially indorsed to the Servicer or Holdings except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.
(C)All property delivered to the Securities Intermediary pursuant to this Indenture will be promptly credited to the appropriate Issuer Account.
(D)Each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to an Issuer Account, shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC.
(E)If at any time the Securities Intermediary shall receive any order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Issuer Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer, the Servicer or any other Person.
(F)The Issuer Accounts shall be governed by the Laws of the State of New York, regardless of any provision in any other agreement. For purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Issuer Accounts (as well as the securities entitlements (as defined in Section 8-102(a)(17) of the UCC) related thereto) shall be governed by the Laws of the State of New York.
(G)The Securities Intermediary has not entered into, and until the termination of this Indenture will not enter into, any agreement with any other person relating to the Issuer Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other person and the Securities Intermediary has not entered into, and until the termination of this Indenture will not enter into, any agreement with the Issuer, the Servicer or the Indenture Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 8.02(c)(ii)(E) hereof.
(H)Except for the claims and interest of the Indenture Trustee and of the Issuer in the Issuer Accounts, the Securities Intermediary knows of no claim to, or interest in, the Issuer Accounts or in any Financial Asset credited thereto. If any other person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Issuer Accounts or in any Financial Asset carried therein, the Securities Intermediary shall promptly notify the Indenture Trustee, each Rating Agency then rating the Notes, the Servicer and the Issuer thereof.
(I)The Securities Intermediary shall promptly send copies of all statements, confirmations and other correspondence concerning the Issuer Accounts and/or any Issuer Account Property simultaneously to each of the Servicer and the Indenture Trustee.
(J)The Securities Intermediary (A) shall be a corporation or national bank that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder, (B) shall not be an Affiliate of the Issuer, (C) shall have a combined capital and surplus of at least U.S.$500,000,000 (D) shall be subject to supervision or examination by United States federal or state authority, (E) shall have a rating of at least “Baa1” or better by Moody’s, “A-” or better by S&P and “A-” or better by Fitch (if such entity is rated by Fitch) and (F) shall be an Eligible Institution.
(K)The Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to any Issuer Account.
(L)The Securities Intermediary shall not change the name or the account number of any Issuer Account without the prior written consent of the Indenture Trustee (acting at the written direction of the Majority Noteholders).
(M)The Securities Intermediary shall not be a party to any agreement that is inconsistent with this Indenture, or that limits or conditions any of its obligations under this Indenture. The Securities Intermediary shall not take any action inconsistent with the provisions of this Indenture applicable to it.
(N)Each item of property credited to each Issuer Account shall not be subject to, and the Securities Intermediary hereby waives, any security interest, lien, claim, encumbrance, or right of setoff in favor of the Securities Intermediary or anyone claiming through the Securities Intermediary (other than the Indenture Trustee).
(O)For purposes of Article 8 of the New York UCC, the jurisdiction of the Securities Intermediary with respect to the Collateral shall be the State of New York. The law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary and, to the extent not so provided in any account agreement governing the Issuer Accounts established pursuant to this Section 8.02, such account agreement is hereby amended to so provide and it will not modify the law applicable to such issues or (so long as this Indenture is in effect) under such account agreement.
(P)It is the intent of the Indenture Trustee and the Issuer that each Issuer Account shall be a securities account on behalf of the Indenture Trustee for the benefit of the Secured Parties and not an account of the Issuer.
(ii)The Servicer shall have the power to instruct the Paying Agent on behalf of the Indenture Trustee in writing to make withdrawals and payments from the Issuer Accounts for the purpose of permitting the Servicer to carry out its respective duties under the Servicing Agreement or hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture; provided, that the Indenture Trustee shall have no responsibility for monitoring the Servicer’s duties and shall rely exclusively on such written direction to determine if a withdrawal or payment should be made.
Section 8.03    Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article 5.
Section 8.04    Management of the Issuer Accounts.
(a)Collection Account.
(i)Amounts on deposit in the Collection Account may be applied to pay Senior Expenses due and payable at any time (including on a date that is not a Payment Date), upon written direction (in the form of an Officer’s Certificate) of a Servicer; provided, that such amounts so withdrawn shall not exceed $200,000 in any calendar year (which amount, for the avoidance of doubt, is separate from any servicing fees payable pursuant to the Priority of Payments described herein). Each such request shall include (A) the Person to be paid, (B) the reason for such payment and (C) the amount of such payment. Upon receipt of a request in accordance with the preceding sentence, the Indenture Trustee or the Paying Agent shall remit payment for such Senior Expenses to the Servicer within five (5) Business Days.
(ii)Each Servicer shall be entitled to direct (via an Officer’s Certificate) the Paying Agent or the Indenture Trustee to withdraw, and upon receiving such direction, the Indenture Trustee or Paying Agent shall withdraw, from amounts on deposit in the Collection Account with respect to a Collection Period amounts previously deposited in the Collection Account but later determined by such Servicer (and verified in writing by the Back-Up Servicer) to have resulted from mistaken deposits or postings or checks returned for insufficient funds or that constituted payment of amounts that are not Commission Receivables. Notwithstanding anything contained herein to the contrary, the Indenture Trustee and the Paying Agent shall be authorized to accept instructions (which shall be in writing) from the Servicers (and verified in writing by the Back-Up Servicer) on behalf of the Issuer on a daily basis regarding withdrawals or order transfers of funds from the Collection Account, to the extent such funds have been mistakenly deposited into the Collection Account (including without limitation funds representing amounts not part of the Commission Receivables). In the case of any withdrawal or transfer pursuant to the foregoing sentence, the applicable Servicer, on behalf of the Issuer, shall provide the Indenture Trustee, the Back-Up Servicer and the Paying Agent with written notice of such withdrawal or transfer, together with reasonable supporting details regarding such withdrawal or transfer and the mistaken deposit related thereto, on such date of withdrawal to be delivered by such Servicer, on behalf of the Issuer (or in such earlier written notice as may be required by the Indenture Trustee from such Servicer, on behalf of the Issuer, from time to time). Notwithstanding anything therein to the contrary, the Indenture Trustee and the Paying Agent shall be entitled to make withdrawals or order transfers of funds from the Collection Account, in the amount of all reasonable out-of-pocket costs and expenses incurred by the Indenture Trustee or the Paying Agent in connection with any misdirected funds described in the second foregoing sentence.
(iii)Not later than the second Business Day after receiving a Split Commission Certificate from the applicable Servicer (that is verified in writing by the Back-Up Servicer), the Issuer shall direct the Paying Agent in writing, and the Paying Agent shall, to the extent that funds are available, withdraw from the Collection Account the Split Commissions Amount as set forth in such Split Commission Certificate and distribute such amounts to the Persons entitled to receive any such amount as set forth in such Split Commission Certificate.
Section 8.05    Independent Actuarial Reports.
(a)The Issuer shall be required to deliver, or to cause the Servicer to deliver, to the Indenture Trustee, the Back-Up Servicer and each Rating Agency then rating the Notes an updated Independent Actuarial Report by June 30 and December 31 of each calendar year, commencing with June 30, 2025 and, to the extent the Servicer obtains, in its sole discretion, an updated Independent Actuarial Report prior to either semi-annual report required hereunder, promptly following the date such report is obtained by the Servicer; provided, that if the Issuer must deliver an updated Independent Actuarial Report in accordance with Section 2.14 hereof, such updated Independent Actuarial Report may, with respect to Commission Receivables existing prior to the acquisition of Additional Collateral, be the same report as the most recently delivered Independent Actuarial Report, rolled forward by or under the supervision of the Chief Financial Officer (or similarly titled position) of the Servicer, and, to the extent the Issuer, or the Servicer on the Issuer’s behalf, in its discretion obtains an updated Independent Actuarial Report prior to any otherwise scheduled semi-annually updated Independent Actuarial Report, the

Issuer, or the Servicer on the Issuer’s behalf, shall be required to deliver each such updated Independent Actuarial Report to such persons promptly upon its receipt thereof.
(b)The Issuer shall be required to deliver, or to cause the Servicer to deliver, to the Independent Actuarial Report provider, all data that such provider will require to update the Independent Actuarial Report by June 10 and December 10 of each calendar year, commencing with June, 2025.
(c)The Indenture Trustee shall promptly make any such Independent Actuarial Reports and other reports delivered pursuant to this Section 8.05 available to the Noteholders by posting any such Independent Actuarial Report or other reports delivered pursuant to this Section 8.05 to its internet website referenced in Section 6.06 hereof; provided, that subject to Section 6.06, within five (5) Business Days of posting, the Indenture Trustee shall give each Holder of the Notes and each Rating Agency then rating the Notes an e-mail notice of such posting.
(d)If the Independent Actuarial Report provider changes its methodology in a way that by itself causes the Asset Value and/or the Performance Adjustment Factor to decrease, then the Issuer and the Majority Noteholders shall in good faith discuss amendments to the definition of “Independent Actuarial Report,” “Asset Value,” “Performance Adjustment Factor” and any defined terms used therein in order to avoid such a decrease.
Section 8.06    Distributions.
(i)Except as otherwise provided in clause (ii) below, on each Payment Date, and, with respect to Optional Redemptions in part, on each Redemption Date, the Issuer, or any Servicer on the Issuer’s behalf, shall instruct the Paying Agent on behalf of the Indenture Trustee in writing (based solely on the information contained in the Payment Date Report delivered on the related Payment Determination Date pursuant to Section 8.10) to apply all Available Funds for payments of the following amounts in the following order of priority:
(A)pro rata and pari passu, (1) to the Indenture Trustee, Paying Agent, Securities Intermediary and Note Registrar, (x) the Indenture Trustee’s, Paying Agent’s, Securities Intermediary’s and Note Registrar’s fees due and payable on such Payment Date and (without duplication) any accrued and unpaid fees of the Indenture Trustee, Paying Agent, Securities Intermediary and Note Registrar due and payable on prior Payment Dates, plus (y) any Administrative Expenses due and payable to the Indenture Trustee; provided, that in no event shall the cumulative aggregate amount paid to the Indenture Trustee pursuant to this clause (A)(1) exceed $150,000 in any calendar year; provided, that any amounts in excess of $150,000 which are unpaid pursuant to the cap herein or pursuant to Section 8.06(i)(N) shall remain due and owing to the Indenture Trustee and payable in the following year and each subsequent year thereafter until repaid in full; provided, further, that following the occurrence and during the continuance of an Event of Default, no such cap shall apply, and (2) to the Back-Up Servicer, an amount equal to the Back-Up Servicing Fee and any accrued and unpaid Back-Up Servicing Fees from prior Payment Dates; plus actual costs of the Back-Up Servicer incurred pursuant to, and reimbursable by the Issuer under, the Back-Up Servicing Agreement in an amount not to exceed $500 on any Payment Date (provided, that any amounts in excess of such amount which are unpaid pursuant to the cap or pursuant to clause (N) below herein shall remain due and owing to the Back-Up Servicer and payable in the following year and each subsequent year thereafter until repaid in full);
(B)so long as no Servicer Termination Event has occurred and is continuing, to the Servicer, the Servicing Fee due and payable on such Payment Date and (without duplication) any accrued and unpaid Servicing Fees due and payable on prior Payment Dates (provided, that any such amounts which are unpaid shall remain due and owing to the Servicer and payable in the following year and each subsequent year thereafter until repaid in full);
(C) to the Class A Noteholders, pro rata, based on the Class A Note Interest due and payable on such Payment Date, the respective Class A Note Interest due and payable (other than Class A Post-ARD Additional Interest on such Payment Date);
(D)to the Class B Noteholders, pro rata, based on the Class B Note Interest due and payable on such Payment Date, the respective Class B Note Interest (other than Class B Post-ARD Additional Interest or Defaulted Interest on the Class B Notes) due and payable on such Payment Date;
(E)to the Liquidity Reserve Account, the amount required to cause the balance in the Liquidity Reserve Account to equal the Liquidity Reserve Account Required Balance;
(F)to the Class A Noteholders, pro rata, based on the Outstanding Principal Balance of such Class A Notes, as payment of principal on the Class A Notes, the lesser of (x) the Outstanding Principal Balance of the Class A Notes and (y) the Class A Principal Distribution Amount with respect to such Payment Date;
(G)if a Rapid Amortization Event has occurred and is continuing, pro rata, to the Class A Noteholders an amount equal to the lesser of (I) the Outstanding Principal Balance of the Class A Notes for such Payment Date and (II) all remaining amounts for such Payment Date;
(H)to the Class A Noteholders, first, (i) based on the Outstanding Principal Balance of the Class A Notes, the Optional Redemption Price for each of the Class A Notes with respect to such Payment Date and second (ii) any other payments of principal on the Class A Notes that are due and payable and remain unpaid as of such Payment Date;

(I)to the Class B Noteholders, first, (i) any Defaulted Interest on the Class B Notes due and payable on such Payment Date and second (ii) pro rata, based on the Outstanding Principal Balance of such Class B Notes, as payment of principal on the Class B Notes, the lesser of (x) the Outstanding Principal Balance of the Class B Notes and (y) the Class B Principal Distribution Amount with respect to such Payment Date;
(J)if a Rapid Amortization Event has occurred and is continuing, pro rata, to the Class B Noteholders an amount equal to the lesser of (I) the Outstanding Principal Balance of the Class B Notes for such Payment Date and (II) all remaining amounts for such Payment Date;
(K)to the Class B Noteholders, first, (i) based on the Outstanding Principal Balance of the Class B Notes, the Optional Redemption Price for each of the Class B Notes with respect to such Payment Date and second (ii) any other payments of principal on the Class B Notes that are due and payable and remain unpaid as of such Payment Date;
(L)to the Class A Noteholders, pro rata, any remaining amounts due and payable to the Class A Noteholders under the Basic Documents (including the Class A Post-ARD Additional Interest);
(M)to the Class B Noteholders, pro rata, any remaining amounts due and payable to the Class B Noteholders under the Basic Documents (including the Class B Post-ARD Additional Interest);
(N)to the Indenture Trustee and the Back-Up Servicer, any amounts due and payable but not paid in accordance with clause (A) above;
(O)pro rata and pari passu, to the Servicer, any amounts owed but not paid in accordance with clause (B) above;
(P)any other expenses of the Issuer, including Senior Expenses not otherwise paid pursuant to Section 8.04(a) and any Special Indemnity Payments due and payable; and
(Q)to or as directed by the Issuer, all remaining amounts free and clear of the lien created by the Indenture; provided, that during the continuance of any Material Event or any event or condition that, with notice, the lapse of time, or both, would constitute a Material Event, any remaining amounts shall remain on deposit in the Collection Account until such event or condition is cured, in each case, for application as Available Funds on the following Payment Date.
(ii)On each (a) Payment Date as of which any of the Notes have been accelerated as a result of an Event of Default, (b) Redemption Date on which an Optional Redemption in whole of the Notes is scheduled to occur, or (c) that is on or after the

Legal Final Maturity Date, in each case as specified solely in the Payment Date Report delivered on or before the related Payment Determination Date pursuant to Section 8.10, Available Funds and all amounts in the Collection Account and the Liquidity Reserve Account shall be distributed by the Paying Agent on behalf of the Indenture Trustee in the following order and priority of payments:
(A)all payments required and in the order required by Sections 8.06(i)(A) and (B), in each case without giving effect to any fee or expense caps stated therein;
(B)to the Class A Noteholders, pro rata, based on the respective Class A Note Interest payable with respect to such Payment Date or Redemption Date, the Class A Note Interest due and payable on such Payment Date or Redemption Date;
(C)to the Class B Noteholders, pro rata, based on the respective Class B Note Interest payable with respect to such Payment Date or Redemption Date, the Class B Note Interest due and payable on such Payment Date or Redemption Date;
(D)to the Class A Noteholders, pro rata, the Outstanding Principal Balance of the Class A Notes plus, in the case of an Optional Redemption, the applicable Redemption Premium, if any;
(E)to the Class B Noteholders, pro rata, the Outstanding Principal Balance of the Class B Notes plus, in the case of an Optional Redemption, the applicable Redemption Premium, if any;
(F)to the Class A Noteholders, pro rata, any remaining amounts owed to the Class A Noteholders under the Basic Documents (including any shortfall of amounts due and not previously paid);
(G)to the Class B Noteholders, pro rata, any remaining amounts owed to the Class B Noteholders under the Basic Documents (including any shortfall of amounts due and not previously paid);
(H)pro rata and pari passu, to the Indenture Trustee, the Back-Up Servicer and the Servicer, any amounts owed but not paid to such parties in accordance with clause (A) above; and
(I)to or as directed by the Issuer, all remaining amounts, free and clear of the lien created by the Indenture.

Section 8.07    Liquidity Reserve Account.
(a)On the Closing Date, the Issuer shall cause an amount not less than the Liquidity Reserve Account Initial Deposit to be deposited with the Paying Agent on behalf of the Indenture Trustee into the Liquidity Reserve Account.
(b)If the amount on deposit in the Liquidity Reserve Account on any Payment Date (after giving effect to all deposits thereto or withdrawals therefrom on such Payment Date) would be greater than the Liquidity Reserve Account Required Balance for such Payment Date, the Issuer (or the Servicer as the Issuer’s agent) shall instruct the Paying Agent on behalf of the Indenture Trustee in writing to withdraw such excess amount from the Liquidity Reserve Account and apply it as Available Funds for such Payment Date as set forth in the Payment Date Report.
(c)Without duplication, in the event that the Available Funds for a Payment Date are not sufficient to make the full amount of the payments and deposits required pursuant to Section 8.06(i)(A) through (D) on such Payment Date, the Issuer (or the Servicer as the Issuer’s agent) shall instruct the Paying Agent on behalf of the Indenture Trustee in writing to withdraw from the Liquidity Reserve Account on such Payment Date an amount equal to such shortfall, to the extent of funds available therein, and pay or deposit such amounts into the Collection Account to be used as Available Funds for such Payment Date. In addition, if Section 8.06(ii) applies, all amounts shall be withdrawn from the Liquidity Reserve Account and applied as provided in Section 8.06(ii), as set forth in the Payment Date Report.
(d)Following the Payment in Full of the aggregate Outstanding Principal Balance of the Notes benefiting from the Liquidity Reserve Account and of all other amounts owing or to be distributed hereunder to Noteholders, any amount remaining on deposit in the Liquidity Reserve Account shall be distributed to the Issuer free and clear of the lien created by this Indenture upon written direction to the Paying Agent on behalf of the Indenture Trustee by the Servicer.
Section 8.08    Post-Cutoff Receipts. Pursuant to the Purchase Agreements, funds in an amount equal to $4,655,951.23, constituting the Post-Cutoff Receipts (as defined in each of the Purchase Agreements) will be deposited into the Collections Account.
Section 8.09    [Reserved].
Section 8.10    Statements to Noteholders. On or prior to 1:00 p.m. (New York City time) (i) on each Payment Determination Date or (ii) five (5) Business Days prior to the date of any Optional Redemption in whole of the Notes, the Issuer shall cause the Servicer to provide to the Indenture Trustee for the Indenture Trustee to post on its internet website pursuant to Section 6.06 (including, subject to Section 6.06, e-mail notice of such posting to the Rating Agencies then rating the Notes), a statement substantially in the form of Exhibit D, setting forth at least the following information as to the Notes, to the extent applicable:

(a)the amount and breakdown of types of Collections, if any, received in the Collection Account and any amounts withdrawn from the Collection Account pursuant to Section 8.04(a) with respect to the related Collection Period;
(b)confirmation of compliance with the terms of the Indenture and the other Basic Documents by the Related Parties that are party thereto;
(c)the amount of Administrative Expenses and indemnity payments paid to each party or withheld by PayCo or the Servicer pursuant to the Servicing Agreement during the most recent Collection Period;
(d)the amount of any fees, indemnities and expenses to be paid to the Indenture Trustee, the Servicer or the Back-Up Servicer with respect to the related Collection Period;
(e)the amount deposited in or withdrawn from the Liquidity Reserve Account on such Payment Date, the amount on deposit in the Liquidity Reserve Account after giving effect to such deposit or withdrawal and the Liquidity Reserve Account Required Balance for such Payment Date;
(f)the amount of the Class A Principal Distribution Amount and Class B Principal Distribution Amount with respect to such Payment Date, the amount of any shortfall in the Class A Principal Distribution Amount and Class B Principal Distribution Amount for such Payment Date or remaining unpaid amount from a prior Payment Date and the change in such amounts from the preceding Payment Date;
(g)the Note Interest and Post-ARD Additional Interest due for each Class of Notes with respect to such Payment Date;
(h)the Asset Value as of the date of the most recently delivered Independent Actuarial Report and, to the extent otherwise required to be tested under this Indenture with respect to such related Payment Date, outstanding Principal Amount, Performance Adjustment Factor, Outstanding Advance Target with respect to the related Payment Date;
(i)the amounts received into the Master Payment Accounts and swept to the Master Distribution Account during the related Collection Period;
(j)amounts due and owing and paid to the Noteholders under the Note Purchase Agreement and other Basic Documents;
(k)the aggregate Repurchase Amount in the relevant Collection Period in respect of Commissions Receivables repurchased by a Seller pursuant to Section 4.05(f) of the applicable Purchase Agreement;
(l)a listing of all Permitted Indebtedness outstanding as of such date;
(m)the filing or commencement of, or the threat in writing of, any action, suit, investigation, arbitration or proceeding by or before any arbitrator or Governmental Body against the Issuer, or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed), that, in either case, if adversely determined, could reasonably be expected to result in liability in excess of $250,000;
(n)the amount to be distributed on the applicable Payment Date pursuant to the Priority of Payments;
(o)a brief description of any potential Repurchase Events or other claims asserted under a Purchase Agreement or other Basic Documents during the applicable Collection Period, all amounts received by the Issuer pursuant to any indemnification obligation, or to cure any breach of contract, by any Related Party under any Basic Document or in connection with any potential Repurchase Events or other claims asserted under a Purchase Agreement, including any amounts paid by the Issuer to any third parties in respect of matters that are the subject of the applicable breach or indemnification obligation and any amounts reinvested by the Issuer in connection with its permitted business to cure or remedy any breach or liability;
(p)a listing of any Additional Collateral acquired by the Issuer pursuant to Section 2.14 hereof; and
(q)a reasonably detailed description of any Permitted Dispositions consummated since the previous report was delivered to Noteholders.
Deliveries pursuant to this Section 8.10 or any other Section of this Indenture may be delivered by electronic mail.
Section 8.11    [Reserved].
Section 8.12    Equity Contribution Cures. On any date, Parent, one of its subsidiaries or any Seller may, but shall not be required to, contribute directly or indirectly equity to Holdings, which will contribute such equity to the Issuer, by depositing cash to the Collection Account (with prior written notice to the Indenture Trustee that such funds shall constitute an Equity Contribution Cure (as defined below)) or by transferring Additional Collateral to the Issuer pursuant to Section 2.14, which contributions and transfers (each, other than a transfer of Additional Collateral to the Issuer pursuant to a Purchase Agreement that is structured as a sale of Additional Collateral for cash, an “Equity Contribution Cure”) shall not exceed $15,000,000.00 and, in each case, may not be made more frequently than twice (in aggregate) per calendar year. Any Equity Contribution Cure in the form of cash shall be held in the Collection Account until, and shall be applied in accordance with the Priority of Payments (and become Available Funds during the corresponding Collection Period) upon the next Payment Date on which a Rapid Amortization Event has occurred and is continuing or as otherwise directed by the Issuer. For these purposes, each Additional Collateral shall be valued as set forth in the Independent Actuarial Report delivered in connection with the applicable Seller’s contribution of such Additional Collateral. Any Equity Contribution Cure shall be deemed a direct or indirect capital contribution from the Parent or applicable Seller, as applicable, to Holdings and from Holdings to the Issuer, shall be reflected on the books and records of the

Parent or such Seller, as applicable, Holdings, and the Issuer as such, and shall otherwise be made in accordance with applicable organizational formalities.
Article 9

SUPPLEMENTAL INDENTURES
Section 9.01    Supplemental Indentures Not Requiring Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, without the consent of or notice to any of the Noteholders, enter into any indenture or indentures supplemental to this Indenture for any one or more of the following purposes:
(a)to correct a manifest error or cure any ambiguity, inconsistency or formal, minor or technical defect or omission;
(b)to grant to or confer upon the Indenture Trustee for the benefit of the Secured Parties any additional benefits, rights, remedies, powers or authorities;
(c)to subject to this Indenture additional revenues, properties or collateral;
(d)to modify, amend or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or to permit the qualification of the Notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to this Indenture or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;
(e)to evidence the appointment of a separate or co-Indenture Trustee or a co-registrar or transfer agent or the succession of a new Indenture Trustee hereunder;
(f)to make any changes or take any action necessary or advisable to comply with or obtain more favorable Tax treatment to the Issuer or Noteholders under the Code and the regulations promulgated thereunder;
(g)to modify the restrictions on and procedures for resale and other transfers of the Notes to reflect any change in applicable Law or regulation or to qualify them for book-entry transfer by a Clearing Agency; or
(h)to create any additional accounts under this Indenture deemed by the Indenture Trustee to be necessary to effectuate the provisions of the Basic Documents;
provided, however, that nothing in this Section 9.01 shall permit, or be construed as permitting, any modification of the trusts, powers, rights, duties, remedies, indemnities, immunities and privileges of the Indenture Trustee without the prior written approval of the Indenture Trustee, which approval shall be evidenced by execution of a supplemental indenture.

For any supplemental indenture pursuant to this Section 9.01, no such supplemental indenture shall be effective unless (i) the Rating Agency Condition shall have been satisfied and (ii) the Issuer furnishes to the Indenture Trustee and the Noteholders, at the Issuer’s expense, (a) an Opinion of Counsel stating that (1) such action is authorized or permitted by the Indenture, and (2) all conditions precedent under the Indenture for the taking of such action have been complied with and (b) an Officer’s Certificate certifying that such action will not materially adversely affect the interests of any Noteholders.
Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.01, the Indenture Trustee, by posting to its internet website, shall transmit to the Holders of the Notes, the Back-Up Servicer and each Rating Agency then rating the Notes a notice (to be provided by the Issuer) setting forth in general terms the substance of such supplemental indenture and a copy of such supplemental indenture. Any failure of the Indenture Trustee to transmit such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
Section 9.02    Supplemental Indentures with Consent of Noteholders.
(a)Exclusive of supplemental indentures covered by Section 9.01 hereof, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, (i) with the consent of the Majority Noteholders by an Act of the Noteholders delivered to the Issuer and the Indenture Trustee and (ii)  written confirmation from each Rating Agency then rating any Notes that no immediate withdrawal or reduction with respect to its then-current rating of any class of rated Notes will occur as a result, by such Act of such Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or any Notes or of modifying in any manner the rights of the Holders of the Notes under this Indenture or any Notes; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note adversely affected thereby:
(i)change the Legal Final Maturity Date or the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate thereon or the Optional Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article 5, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);
(ii)reduce the percentage of the Outstanding Principal Balance of the Notes the consent of which is required for any such supplemental indenture, or the consent of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii)modify or alter the provisions of the proviso to the definition of the term “Outstanding”;
(iv)modify or alter the definitions of the following terms:
“Asset Value”, “Available Funds”, “Basic Documents”, “Class A Note Interest”, “Class A Post-ARD Additional Interest”, “Class A Principal Distribution Amount”, “Class A Redemption Premium”, “Class B Note Interest”, “Class B Post-ARD Additional Interest”, “Class B Principal Distribution Amount”, “Class B Redemption Premium”, “Controlling Class”, “Defaulted Interest”, “Equity Contribution Cure”, “Interest Accrual Period”, “Interest Rate”, “Liquidity Reserve Account Required Balance”, “Majority Noteholders”, “Note Interest”, “Optional Redemption Price”, “Outstanding Advance Target”, “Outstanding Principal Balance”, “Performance Adjustment Factor”, “Post-ARD Additional Interest”, “Permitted Liens”, “Principal Distribution Amount”, “Rapid Amortization Event”, “Step-Up Rate”, “Target Advance Rate” and “Weighted Average Interest Rate”
or any defined terms embedded in such defined terms;
(v)reduce the percentage of the Outstanding Principal Balance of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Collateral pursuant to Section 5.04;
(vi)modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;
(vii)modify the Priority of Payments or modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation but which for the avoidance of doubt shall not include any increase in the amount of principal payable) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein;
(viii)permit the creation of any lien ranking prior to or on priority with the lien of the Indenture with respect to any part of the Collateral or, except as otherwise expressly permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture;
(ix)change the absolute and unconditional nature and character of the obligations; or

(x)except as provided in Section 5.04(a)(v), liquidate the Collateral when the proceeds of such sale would be insufficient to fully pay the Notes.
Without the consent of a Servicer or an affected Seller, no amendment may modify (and no waiver may waive) the provisions of this Indenture that could adversely affect the rights or increase or modify the obligations of such Servicer or such Seller.
(b)The Indenture Trustee shall rely exclusively on an Officer’s Certificate of the Issuer and an Opinion of Counsel to determine whether any such action would require the consent of the Majority Noteholders or the consent of all of the Noteholders. The Indenture Trustee shall not be liable for reliance on such Officer’s Certificate or Opinion of Counsel.
(c)It shall not be necessary for any Noteholder under this Section to approve the particular form of any proposed supplemental indenture, but is shall be sufficient if such Noteholder (which, for purposes of this section (c) shall include any Beneficial Owner of a Global Note) shall approve the substance thereof.
(d)Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee, by posting to its internet website, shall transmit to the Holders of the Notes, the Back-Up Servicer and each Rating Agency then rating the Notes a notice (to be provided by the Issuer) setting forth in general terms the substance of such supplemental indenture and a copy of such supplemental indenture. Any failure of the Indenture Trustee to transmit such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
(e)Issuer shall not amend Section 8.06(a) of the Indenture to subordinate payment of the Back-Up Servicer Fee without the Back-Up Servicer's consent, such consent not to be unreasonably withheld.
Section 9.03    Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article 9 or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be provided with and, subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Officer’s Certificate of the Issuer stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent under this Indenture for the execution of the supplemental indenture have been complied with, and an Opinion of Counsel stating that the execution of such supplemental indenture (i) will not cause the Issuer to be treated as a publicly traded partnership or an association taxable as a corporation for U.S. federal income tax purposes, and (ii) will not cause any Notes outstanding immediately prior to such execution to undergo a “significant modification” within the meaning of Treasury Regulation Section 1.1001-3 that would adversely affect the characterization of the Notes as indebtedness for U.S. federal income tax purposes or cause one or more Holders of Notes to recognize income or gain. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise. The Indenture Trustee shall notify each Rating Agency then rating the Notes of the execution of any supplemental indentures. The Issuer shall provide the Back-Up Servicer with a copy of any amendment to the Basic Documents. In addition to the foregoing, neither this Indenture nor any other Basic Document may be amended, modified or waived without the Back-Up Servicer’s consent if such amendment, modification or waiver would increase the Back-Up Servicer’s duties, obligations or liabilities or adversely affect the Back-Up Servicer’s rights, remedies, indemnifications or immunities under this Indenture or any other Basic Document.
Section 9.04    Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 9.05    Reference in Notes to Supplemental Indentures. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.
Article 10

REDEMPTION OF NOTES
Section 10.01    Redemption. The Outstanding Notes are subject to redemption in whole or in part, at the written direction of the Issuer on any Business Day (such date, the “Redemption Date”). If the Outstanding Notes, or some portion thereof, are to be redeemed pursuant to this Section 10.01, the Issuer shall furnish notice of such election containing all of the requirements of a written notice of redemption set forth in Section 10.02 below to the Indenture Trustee (with a copy to the Back-Up Servicer) not later than 10:00 a.m. New York City time two (2) Business Days prior the first day of the month in which the Redemption Date occurs and the Issuer shall deposit by 10:00 A.M. New York City time on the Redemption Date with the Paying Agent in the Collection Account the Optional Redemption Price of the Notes to be redeemed, whereupon all such Notes, or the portion thereof being redeemed, shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Notes. The Notes (i) may only be redeemed if, on such Redemption Date, there will be sufficient Available Funds to pay all amounts then due and payable (A) in respect of the Class A Notes, in accordance with Sections 8.06(i)(A) through (G) or Section 8.06(ii)(A) – (D), as applicable, and (B) in respect of the Class B Notes, in accordance with Sections 8.06(i)(A) through (J) or Section 8.06(ii)(A) – (E), as applicable and (ii) must be redeemed ratably, such that the relative proportions of Notes Outstanding after giving effect to such redemption remains unaffected by such redemption.

Section 10.02    Form of Redemption Notice. Following receipt by the Indenture Trustee of the Issuer’s notice of redemption under Section 10.01, such notice of redemption shall be given by the Indenture Trustee by first-class mail, postage prepaid, emailed or, with respect to the Holders of Global Notes, delivered in any other manner compliant with DTC procedures, as applicable, not later than ten (10) days prior to the applicable Redemption Date to each Holder of Notes affected thereby, the Back-Up Servicer, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder’s address appearing in the Note Register. The Indenture Trustee shall provide a copy of such notice to each Rating Agency then rating the Notes.
All notices of redemption shall state:
(a)the Redemption Date;
(b)the Optional Redemption Price;
(c)the principal amount of Notes being redeemed; and
(d)the place where such Notes are to be surrendered for payment of the Optional Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 4.02).
Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.
Section 10.03    Notes Payable on Redemption Date. The Notes or portions thereof to be redeemed shall, following notice of redemption as required by Section 10.02, on the Redemption Date become due and payable at the Optional Redemption Price and (unless the Issuer shall default in the payment of the Optional Redemption Price) no interest shall accrue on the Optional Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Optional Redemption Price. On or before such Redemption Date (but in any event no later than 10:00 a.m. (New York City time) on the Redemption Date), Parent or Issuer shall cause the aggregate Optional Redemption Price to be deposited to the Collection Account, and such amount shall be paid in accordance with the Priority of Payments.
Arrticle 11

SATISFACTION AND DISCHARGE
Section 11.01    Satisfaction and Discharge of Indenture with Respect to the Notes. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Section 4.01, Section 4.02, Section 4.03, Section 4.04, Section 4.07, Section 4.13 and Section 4.17, (v) the

rights, obligations and immunities of the Indenture Trustee and UMB Bank, National Association (in each of their respective capacities) hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 11.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:
(a)either:
(i)all Notes theretofore authenticated and delivered (other than (A) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 4.03) have been delivered to the Indenture Trustee for cancellation; or
(ii)all Notes not theretofore delivered to the Indenture Trustee for cancellation:
(A)have become due and payable and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee (or the Paying Agent on its behalf), cash or direct obligations of or obligations guaranteed by the United States (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due, or
(B)are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes (including in the case of an Optional Redemption the applicable Redemption Premium,) not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable Legal Final Maturity Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;
(e)the Issuer has paid or caused to be paid all other sums payable by the Issuer hereunder and under each other Basic Document, including any Post-ARD Additional Interest; and

(f)the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 12.01(a) and, subject to Section 12.01, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the foregoing, the foregoing satisfaction and discharge of the Indenture only applies to the Notes and the Noteholders subject to the terms in this Article 11.
Section 11.02    Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 11.01 hereof shall be held on behalf of the Noteholders and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or in the Servicing Agreement or required by Law.
Section 11.03    Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 4.03 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
Article 12

MISCELLANEOUS
Section 12.01    Compliance Certificates and Opinions, Etc.
(a)Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and, in respect of the following clause (i) only, each Rating Agency then rating the Notes (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(i)a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(i)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(ii)a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iii)a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.
Section 12.02    Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an authorized officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of an authorized officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article 6.

Section 12.03    Acts of Noteholders.
(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders (which with respect to a Global Note, shall be the Beneficial Owner of such Global Note) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act of the Noteholders” signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 12.03.
(b)The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.
(c)The ownership of Notes shall be proved by the Note Register.
(d)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
Section 12.04    Notices, Etc., to Indenture Trustee and Issuer. Any request, demand, authorization, direction, notice, consent, waiver or act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:
(i)the Indenture Trustee by any Noteholder, by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be made via e-mail transmission, pdf or overnight delivery) to or with a Responsible Officer of the Indenture Trustee at its Corporate Trust Office, or
(ii)the Issuer by the Indenture Trustee, by any Noteholder shall be sufficient for every purpose hereunder if in writing and sent by facsimile or email, in each case with a copy to follow via first-class mail, postage prepaid to the Issuer addressed to: SQ ABS Issuer, LLC, at 6800 West 115th Street, Suite 2511, Overland Park, KS 66211, attention: Ryan Clement and Al Boulware, emails: [***] and [***], with a copy to Vinson & Elkins, at 1114 Avenue of the Americas, 32nd Floor, New York, New York, attention: Niels Jensen, email: njensen@velaw.com, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Servicer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

(iii)the Servicer by the Indenture Trustee, by the Issuer, by any Noteholder shall be sufficient for every purpose hereunder if in writing and sent by facsimile or email, in each case with a copy to follow via first-class mail, postage prepaid to the Issuer addressed to: SelectQuote, Inc., at 6800 West 115th Street, Suite 2511, Overland Park, KS 66211, attention: Ryan Clement and Al Boulware, emails: [***] and [***], with a copy to Vinson & Elkins, at 1114 Avenue of the Americas, 32nd Floor, New York, New York, attention: Niels Jensen, email: njensen@velaw.com, or at any other address previously furnished in writing to the Indenture Trustee by the Servicer. The Servicer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.
The Issuer’s obligation to deliver or provide any demand, delivery, notice, communication or instruction to any Person shall be satisfied by the Issuer making such demand, delivery, notice, communication or instruction is posted to the Indenture Trustee’s investor reporting website, or such other website or distribution service or provider as the Issuer shall designate by written notice to the other parties; provided, however, that any demand, delivery, notice, communication or instruction to the Indenture Trustee shall be provided at its Corporate Trust Office in accordance with Section 12.04(i) hereof.
The Indenture Trustee shall promptly transmit (which may be via electronic mail) any notice received by it from the Noteholders to the Issuer, the Servicer.
Section 12.05    Notices to Noteholders; Waiver. (a) Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if posted to the Indenture Trustee’s investor reporting website, by electronic transmission or in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Holder’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.
(e)Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.
(f)In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.
Section 12.06    Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any

Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.
Section 12.07    Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 12.08    Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.
Section 12.09    Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.10    Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture. The Issuer hereby assigns to the Indenture Trustee the representations, warranties, covenants and agreements of which the Issuer is a beneficiary, including the right to enforce all such representations, warranties, covenants and agreements directly against the maker thereof.
Section 12.11    Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.
Section 12.12    GOVERNING LAW; CONSENT TO JURISDICTION. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED, THAT ANY MATTERS THAT RELATE TO REAL PROPERTY SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE SUCH PROPERTY IS LOCATED. EACH PARTY TO THIS INDENTURE AND EACH NOTEHOLDER BY PURCHASING A NOTE SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW

YORK SITTING IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF. EACH PARTY (a) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (b) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (c) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
Section 12.13    Counterparts. This Indenture may be executed in any number of counterparts (including electronic PDF), each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Each of the parties hereto agrees that the transactions consisting of this Indenture and the other Basic Documents (other than the Notes) may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Indenture or any other Basic Document (other than the Notes) using an electronic signature, it is signing, adopting, and accepting this Indenture or such other Basic Document (other than the Notes) and that signing this Indenture or such other Basic Document (other than the Notes) using an electronic signature is the legal equivalent of having placed its handwritten signature on this Indenture or such other Basic Document (other than the Notes) on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Indenture and the other Basic Documents in a usable format.
Section 12.14    Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.
Section 12.15    No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Issuer, or join in any institution against the Issuer of, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar Law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.
Section 12.16    Inspection. The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent certified public accountants, all at such reasonable times during the Issuer’s normal business hours and as often as may be reasonably requested. The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by Law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.
Section 12.17    Waiver of Jury Trial. EACH OF THE ISSUER, EACH NOTEHOLDER AND THE INDENTURE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 12.18    Rating Agency Notice. In addition to the information and reports specifically required to be provided to each Rating Agency then rating the Notes pursuant to the terms of this Indenture, the Issuer shall, or shall cause the Servicer to, upon written request, provide to each Rating Agency then rating the Notes all information or reports delivered to the Indenture Trustee hereunder and such additional information as each such Rating Agency may from time to time reasonably request. Any Act of the Noteholders or other documents provided or permitted by this Indenture, to be made upon, given or furnished to, or filed with each Rating Agency then rating the Notes shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided if in writing to the applicable Rating Agency Contact).
Section 12.19    Rule 17g-5.
(a)The Issuer shall comply with its obligations under Rule 17g-5 promulgated under the Exchange Act (“Rule 17g-5”), if any, by maintaining or causing to be maintained a password protected Internet website (the “17g-5 Website”) containing all information the Issuer provides, or contracts with a third party to provide, to any Rating Agency for the purpose of determining the initial credit rating or undertaking credit rating surveillance on the Notes (the “17g-5 Information”); provided, that following the Closing Date, no party other than the Issuer, the Indenture Trustee or the Servicer may provide information to a Rating Agency on the Issuer’s behalf without the prior written consent of the Issuer.
(b)To the extent that the Issuer is required to comply with Rule 17g-5, if any of the Issuer, the Indenture Trustee or the Servicer is required to provide any information to, or communicate with, a Rating Agency for the purpose of determining the initial credit rating or undertaking credit rating surveillance in accordance with its obligations under this Indenture or any other Basic Document, the Issuer, or the Servicer, as applicable (or their respective representatives or advisers), shall promptly post, or cause to be posted, such information or communication to the 17g-5 Website. The Indenture Trustee shall provide any information given to the Rating Agency to the Issuer and the Servicer simultaneously with giving such information to the Rating Agency.
(c)To the extent that the Issuer is required to comply with Rule 17g-5, all information to be made available to a Rating Agency hereunder shall be made available on the 17g-5 Website. In the event that any information is delivered or posted in error, the Issuer may remove it, or cause it to be removed, from the 17g-5 Website, and shall so remove promptly when instructed to do so by the Person that delivered such information. None of the Indenture Trustee, the Servicer or the Issuer shall have obtained or shall be deemed to have obtained actual knowledge of any information solely due to receipt and posting to the 17g-5 Website. Access shall be provided to any NRSRO upon receipt by the Issuer of an NRSRO certification from such NRSRO (which may be submitted electronically via the 17g-5 Website).
(d)Notwithstanding the requirements herein, the Indenture Trustee shall have no obligation to engage in or respond to any oral communications, for the purposes of determining an initial credit rating of the Notes or undertaking credit rating surveillance of the Notes, with a Rating Agency or any of its respective officers, directors or employees.
(e)The Indenture Trustee shall not be responsible for determining compliance with Rule 17g-5, maintaining the 17g-5 Website, posting any 17-g5 Information on the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Indenture, Rule 17g- or any other Law or regulation. In no event shall the Indenture Trustee be deemed to make any representation in respect of the content of the 17g-5 Website or compliance of the 17g-5 Website with this Indenture, Rule 17g-5 or any other Law or regulation.
(f)The Indenture Trustee shall not be responsible or liable for the dissemination of any identification number or passwords for the 17g-5 Website, including by the Issuer, the Rating Agency, any NRSRO, any of their agents or any other party. The Indenture Trustee shall not be liable for the use of any information posted on the 17g-5 Website, whether by the Issuer, the Rating Agency, any NRSRO or any other third party that may gain access to the 17g-5 Website or the information posted thereon. Notwithstanding anything herein to the contrary, the maintenance by a third-party service provider of the 17g-5 Website shall be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or any other Law or regulation related thereto.
Section 12.20    Majority Noteholders. Whenever an action is required to be taken by the Majority Noteholders under the terms of any of the Basic Documents, the Issuer shall promptly deliver to the Indenture Trustee a request for approval setting forth such action, and the Indenture Trustee shall provide the Noteholders with a copy of such request pursuant to the provisions of Section 12.05, soliciting such consent. The Indenture Trustee shall provide the Back-Up Servicer and the Issuer with the approval of the Majority Noteholders promptly after receipt thereof. If the

Indenture Trustee has not received consent of the Majority Noteholders within thirty (30) days of soliciting such consent, it shall promptly notify the Back-Up Servicer and Issuer of such failure to receive consent.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

SQ ABS ISSUER. LLC, as Issuer

By:
Name:
Title:

UMB BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

UMB BANK, NATIONAL ASSOCIATION, as Securities Intermediary

By:
Name:
Title:

UMB BANK, NATIONAL ASSOCIATION, as Paying Agent

Name:
Title:

UMB BANK, NATIONAL ASSOCIATION, as Note Registrar

    Signature Page to Indenture

Name:
Title:
    Signature Page to Indenture

Appendix A

PART I - DEFINITIONS
All terms used in this Appendix shall have the defined meanings set forth in this Part I when used in the Basic Documents, unless otherwise defined therein.
“17g-5 Information” has the meaning specified in Section 12.19(a) of the Indenture.
“17g-5 Website” has the meaning specified in Section 12.19(a) of the Indenture.
“Act of the Noteholders” has the meaning specified in Section 12.03(a) of the Indenture.
“Active Successor Duties” has the meaning specified in the Back-Up Servicing Agreement.
“Additional Collateral” means any asset acquired directly or indirectly by the Issuer after the Closing Date in accordance with Section 2.14 of the Indenture.
“Administrative Expenses” means, with respect to any Payment Date, the unpaid expenses of the Issuer consisting of out-of-pocket costs and expenses and indemnification amounts payable or reimbursable pursuant to the Basic Documents to the Indenture Trustee, the Servicer, any Rating Agency, the Back-Up Servicer and any independent manager and any third-party service provider hired by the Issuer (including, without limitation, insurance premiums related to the Collateral).
“Affiliate” means, with respect to any specified Person, any other Person Controlling or Controlled by or under common Control with such specified Person.
“AgentCo” means SQ AgentCo, LLC, a Delaware limited liability company.
“AgentCo II” means SQ AgentCo Insurance Services II, LLC, a Delaware limited liability company.
“Anticipated Repayment Date” means September 20, 2028.
“Anti-Corruption Laws” means any Law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Anti-Money Laundering Laws” means any Law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
    App. A-1

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Clearing Agency, Euroclear and Clearstream that apply to such transfer or exchange.
“Asset Value” means, as of any date of determination, the discounted present value of the expected cash flows projected to be generated from the Commission Receivables, using the Discount Rate, as shown in the most recent Independent Actuarial Report.
“AUP” has the meaning specified in Section 7.01(c) of the Indenture.
“Authentication Order” has the meaning specified in Section 2.02(c) of the Indenture.
“Available Funds” means, with respect to any Payment Date, the sum of the following amounts, without duplication: (a) all Collections received during the related Collection Period (net of any amounts withdrawn from the Collections Account pursuant to Section 8.04(a) of the Indenture on or after the commencement of such Collection Period), (b) amounts withdrawn from the Liquidity Reserve Account in accordance with Section 8.07 for such Payment Date, (c) any Applicable Repurchase Price paid into the Collection Account since the immediately preceding Payment Date, (d) Investment Earnings on the Issuer Account for the related Payment Date, (e) all amounts received by the Indenture Trustee (or the Paying Agent on its behalf) pursuant to Article 5 of the Indenture and (f) the amount of any Equity Contribution Cure (in the form of cash) that has been released since the preceding Payment Date for application in accordance with the Priority of Payments, as set forth in Section 8.12.
“Back-Up Servicing Agreement” means the Back-Up Servicing Agreement, dated as of the Closing Date, among the Issuer, the Servicer, the Indenture Trustee, the Parent and the Back-Up Servicer.
“Back-Up Servicing Fee” has the meaning ascribed to such term in the Back-Up Servicing Agreement.
“Back-Up Servicer” means Oak Street Servicing LLC, in its capacity as Back-Up Servicer under the Back-Up Servicing Agreement, and any successor thereunder.
“Basic Documents” means (i) the Indenture, the Notes, the Servicing Agreement, the Back-Up Servicing Agreement, the Purchase Agreements, the Performance Guaranty, the Contribution Agreements, the Equity Contribution Agreement, the Note Purchase Agreement, the Issuer LLC Agreement, the Holdings LLC Agreement, the Guaranty Agreement, the Holdings Pledge Agreement, the DACA, the Master Account Intercreditor Agreement and (ii) the other documents, instruments and certificates delivered in connection with any of the foregoing.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire
    App. A-2

by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns”, “Beneficially Owned” and “Beneficial Ownership” have corresponding meanings.
“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws, or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).
“Business Day” means any day other than (a) a Saturday or a Sunday, (b) legal holiday or (c) a day on which banking institutions or trust companies in the State of New York or the city or state in which the Corporate Trust Office is located are required or authorized by Law, regulation or executive order to be closed.
“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“Carrier” has the meaning given to such term in the applicable Purchase Agreement.
“Carrier Adverse Action” means, with respect to any Carrier Agreement, (i) a suspension, downward modification or termination of the payment of any compensation (including Commissions Receivables or fees pursuant to the terms of a Carrier Agreement) resulting in a reduction of revenue to the Issuer in excess of 5% of the revenue generated under such Carrier Agreement per annum, in each case other than suspensions, downward modifications or terminations that affect the Medicare insurance industry generally or Carriers providing insurance which generate commissions of the type being securitized and which would not likely be avoided with the substitution of a replacement servicer, (ii) a “for cause” termination or an automatic termination of any Carrier Agreement or any material rights thereunder, or (iii) written demand for indemnification by a Carrier the payment of which would, on a pro forma basis, result in indemnification payments in excess of $5,000,000 being made during the twelve (12) month period immediately preceding, and including, the date of such payment.
“Carrier Agreement” means any carrier contract or related agreement pursuant to which Commission Receivables are payable.
“Class A Note Interest” means, with respect to any date of determination, an amount equal to the sum of (a) interest accrued during the Interest Accrual Period at the Interest Rate with respect to the Class A Notes on the Class A Notes Outstanding Principal Balance plus (b) any accrued and unpaid Class A Note Interest from prior Interest Accrual Periods, together with, to the extent permitted by law and without duplication, Defaulted Interest on such amounts during the Interest Accrual Period, calculated on the basis of a 360-day year consisting of twelve 30-day months.
    App. A-3

“Class A Noteholders” means the Holders of a Class A Note.
“Class A Notes” has the meaning specified in the preamble hereto.
“Class A Post-ARD Additional Interest” means, with respect to any date of determination, an amount equal to the sum of interest accrued during the Interest Accrual Period at the applicable Step-Up Rate with respect to the Class A Notes on the Class A Notes Outstanding Principal Balance, calculated on the basis of a 360-day year consisting of twelve 30-day months.
“Class A Principal Distribution Amount” means, with respect to any Payment Date, the product of (i) the Principal Distribution Amount and (ii) the ratio of (x) the Outstanding Principal Balance of the Class A Notes as of such Payment Date, to (y) the Outstanding Principal Balance of the Class A Notes and Class B Notes as of such Payment Date.
“Class A Redemption Premium” means, with respect to any Redemption Date on which an Optional Redemption occurs, an amount (not less than zero) equal to the product of (a) the amount of the Class A Notes Outstanding Principal Balance being redeemed on such Redemption Date (which, for the avoidance of doubt, shall not include any Class A Principal Distribution Amount or any amount payable pursuant to Section 8.06(i)(G) to be paid on such Redemption Date), and (b) a percentage equal to (x) the present value at such Redemption Date of all required remaining scheduled principal and interest payments due on such Class A Notes through September 20, 2027 (excluding accrued but unpaid interest to such Redemption Date) and the entire remaining unpaid principal amount of the Class A Notes on the Payment Date occurring in September 2027 (giving effect to any scheduled amortization to occur on or prior to such date) computed using a discount rate equal to the United States Treasury Security having a maturity closest to the Payment Date occurring in September 2027 plus 50 basis points, divided by (y) the Class A Notes Outstanding Principal Balance as of the date of such Optional Redemption, minus (z) one (1). For the avoidance of doubt, there shall be no Class A Redemption Premium payable following the Payment Date occurring in September 2027.
“Class B Note Interest” means, with respect to any date of determination, an amount equal to the sum of (i) interest accrued during the Interest Accrual Period at the Interest Rate with respect to the Class B Notes on the Class B Notes Outstanding Principal Balance plus (ii) any accrued and unpaid Class B Note Interest from prior Interest Accrual Periods, together with, to the extent permitted by law and without duplication, Defaulted Interest on such amounts during the Interest Accrual Period, calculated on the basis of a 360-day year consisting of twelve 30-day months.
“Class B Noteholders” means the Holder of a Class B Note.
“Class B Notes” has the meaning specified in the preamble hereto.
“Class B Post-ARD Additional Interest” means, with respect to any date of determination, an amount equal to the sum of interest accrued during the Interest Accrual Period at the applicable Step-Up Rate with respect to the Class B Notes on the Class B Notes
    App. A-4

Outstanding Principal Balance, calculated on the basis of a 360-day year consisting of twelve 30-day months.
“Class B Principal Distribution Amount” means, with respect to any Payment Date, the product of (i) the Principal Distribution Amount and (ii) the ratio of (x) the Outstanding Principal Balance of the Class B Notes as of such Payment Date, to (y) the Outstanding Principal Balance of the Class A Notes and Class B Notes as of such Payment Date.
“Class B Purchase Date” has the meaning specified in Section 5.17 of the Indenture.
“Class B Purchase Option Notice” has the meaning specified in Section 5.17 of the Indenture.
“Class B Purchaser” has the meaning specified in Section 5.17 of the Indenture.
“Class B Redemption Premium” means, with respect to any Redemption Date on which an Optional Redemption occurs, an amount (not less than zero) equal to the product of (a) the amount of the Class B Notes Outstanding Principal Balance being redeemed on such Redemption Date (which, for the avoidance of doubt, shall not include any Class B Principal Distribution Amount or any amount payable pursuant to Section 8.06(i)(G) to be paid on such Redemption Date), and (b) a percentage equal to (x) the present value at such Redemption Date of all required remaining scheduled principal and interest payments due on such Class B Notes through September 20, 2027 (excluding accrued but unpaid interest to such Redemption Date) and the entire remaining unpaid principal amount of the Class B Notes on the Payment Date occurring in September 2027 (giving effect to any scheduled amortization to occur on or prior to such date) computed using a discount rate equal to the United States Treasury Security having a maturity closest to the Payment Date occurring in September 2027 plus 50 basis points, divided by (y) the Class B Notes Outstanding Principal Balance as of the date of such Optional Redemption, minus (z) one (1). For the avoidance of doubt, there shall be no Class B Redemption Premium payable following the Payment Date occurring in September 2027.
“Clearing Agency” means with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 of the Indenture as the Clearing Agency with respect to the Global Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of the Indenture.
“Clearstream” means Clearstream Banking, société anonyme or its successors in interest.
“Closing Date” means October 15, 2024.
“Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall be deemed to include any Treasury Regulations promulgated thereunder and any administrative guidance with respect to the foregoing; and any reference to the Code shall be deemed to include the Treasury Regulations and any administrative guidance with respect to the foregoing.
    App. A-5

“Collateral” has the meaning specified in the Granting Clause of the Indenture.
“Collection Account” means the account designated as such, established and maintained pursuant to Section 8.02(a)(i) of the Indenture.
“Collection Period” means, with respect to each Payment Date, the period from and including the first (1st) day of the calendar month immediately prior to the calendar month in which such Payment Date occurs (or with respect to the initial Payment Date, from the Closing Date), to and including the last day of the calendar month immediately preceding the date in which such Payment Date occurs.
“Collections” means all amounts paid from whatever source on or with respect to the Commission Receivables.
“Commission” means the U.S. Securities and Exchange Commission.
“Commission Receivables” has the meaning given to the term “Purchased Assets” in each Purchase Agreement, including any Replacement Renewal Commissions (as defined in the applicable Purchase Agreement) and any Additional Collateral, but shall not include any Disposed Collateral.
“Contemplated Transactions” means (a) all of the transactions contemplated by the Basic Documents, including: (i) the assignment of the Commission Receivables by the Sellers to the Issuer; (ii) the execution, delivery, and performance of all instruments and documents required under the Purchase Agreements and the Contribution Agreements; (iii) the entering into the Basic Documents by the Related Parties and the performance of the Related Parties of their respective covenants and obligations under the Basic Documents; and (iv) the Issuer’s acquisition, ownership, and exercise of control over the Commission Receivables from and after the Closing Date; and (b) the Servicer’s management of the Issuer and management of the Commission Receivables contemplated by the Servicing Agreement.
“Contract” means any agreements and contracts to which the Issuer is a party.
“Contribution Agreements” means each of (i) the Contribution Agreement, dated as of the Closing Date, by and between the Legacy Contract Holders and AgentCo and (ii) the Contribution Agreement, dated as of the Closing Date, by and between SQIS and AgentCo II, each as amended from time to time pursuant to its terms.
“Control” means, when used with respect to any Person, (i) any Person that owns directly or indirectly more than 50% of the equity interest having ordinary voting power for the election of the directors or other governing body of such Person (other than as a limited partner of such other Person) or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.
    App. A-6

“Controlled Entity” means (a) any of the Issuer’s Controlled Affiliates and (b) Holdings and its Controlled Affiliates.
“Controlling Class” means as of any date of determination, the senior most outstanding Class of Notes (i.e., the Class with the alphabetical designation nearest the beginning of the alphabet)(i.e. the Class A Notes, while Class A Notes are outstanding, followed by any Notes designated as “Class B Notes”, when no Class A Notes are outstanding, etc.).
“Corporate Trust Office” means (i) the office of the Indenture Trustee at which at any particular time the Indenture shall be administered, which office at the date of execution of the Indenture is located at UMB Bank, N.A., 100 William Street, Suite 1850, New York, NY 10038, Attn: ABS Structured Finance, (ii) for purposes of transfers and exchanges of Notes pursuant to the Indenture, UMB Bank, N.A., 928 Grand Blvd., 9th Floor, Kansas City, MO 64106, Attn: Corporate Trust Dept, Bond Operations, or (iii) at such other address or electronic mail address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address or electronic mail address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuer.
“Credit Risk Retention Rules” means risk retention regulations in 17 C.F.R. Part 246 as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in an adopting release or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.
“Cutoff Date” has the meaning specified in the applicable Purchase Agreement.
“DACA” means the Deposit Account Control Agreement (No Notification), dated as of the Closing Date, among PayCo, UMB Bank, N.A., as collateral agent, and UMB Bank, N.A., as depositary bank.
“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.
“Defaulted Interest” has the meaning specified in Section 2.08(f) of the Indenture.
“Definitive Notes” means, collectively, the Definitive Notes substantially in the form of Exhibit A to the Indenture.
“Discount Rate” means a rate equal to the greater of (a) 11.00% and (b) the Weighted Average Interest Rate of all Outstanding Notes plus the Servicing Fees, UMB Fees and all fees owed to the Back-Up Servicer.
“Disposed Collateral” has the meaning specified in Section 4.30(a) of the Indenture.
“Disposition” has the meaning specified in Section 4.30(a) of the Indenture.
    App. A-7

“DTC” means the Depository Trust Company, a New York limited purpose trust company.
“DTC Custodian” means the Indenture Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.
“Eligibility Criteria” means the representations contained on Annex B to each Purchase Agreement (except for clause (c) thereof) are true and correct as of the date of determination.
“Eligible Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the Laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating in one of the generic rating categories that signifies a rating of at least BBB+ by [***] (or, to the extent that [***] does not rate the Notes, the equivalent or better rating by at least one Rating Agency and is not rated any lower by any other Rating Agency).
“Eligible Institution” means:
(a)the corporate trust department of the Indenture Trustee; or
(b)a depository institution or trust company organized under the Laws of the United States of America or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times has a long-term unsecured debt rating of at least BBB+ by [***], or, to the extent that [***] does not rate the Notes, the equivalent or better by at least one of [***], [***] or [***] and is not rated any lower by any other Rating Agency.
“Encumbrance” means any charge, lien, mortgage, deed of trust, collateral assignment, security interest, or other arrangement substantially equivalent to any of the foregoing.
“Equity Contribution Agreement” means the Equity Contribution Agreement, dated as of the date hereof, among ABS Holdings, AgentCo and the Legacy Contract Holders.
“Equity Contribution Cure” has the meaning specified in Section 8.12 of the Indenture.
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder from time to time in effect.
    App. A-8

“Euroclear” means the Euroclear System operated by Euroclear Bank S.A./N.V., or any successor thereto.
“Event of Default” has the meaning specified in Section 5.01 of the Indenture.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Executive Officer” means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of such corporation; with respect to any limited liability company, any of the officers listed previously with respect to a corporation or any managing member or sole member of the limited liability company; with respect to any partnership, any general partner thereof; and with respect to any other entity, a similarly situated person.
“FATCA” means Sections 1471 through 1474 of the Code and any current or future regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from Taxes under such Sections, regulations and interpretations), any agreements entered into pursuant to Code Section 1471(b)(1), any intergovernmental agreements entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Bodies implementing such Sections of the Code and any amendments made to any of the foregoing after the date of the Indenture.
“FDIC” means the Federal Deposit Insurance Corporation.
“Financial Asset” has the meaning given such term in Article 8 of the New York UCC. As used herein, the Financial Asset “related to” a security entitlement is the Financial Asset in which the entitlement holder (as defined in the New York UCC) holding such security entitlement has the rights and property interest specified in the New York UCC.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.
“Global Note” means a Note in global form deposited with or on behalf of and registered in the name of the Clearing Agency or its nominee that bears the Global Note Legend issued in accordance with Article 2 of the Indenture.
“Global Note Legend” means the legend set forth in Section 2.03(i) of the Indenture, which is required to be placed on all Global Notes issued under the Indenture.
“Governmental Authorization” means any approval, consent, license, permit, registration, variance, exemption, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.
    App. A-9

“Governmental Body” means any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; ©(e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.
“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Governmental Rule” means with respect to any Person, any Law, rule, regulation, ordinance, order, code, treaty, judgment, decree, directive, guideline, policy or similar form of decision of any Governmental Body binding on such Person.
“Grant” means mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in, grant a right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of any item of Collateral or of any other property shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such item of Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:
(c)to purchase such indebtedness or obligation or any property constituting security therefor;
(d)to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
(e)to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
(f)otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
    App. A-10

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor. When used as a verb, “Guarantee” has a correlative meaning.
“Guaranty Agreement” means that certain Guaranty Agreement, dated as of the Closing Date, made by Holdings in favor of the Indenture Trustee on behalf of the Noteholders and each other Secured Party.
“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Note Register. With respect to Global Notes, the Holder shall be the Clearing Agency or its nominee.
“Holdings” means SQ ABS Holdings, LLC, a Delaware limited liability company, or its successors.
“Holdings LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Holdings, dated as of the Closing Date, as the same may be amended and supplemented from time to time.
“Holdings Pledge Agreement” means the Holdings Pledge Agreement, dated as of the Closing Date, among Holdings, the Issuer and the Indenture Trustee, for the benefit of the Secured Parties, as amended from time to time.
“Hot Back-Up Duties” has the meaning set forth in the Back-Up Servicing Agreement.
“Indebtedness” means, with respect to any Person, at any time, without duplication,
(g)its liabilities for borrowed money;
(h)its obligations for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);
(i)(i) all obligations appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;
(j)all obligations for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);
(k)all its obligations in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);
    App. A-11

(l)the aggregate termination payments due under any swap or hedging agreement of such Person; and
(m)any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.
Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.
“Indemnification Amounts” means any amounts payable by the Issuer to any Person pursuant to an indemnification covenant (including those set forth in each Servicing Agreement and each Purchase Agreement), including any and all such amounts payable under such indemnification covenant in respect of claims, expenses, obligations, liabilities, losses, damages and penalties, but, in each case, excluding any and all Special Indemnity Payments, Servicing Fees, Back-Up Servicing Fees and Indenture Trustee fees.
“Indenture” means the Indenture, dated as of the date hereof, by and among the Issuer, the Indenture Trustee, the Paying Agent and the Securities Intermediary.
“Indenture Trustee” means UMB Bank, National Association, not in its individual capacity but solely as Indenture Trustee under the Indenture, or any of its successors or assigns.
“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor on the Notes, Holdings and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, Holdings or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, Holdings or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions; provided, that such Person may serve as an independent manager or independent director of one or more of the Issuer, any other obligor on the Notes, Holdings or any Affiliate of any of the foregoing Persons; provided further, that such Person may serve as an independent manager or independent director of one or more special purpose vehicles that acts as issuer, lessor or borrower in a securitization, financing or similar transaction, which transaction was originated by Parent, the Sellers, the Servicer or any Affiliates or Subsidiaries of any of Parent, the Sellers or the Servicer.
“Independent Actuarial Report” means initially the Initial Report and upon delivery of the updated actuarial report required with respect to the Commission Receivables pursuant to Section 8.05 of the Indenture, an actuarial report in form and substance substantially similar to the immediately preceding actuarial report (which, with respect to the first actuarial report delivered by the Issuer under the Indenture, shall be the Initial Report) (as adjusted for new information) or otherwise reasonably acceptable to the Majority Noteholders, setting forth as of the date of the report the Commission Receivables of the Issuer, together with a projection of the future net income, as of that date based on good faith and reasonable economic assumptions provided by the Servicer, containing customary assumptions, qualifications and exclusions,
    App. A-12

which actuarial report shall be prepared by (a) Milliman, Inc., (b) Telos Actuarial, LLC or (c) another nationally recognized independent actuarial firm reasonably acceptable to the Majority Noteholders.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Report” means the Independent Actuarial Report prepared by Milliman, Inc. and delivered by the Issuer to the Indenture Trustee on or before the Closing Date.
“Institutional Accredited Investor” has the meaning specified in Exhibit C of the Indenture.
“Interest Accrual Period” means, with respect to any Payment Date for the Notes, the period from and including the 20th calendar day (regardless of whether such day is a Business Day) of the immediately preceding month (or, in the case of the initial Payment Date, from and including the Closing Date), to, but excluding, such Payment Date; provided, that the final Interest Accrual Period with respect to any Class of Notes shall end on but exclude the date such Class is repaid in full.
“Interest Rate” means, with respect to the Class A Notes, 7.800% per annum, and with respect to the Class B Notes, 9.650% per annum.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Investment Earnings” means, with respect to any Payment Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Issuer Accounts to be deposited into the Collection Account on such Payment Date pursuant to Section 8.02(b) of the Indenture.
“Investments” means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.
“Investor-Based Class Exemption” means any of PTCE 75-1, PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23.
“IRS” means the United States Internal Revenue Service.
“Issuer” means SQ ABS Issuer, LLC, a Delaware limited liability company.
“Issuer Account Property” means the Issuer Accounts, all amounts and investments held from time to time in any Issuer Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Liquidity Reserve Account, and all proceeds of the foregoing.
“Issuer Accounts” has the meaning assigned thereto in Section 8.02(b) of the Indenture.
    App. A-13

“Issuer Expense” means any of the following costs directly incurred by or on behalf of the Issuer or incurred by the Servicer in its performance of its obligations that are, in each case, fairly attributable to the Issuer and its permitted activities hereunder: (i) accounting and audit expenses, and Tax preparation, filing and audit expenses; (ii) premiums for liability, casualty, fidelity, directors and officers and other insurance; (iii) managers’ and trustees’ fees and expenses, including fees and expenses of the managers (including those payable under the manager servicers agreements); (iv) legal fees and expenses; (v) other professional fees, including process agent fees and the cost of obtaining the Independent Actuarial Report and any fees and expenses of the tax advisor; (vi) Taxes (including all sales, transfer and similar taxes); (vii) surveillance fees assessed by the Rating Agency; and (viii) all governmental fees, incorporation fees, annual return fees and other fees and/or disbursements payable to any governmental entity and/or any registered office or corporate services provider in connection with the Issuer in order to keep the Issuer in good standing in its jurisdiction of incorporation or registration.
“Issuer LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Issuer, dated as of the Closing Date, as the same may be amended and supplemented from time to time.
“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its authorized officers and delivered to the Indenture Trustee.
“Kaiser Adjustment Amount” means, for each Collection Period, an amount equal to the product of (i) the portion of the most recent annual upfront payment paid by Kaiser Permanente or its affiliates attributable to Commission Receivables multiplied by (ii) the percentage set forth for the month of such Collection Period on Schedule D.
“Knowledge” means, with respect to any Related Party, the actual knowledge (following due inquiry) of any Executive Officer of such entity.
“Law” means any applicable United States or foreign, federal, state, regional, or local statute, law, code, rule, treaty, convention, order, decree, injunction, directive, determination or other requirement and, where applicable, any legally binding interpretation thereof by a Governmental Body having jurisdiction with respect thereto or charged with the administration or interpretation thereof (including, without limitation, any Governmental Rule).
“Legal Final Maturity Date” means, the Payment Date occurring in October 2039.
“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other law, Order, code, constitution, ordinance, or rule, including rules of common law, other rule, regulation, statute, treaty, or other legally enforceable directive or requirement.
“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind.
    App. A-14

“Liquidity Reserve Account” means the account designated as such, established and maintained pursuant to Section 8.02(a)(ii) of the Indenture.
“Liquidity Reserve Account Floor Amount” means cash or Permitted Investments having a value of $0.00.
“Liquidity Reserve Account Initial Deposit” means cash or Permitted Investments having a value of $2,135,000.00.
“Liquidity Reserve Account Required Balance” means, with respect to any Payment Date, the greater of (i) an amount equal to three (3) months of the sum of Class A Note Interest and Class B Note Interest (calculated based on the then Outstanding Principal Balance) and (ii) the Liquidity Reserve Account Floor Amount.
“Majority Noteholders” means, as of any date of determination, Noteholders (which with respect to a Global Note shall be the Beneficial Owner of such Global Note) representing greater than 50% of the Outstanding Principal Balance of the Controlling Class (excluding any Notes held by the Issuer or any Affiliate of the Issuer).
“Master Account Intercreditor Agreement” means the Intercreditor Agreement Re Controlled Account, dated as of the Closing Date, among PayCo, the Servicers, the Back-Up Servicer, UMB Bank, National Association, as collateral agent and each secured party that may become party thereto.
“Master Distribution Account” means the following non-interest bearing trust account, together with any future account opened in the name of PayCo into which any Commission Receivables are swept from a Master Payment Account in accordance with the Master Account Intercreditor Agreement:

Account Number	Account Bank	Account Name
163827.1	UMB Bank, National Association	SQ PayCo Ins Svcs, LLC Master Dist Ac
    App. A-15

“Master Payment Account” means each of the following non-interest bearing deposit accounts, together with any future account opened in the name of PayCo into which any Commission Receivables are to be paid:

Account Number	Account Bank	Account Name
9872762118	UMB Bank, National Association	SQ PayCo Insurance Services, LLC – Life Division
9872762126	UMB Bank, National Association	SQ PayCo Insurance Services, LLC – Senior Division

“Material” with respect to any Person means material in relation to the business, operations, affairs, financial condition, assets or properties of such Person.
“Material Adverse Effect” means any event, occurrence, fact, condition or change that is materially adverse to (i) the business, operations, affairs, assets, properties, financial condition or results of operation of the Issuer, Holdings, PayCo, AgentCo or AgentCo II, (ii) the validity, priority or enforceability of the Liens on the Collateral, taken as a whole, (iii) the ability of the Issuer, Holdings, PayCo, AgentCo or AgentCo II to perform any material obligation under any Basic Document to which it is a party, (iv) the ability of the Indenture Trustee to enforce the obligations of the Issuer or Holdings under the Basic Documents to which such person is a party in any material respect or (v) the validity or enforceability against the Issuer or Holdings of any Basic Document to which such person is a party.
“Material Carrier” means any Carrier whose Asset Value accounts for over 10% of the total Asset Value of the Issuer as of the most recent Independent Actuarial Report.
“Material Carrier Event” means, with respect to any Carrier Agreement, any event or circumstance, which has not been cured, that results in or gives any Carrier the right to take (or could, with the passage of time or giving of notice, give rise to, or give any Carrier the right to take) any Carrier Adverse Action (including but not limited to any breach or non-compliance with any Carrier Agreement or applicable law, or the implementation of any corrective action plan or business improvement plan related to an issue that gives any Carrier the right to take any Carrier Adverse Action); provided, that such event or circumstance will only be cured if such cure has no material adverse effect on any of the Collateral.
“Material Event” means a Default, Event of Default, Rapid Amortization Event or Servicer Termination Event.

    App. A-16

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners.
“Non-U.S. Person” means a Person who is not a U.S. Person, as defined in Regulation S.
“Note Interest” means, with respect to any Payment Date and to the Notes of a Class, an amount equal to the sum of (a) interest accrued during the Interest Accrual Period at the applicable Interest Rate on the Outstanding Principal Balance thereof plus (b) any accrued and unpaid Note Interest from prior Payment Dates, together with, to the extent permitted by law and without duplication, Defaulted Interest on such amounts during the Interest Accrual Period, calculated on the basis of a 360-day year consisting of twelve 30-day months.
“Note Purchase Agreement” means, the Note Purchase Agreement, dated as of the Closing Date, among the Issuer, Holdings, Parent and the Noteholders party thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.04(a) of the Indenture.
“Notes” means the Class A Notes and the Class B Notes issued by the Issuer pursuant to the Indenture.
“NRSRO” means any nationally recognized statistical rating agency recognized as such by the Commission, which shall be acceptable to the SVO.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means in the case of the Issuer, a certificate signed by any officer of the Issuer or, on the Issuer’s behalf, authorized officers of the Servicer or one of its subsidiaries, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 12.01 of the Indenture, and delivered to the Indenture Trustee (unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any officer of the Issuer or, on Issuer’s behalf, authorized officer of the Servicer or one of its subsidiaries), and in the case of the Parent, Holdings, the Sellers or the Servicer, a certificate signed by the president, a vice president, a treasurer, assistant treasurer, secretary or assistant secretary of the Parent, Holdings, the Sellers or the Servicer, as appropriate.
“OID Legend” means the legend set forth in Section 2.03(i)(iv) to the Indenture to be placed on all Notes issued under the Indenture, to the extent such Notes are issued with original
    App. A-17

issue discount for U.S. federal income tax purposes, except where otherwise permitted by the provisions of the Indenture.
“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be an employee of or counsel to the Issuer (if acceptable to the addressees of such opinion) (provided, however, that any opinion rendered with respect to a Tax matter under the Indenture must be provided by counsel to (and not an employee of) the Issuer) and who shall be satisfactory to the addressees of such opinion, and which opinion or opinions if addressed to the Indenture Trustee, shall comply with any applicable requirements of Section 12.01 of the Indenture or any other applicable provision of the Indenture and, if applicable, shall be in form and substance satisfactory to the Indenture Trustee.
“Optional Redemption” means the redemption of the Notes, in whole or in part, by the Issuer in accordance with Section 10.01 of the Indenture.
“Optional Redemption Price” means, in connection with a redemption of the Notes of any Class in whole or in part pursuant to Section 10.01 of the Indenture, with respect to any Note, an amount equal to the Outstanding Principal Balance of such Notes subject to such Optional Redemption, plus all accrued and unpaid interest thereon to but excluding the Redemption Date, plus the applicable Redemption Premium, if any. The Indenture Trustee shall not be responsible for calculating, or verifying the calculation of, the Optional Redemption Price.
“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.
“Organizational Documents” of any entity means (a) in the case of a corporation, the articles or certificate of incorporation (or the equivalent of such items under state Law) and the bylaws of such corporation, (b) in the case of a limited liability company, the certificate or articles of existence or formation and the operating agreement of such limited liability company, (c) in the case of a limited partnership, the certificate of formation and limited partnership agreement of such limited partnership and the Organizational Documents of the general partner of such limited partnership, and (d) any equivalent documents, to the foregoing under the state Law where such entity was organized or formed.
“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:
(n)Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;
(o)Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given or waived pursuant to the Indenture or provision for such notice or waiver has been made which is satisfactory to the Indenture Trustee); and
    App. A-18

(p)Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser;
provided, that in determining whether the Holders of the requisite portion of the Outstanding Principal Balance of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, Holdings or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee has actual knowledge are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, Holdings or any Affiliate of any of the foregoing Persons.
“Outstanding Advance Target” means, with respect to any Payment Date, the product of (a) the Asset Value for the respective Payment Date as specified in the Asset Value Schedule from the Independent Actuarial Report issued on the Closing Date, as adjusted to account for any Disposed Collateral, (b) the Target Advance Rate for such Payment Date and (c) the Performance Adjustment Factor as of the most recent Quarterly Determination Date.
“Outstanding Principal Balance” means, as of any date of determination, with respect to any Class of Notes, the aggregate unpaid principal balance of all Outstanding Notes of such Class.
“Parent” means SelectQuote, Inc., a Delaware corporation.
“Parent Term Loan” means that certain Credit Agreement, dated as of November 5, 2019 among, inter alios, Parent, as borrower, Wilmington Trust, National Association, as administrative agent and the lenders party thereto from time to time, as supplemented and amended from time to time.
“Participant” means with respect to the Clearing Agency, Euroclear or Clearstream, a Person who has an account with the Clearing Agency, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“PayCo” means SQ PayCo Insurance Services, LLC, a Delaware limited liability company.
“Paying Agent” means UMB Bank, National Association or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Collection Account including payments of principal of or interest on the Notes on behalf of the Issuer. If such Person other than the Indenture Trustee is appointed by the Issuer as Paying Agent, the Issuer
    App. A-19

shall give the Indenture Trustee, the Back-Up Servicer, and the Noteholders prompt written notice of such appointment.
“Payment Date” means, with respect to each Collection Period and subject to Section 12.11 of the Indenture, the 20th day following the end of such Collection Period. The initial Payment Date for the Notes shall be October 20, 2024.
“Payment Date Compliance Certificate” means the certificate delivered pursuant to Section 7.01(g) of the Indenture.
“Payment Date Report” means a report of the Servicer delivered pursuant to Section 8.10 of the Indenture, substantially in the form of Exhibit D to the Indenture.
“Payment Determination Date” means, with respect to any Payment Date, two (2) Business Days immediately preceding such Payment Date.
“Payment in Full” means the principal of and interest on each Note and all fees payable under the Indenture and all other amounts payable under the Basic Documents shall have been indefeasibly paid in full in dollars (other than contingent indemnity obligations for which no claim has been made).
“Performance Adjustment Factor” means, as of any Quarterly Determination Date, the lowest of:
(q)1.0;
(r)The ratio of (i) the aggregate amount of Collections received by the Issuer during the Collection Period related to the immediately succeeding Payment Date and during the preceding eleven (11) Collection Periods, in each case inclusive of the Kaiser Adjustment Amount for the applicable Collection Period but not inclusive of any annual upfront payments in respect of Commission Receivables paid by Kaiser Permanente or its affiliates in such Collection Periods, to (ii) the aggregate amount of Collections projected to be received during such twelve (12) Collection Periods in the Independent Actuarial Report as of the closing date;
(s)The product of (i) the ratio of (A) the aggregate amount of Collections received by the Issuer during the Collection Periods commencing after the date on which the most recent Independent Actuarial Report was delivered pursuant to Section 8.05 to (B) the aggregate amount of Collections projected to be received during such Collection Periods in the most recent Independent Actuarial Report multiplied by (ii) the ratio of (A) the Asset Value as of the most recent Independent Actuarial Report to (B) the Asset Value as of the Closing Date; provided, that any Carrier in respect of which a Material Carrier Event has occurred shall be excluded from the calculation of this clause (c)(ii)(A);
provided, that during the first three Payment Dates following delivery of an Independent Actuarial Report, the amount calculated in clause (c)(i) above shall be deemed to be 1.0;
    App. A-20

provided, further, that (y) if (I) the amount calculated pursuant to clause (c) above is greater than (II) the amount calculated pursuant to clause (b) above minus the Report Adjustment Factor, then the amount calculated in clause (c) above shall be deemed to be 1.0 and (z) if (I) the amount calculated pursuant to clause (c) above is equal to or less than (II) the amount calculated pursuant to clause (b) above minus the Report Adjustment Factor, then the amount calculated pursuant to clause (c) above shall be increased by an amount equal to the Report Adjustment Factor.
“Performance Guaranty” means the Guaranty executed by Parent in respect of the obligations of the Servicers and the Sellers in favor of the Guaranteed Parties (as defined therein).
“Permitted Disposition” has the meaning specified in Section 4.30(a) of the Indenture.
“Permitted Indebtedness” has the meaning specified in Section 4.20 of the Indenture.
“Permitted Investments” means (i) direct obligations of the United States of America or any agency thereof, or shares of money market funds that invest solely in such obligations, (ii) obligations fully guaranteed by the United States of America and certificates of deposit issued by, or bankers’ acceptances of, or time deposits, demand deposits or overnight deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof having a short-term debt rating equal to F-1 by Fitch or better and combined capital and surplus and retained earnings of at least $300,000,000; provided, that if, at any time, any such bank, trust company or national banking association ceases to have a short-term rating equal to F-1 by Fitch or better, the Indenture Trustee shall within sixty (60) Business Days (or such longer period agreed to by the written consent of Fitch) cause such obligations to be held with an institution meeting such criteria, (iii) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the states thereof and in each case having a rating assigned to such commercial paper by Fitch or Moody’s equal to the highest rating assigned by such organizations, respectively; provided, that if such commercial paper has a maturity between thirty-one (31) and 365 days, such commercial paper shall have a rating assigned to such commercial paper by Fitch equal to the highest rating assigned by such organization and (iv) money market funds which (a) invest primarily in (A) obligations of the United States of America or any agency thereof, and/or (B) corporate bonds, certificates of deposit, commercial paper, repurchase agreements, time deposits, asset-backed securities, mortgage-backed securities, banker’s acceptances, municipal bonds, and floating rate and variable rate securities, in each case rated F-1+ or better by Fitch and P-1 or better by Moody’s and (b) have a rating assigned to such fund by Moody’s or Fitch equal to “AAAm”, “Aaamf”, or “AAAmmf”, respectively, or better. In no event shall any investment be eligible as a “Permitted Investment” unless the final maturity or date of return of such investment is (i) thirty (30) days or less from the date of purchase thereof and (ii) at least one (1) day prior to the next Payment Determination Date.
“Permitted Liens” means (a) Liens created under this Indenture, the Notes or any other Basic Document, (b) Liens for current Taxes not delinquent or Taxes being contested in
    App. A-21

good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained, (c) Liens arising pursuant to any Carrier Agreements, (d) Liens over any Master Payment Account permitted pursuant to the Master Account Intercreditor Agreement, (e) Liens in favor of an account bank arising as a matter of law or pursuant to an agreement encumbering deposits or other funds maintained therein (including the right of setoff), (f) Liens in respect of judgments or awards, to the extent that such judgments or awards do not constitute an Event of Default, (g) Liens arising in the ordinary course of the Issuer’s business specified in Section 4.16, (h) any Liens arising in respect Repurchase Events and (i) any Liens otherwise arising pursuant to Permitted Indebtedness.
“Permitted Tax Restructuring” means (i) any reorganizations and other activities related to Tax planning and Tax reorganization entered into prior to the date hereof or an earlier date which would mean that such restructuring was known by the first Holder prior to it deciding to become a Holder, based on its due diligence and (ii) any reorganizations and other activities related to Tax planning and Tax reorganization entered into on or after the date hereof which are not materially adverse to the Holders (as determined by the Issuer in good faith); provided, that in either case, an Opinion of Counsel shall be delivered to the Indenture Trustee stating that the execution of such supplemental indenture (i) will not cause the Issuer to be treated as a publicly traded partnership or an association taxable as a corporation for U.S. federal income tax purposes, and (ii) will not cause any Notes outstanding immediately prior to such execution to undergo a “significant modification” within the meaning of Treasury Regulation Section 1.1001-3 that would adversely affect the characterization of the Notes as indebtedness for U.S. federal income tax purposes or cause one or more Holders of Notes to recognize income or gain.
“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.
“Physical Property” means instruments within the meaning of Section 9-102(a)(47) of the UCC and certificated securities within the meaning of Section 8-102 of the UCC.
“Plan” means (i) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (ii) a “plan” described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, (iii) employee benefit plans that are governmental plans within the meaning of Section 3(32) of ERISA, (iv) certain church plans (as defined in Section 3(33) of ERISA), (v) non-U.S. plans (as described in Section 4(b)(4) of ERISA), (vi) any entity or account whose underlying assets are deemed to include “plan assets” (within the meaning of the Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA)or (vii) any plan, entity or account that is not subject to the foregoing but is subject to analogous provisions under any Similar Law.
“Post-ARD Additional Interest” means the Class A Post-ARD Additional Interest and/or the Class B Post-ARD Additional Interest, as applicable.
    App. A-22

“Principal Distribution Amount” means, with respect to any Payment Date, the greater of (i) the excess of (x) outstanding principal of the Class A Notes and Class B Notes on such Payment Date prior to any distributions made on such Payment Date over (y) Outstanding Advance Target and (ii) zero.
“Priority of Payments” means the priority of distributions specified in Section 8.06(i) or (ii), as applicable, of the Indenture.
“Private Placement Legend” means the legend set forth in Section 2.03(i)(i) to the Indenture to be placed on all Notes issued under the Indenture, except where otherwise permitted by the provisions of the Indenture.
“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.
“PTCE” means Prohibited Transaction Class Exemption.
“Purchase Agreements” means each of (i) the Renewal Commission Purchase Agreement, dated as of the Closing Date, between the Issuer, AgentCo and the Legacy Contract Holders, (ii) the Renewal Commission Purchase Agreement, dated as of the Closing Date, among the Legacy Contract Holders and the Issuer and (iii) the Renewal Commission Purchase Agreement, dated as of the Closing Date, between SQIS and the Issuer, each as amended from time to time pursuant to its terms.
“Purchaser” or “Purchasers” means the purchasers specified in the Note Purchase Agreement.
“Qualified Institutional Buyer” means a “qualified institutional buyer” within the meaning of Rule 144A.
“Qualifying Debt Opinion” means an opinion, based on customary representations, covenants and undertakings by the Issuer and its Affiliates, from nationally-recognized tax counsel to the effect that the Notes, or a series or Class of Notes, will be properly characterized as debt for U.S. federal income tax purposes, subject to customary assumptions and qualifications.
“Quarterly Determination Date” means (i) the Payment Determination Date occurring in January 2025, (ii) the 1st (first) day (or the succeeding Business Day, if the 1st day is not a Business Day) of each of January, April, July and October and (iii) each other Payment Determination Date on which the Issuer delivers an updated calculation of the Performance Adjustment Factor.
“Rapid Amortization Event” means, with respect to any Payment Date, one or any combination of the following exists with respect to such Payment Date:
(a) (i) the Outstanding Principal Balance of the Class A Notes and Class B Notes as of such Payment Date (taking into account the distributions to be made on such
    App. A-23

Payment Date pursuant to Section 8.06(i)(F) through (M)) is greater than the Outstanding Advance Target as of each such Payment Date and (ii) the Outstanding Principal Balance of the Class A Notes and the Class B Notes as of each of the two preceding Payment Dates (in each case taking into account the distributions to be made on such Payment Date pursuant to Section 8.06(i)(F) through (M)) was greater than the Outstanding Advance Target as of such Payment Date; provided, that a Rapid Amortization Event described in this clause (a) shall continue until the Outstanding Principal Balance of the Class A Notes and Class B Notes is equal to or less than the Outstanding Advance Target for two consecutive Payment Dates (in each case taking into account the distributions to be made on such Payment Date pursuant to Section 8.06(i)(F) through (M)),
(b) a Servicer Termination Event has occurred and is continuing,
(c) a Material Carrier Event has occurred and is continuing with respect to any Material Carrier; provided, that any Rapid Amortization Event pursuant to this clause (c) shall be deemed cured if no Rapid Amortization Event pursuant to clause (a) or (b) above is then ongoing, in each case determined by excluding the Carrier Agreements and Commission Receivables with respect to such Material Carrier; or
(d)    any termination by AgentCo or the Servicer without the prior written consent of the Noteholders of a Carrier Agreement with respect to which the Asset Value accounts for over 10% of the total Asset Value of the Issuer of the most recent Independent Actuarial Report.
“Rating Agency” means (a) [***] (b) any other credit rating agency that is recognized as a nationally recognized statistical rating organization by the Commission and approved in writing by the Majority Noteholders, so long as, in each case, any such credit rating agency described in clause (a) or (b) above continues to be a nationally recognized statistical rating organization recognized by the Commission and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC.
“Rating Agency Condition” means, with respect to any action by (i) any Rating Agency then rating the Notes other than [***], that such Rating Agency then rating a class of Notes shall have delivered written confirmation to the Issuer to the effect that such action will not result in a downgrade or withdrawal of such Rating Agency’s then current rating on any class of Notes and (ii) [***], if they are then rating the Notes, that [***] has not indicated (within fifteen (15) days after notice to [***] of such action or transaction) that such specified action or event shall result in the downgrade, qualification or withdrawal of [***] then current credit rating, if any, of any class of Notes then Outstanding; provided, that subject to Section 6.06 hereof, the Indenture Trustee shall provide prior e-mail notice of any such action to the Rating Agencies.
“Rating Agency Contact” means [***].
“Record Date” means, with respect to a Payment Date or Redemption Date, (i) for Notes in book-entry form, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date and (ii) for Definitive Notes the close of business on the last
    App. A-24

Business Day of the calendar month immediately preceding the month in which such Payment Date or Redemption Date occurs.
“Redemption Date” means, in the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, the Business Day specified by the Issuer pursuant to Section 10.01 of the Indenture.
“Redemption Premium” means, the Class A Redemption Premium or the Class B Redemption Premium, as applicable.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.
“Regulation S Permanent Global Note” means a permanent Global Note bearing the Global Note Legend, the OID Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Clearing Agency or its nominee after the expiration of the Restricted Period with respect to Notes held by non-U.S. persons that may be sold in reliance on Rule 904 promulgated under the Securities Act.
“Regulation S Temporary Global Note” means a temporary Global Note bearing the Global Note Legend, the OID Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Clearing Agency or its nominee with respect to Notes initially sold in reliance on Rule 903 promulgated under the Securities Act.
“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.03(i)(iii) of the Indenture.
“Related Party” means each of the Issuer, Holdings, the Servicer, the Sellers, AgentCo, AgentCo II, PayCo and the Parent.
“Release Criteria” has the meaning specified in Section 4.30(a) of the Indenture.
“Report Adjustment Factor” means 5.00%.
“Repurchase Event” has the meaning given to such term in each Purchase Agreement.
“Responsible Officer” means, (a) with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer, employee or other person of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to each, having direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, (b) with respect to the Issuer, any officer, including any
    App. A-25

president, vice president, secretary or any other officer performing functions similar to those performed by such officers, and (c) with respect to Holdings or the Sellers, any officer, including any president, vice president, secretary or any other officer performing functions similar to those performed by such officers.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Risk Retained Interest”: The limited liability company interests in the Issuer representing, at the Closing Date, a fair value of not less than five percent (5%) of the fair value of all “ABS interests” (as defined in the Credit Risk Retention Rules) of the Issuer, determined using a fair value measurement framework under GAAP.
“Risk Retention Disclosure” has the meaning specified in Section 3.14(a) of this Indenture.
“Risk Retention Disclosure Requirement” has the meaning specified in Section 3.14(a) of this Indenture.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 144A Global Note” means a Global Note substantially in the form of Exhibit A to the Indenture bearing the Global Note Legend, the OID Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Clearing Agency or its nominee with respect to Notes held by Qualified Institutional Buyers that may be sold in reliance on Rule 144A.
“Rule 17g-5” has the meaning specified in Section 12.19(a) of the Indenture.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“Secured Obligations” means any and all amounts owing or to be owing by the Issuer: (a) to any Noteholder under any of the Notes or any of the other Basic Documents, including, without limitation, (i) all payment of principal of, and interest on each Note and the Indenture (including, without limitation, interest accruing after the filing of any bankruptcy or similar petition or the commencement of any insolvency, receivership or similar proceeding, regardless of whether such interest is allowed in such proceeding or after the filing of such petition), (ii) all other amounts payable by the Issuer under the Notes and the other Basic Documents and (iii) the punctual and faithful performance, keeping, observance, and fulfillment by the Issuer of all of the agreements, conditions, covenants, and obligations of the Issuer contained in the Notes and the other Basic Documents; (b) to the other Secured Parties under the Basic Documents and (c) all renewals, extensions and/or rearrangements of any of the above, in each case, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of the Indenture, all as provided in the Indenture.
    App. A-26

“Secured Parties” means, collectively, each Holder of a Note, the Indenture Trustee and the Back-Up Servicer, and “Secured Party” means any of them individually.
“Securities” or “Security” shall have the meaning specified in Section 2(a)(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Intermediary” has the meaning specified in Section 8.02(c) of the Indenture.
“Seller” means, SQIS and Tiburon (together, the “Legacy Contract Holders”) and/or AgentCo, as the context may require, each in its capacity as seller under a Purchase Agreement, or any of their successors.
“Senior Expenses” means, collectively, any Issuer Expenses and any other fees, costs, expenses, Taxes or Indemnification Amounts incurred by or on behalf of the Issuer in the course of the business activities permitted under Section 4.18; provided, that Senior Expenses shall not include any amount payable on the Notes, any Administrative Expenses or any Special Indemnity Payment.
“Senior Financial Officer” means, with respect to the Issuer or Holdings, the manager or the Issuer or Holdings, as applicable, or the chief financial officer, principal accounting officer, treasurer or comptroller (or any other officer holding a title or role similar to any of the foregoing) of the Issuer or Holdings, as applicable.
“Servicers” means SelectQuote Insurance Services, a California corporation (“SQIS”), and Tiburon Insurance Services, LLC, a California limited liability company (“Tiburon” and together with SQIS, the “Initial Servicers”), and any permitted successors thereunder. Unless the context otherwise clearly requires, any reference to the “Servicer” is a reference to each of the Servicers.
“Servicer Termination Event” has the meaning specified in the Servicing Agreement.
“Services” has the meaning specified in the Servicing Agreement.
“Servicing Agreement” means the Servicing Agreement, dated as of the Closing Date, between the Servicers, AgentCo, AgentCo II, PayCo and the Issuer, including the related recording supplement.
“Servicing Fees” has the meaning specified in the Servicing Agreement.
“Similar Law” means any U.S. federal, state, non-U.S., or local law that is similar to the provisions of Title I of ERISA or Section 4975 of the Code.
“Special Indemnity Payments” means (a) any indemnity amounts owing at any time and from time to time by the Issuer to any holder of Notes or any placement agent, structuring agent or similar agent, (b) any other indemnity amounts owing at any time and from time to time to any
    App. A-27

other Person party to a Basic Document (other than the Servicer under the Servicing Agreement) which arise from violations of the Securities Act, the Exchange Act or any other securities law and (c) any amounts payable by the Issuer in order to satisfy any final, non-appealable judgment against the Issuer pursuant to a litigation proceeding to which the Issuer is a party (other than a judgment obtained by any Person for amounts payable to it by the Issuer pursuant to any Basic Document).
“Split Commissions Amount” has the meaning specified in the Servicing Agreement.
“Split Commission Certificate” has the meaning specified in the Servicing Agreement.
“STAMP” has the meaning specified in Section 2.04(e) of the Indenture.
“Standard & Poor’s” or “S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to the rating agency business thereof.
“State” means any one of the 50 States of the United States of America or the District of Columbia.
“State Sanctions List” means a list that is adopted by any state Governmental Body within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.
“Statutory Exemption” means the statutory prohibited transaction exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code.
“Step-Up Rate” means for either Class of Notes, on or prior to the Payment Date occurring in October 2030, 2.00% and thereafter, 4.00%.
“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Issuer.
“SVO” means the Securities Valuation Office of the NAIC.
“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so
    App. A-28

leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.
“Target Advance Rate” means, with respect to any Payment Date the percentage set forth for such Payment Date on Schedule B.
“Tax” or “Taxes” means (a) any federal, state, local, and other taxes or other similar charges in the nature of a tax imposed by a Governmental Body, including without limitation, income taxes, estimated taxes, alternative or add-on minimum taxes, excise taxes, sales taxes, franchise taxes, employment and payroll related taxes, withholding taxes, transfer taxes, gross receipts taxes, license taxes, severance taxes, stamp taxes, occupation taxes, premium taxes, windfall profits taxes, environmental taxes, customs duties, capital stock taxes, profits taxes, social security (or similar) taxes, unemployment taxes, disability taxes, real property taxes, personal property taxes, registration taxes, value added taxes or other taxes, charges, fees or assessments of any kind whatsoever including any interest, penalty, or addition thereto, whether disputed or not, (b) any liability for any item described in clause (a) hereof as a result of being a member of any affiliated, combined, consolidated, unitary or similar group with respect to any taxes for any period and (c) any liability for the payment of any amounts of the type described in clause (a) or (b) as a result of being a transferee or successor or as a result of operation of Law or any express obligation to indemnify any other Person.
“Tax Return” means any and all returns, reports, and forms (including elections, declarations, claims for refund, information returns, statements schedules, attachments or supplements thereto) with respect to Taxes, or any amendment thereof, including any return of an affiliated, combined, consolidated or unitary group.
“Threatened” means a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any demand or statement has been made (orally or in writing) to any Related Party or any officers, directors, or employees of a Related Party that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.
“Transferee Certificate” means a certificate of the Transferor, substantially in the form of Exhibit C to the Indenture.
“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations and any administrative guidance with respect to the foregoing.
“U.S. Economic Sanctions Laws” means those Laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
    App. A-29

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time. Unless otherwise specified, “UCC” shall refer to the Uniform Commercial Code as in effect in the State of New York.
“UMB Fees” means the fees payable pursuant to Section 8.06(i)(A)(1) of the Indenture.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Warm Back-Up Duties” has the meaning set forth in the Back-Up Servicing Agreement.
“Weighted Average Interest Rate” means, with respect to each date of determination (a) the sum of (i) the Class A Interest Rate multiplied by the Outstanding Principal Balance of such Class A Notes as of such date of determination plus (iii) the Class B Interest Rate multiplied by the Outstanding Principal Balance of such Class B Notes as of such date of determination divided by (b) the Outstanding Principal Balance of all Notes as of such date of determination.
PART II - RULES OF CONSTRUCTION
(A)    Accounting Terms. As used in this Appendix or the Basic Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the Basic Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the Basic Documents shall control.
(B)    “Hereof,” etc. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Appendix or any Basic Document shall refer to this Appendix or such Basic Document as a whole and not to any particular provision of this Appendix or such Basic Document; and Section, Schedule and Exhibit references contained in this Appendix or any Basic Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Basic Document unless otherwise specified. The word “or” is not exclusive.
(C)    Use of “related”. As used in this Appendix and the Basic Documents, with respect to any Payment Date, the “related Payment Determination Date,” the “related Collection Period,” and the “related Record Date” shall mean the Payment Determination Date, the Collection Period, and the Record Date, respectively, immediately preceding such Payment Date.
(D)    Amendments. Any agreement or instrument defined or referred to in the Basic Documents or in any instrument or certificate delivered in connection herewith shall mean such agreement or instrument as from time to time amended, modified or supplemented and includes references to all attachments thereto and instruments incorporated therein.
    App. A-30

(E)    Number and Gender. Each defined term used in this Appendix or the Basic Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the Basic Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.
(F)    Including. Whenever the term “including” (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) is used in this Appendix or the Basic Documents in connection with a listing of items within a particular classification, that listing shall be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.
(G)    UCC References. Terms used herein that are defined in the New York UCC, as amended, and not otherwise defined herein shall have the meanings set forth in the New York UCC, as amended, unless the context requires otherwise. Any reference herein to a “beneficial interest” in a security also shall mean, unless the context requires otherwise, a security entitlement with respect to such security, and any reference herein to a “beneficial owner” or “beneficial holder” of a security also shall mean, unless the context requires otherwise, the holder of a security entitlement with respect to such security. Any reference herein to money or other property that is to be deposited in or is on deposit in a securities account shall also mean that such money or other property is to be credited to, or is credited to, such securities account.

    App. A-31

SCHEDULE A

Schedule of Commission Receivables
Provided to the Indenture Trustee on the Closing Date

    Sch. A-1

SCHEDULE B

Target Advance Rate

Payment Date	Target Advance Rate
10/15/2024	62.11%
10/20/2024	62.03%
11/20/2024	61.95%
12/20/2024	61.86%
1/20/2025	61.78%
2/20/2025	61.70%
3/20/2025	61.61%
4/20/2025	61.53%
5/20/2025	61.45%
6/20/2025	61.36%
7/20/2025	61.28%
8/20/2025	61.20%
9/20/2025	61.11%
10/20/2025	60.70%
11/20/2025	60.28%
12/20/2025	59.86%
1/20/2026	59.45%
2/20/2026	59.03%
3/20/2026	58.61%
4/20/2026	58.20%
5/20/2026	57.78%
6/20/2026	57.36%
7/20/2026	56.95%
8/20/2026	56.53%
9/20/2026	56.11%
10/20/2026	55.40%
11/20/2026	54.70%
12/20/2026	53.99%
1/20/2027	53.28%
2/20/2027	52.57%
3/20/2027	51.86%
4/20/2027	51.15%
5/20/2027	50.45%
6/20/2027	49.74%
7/20/2027	49.03%
    Sch. B-1

8/20/2027	48.32%
9/20/2027	47.61%
10/20/2027	46.82%
11/20/2027	46.03%
12/20/2027	45.24%
1/20/2028	44.45%
2/20/2028	43.65%
3/20/2028	42.86%
4/20/2028	42.07%
5/20/2028	41.28%
6/20/2028	40.49%
7/20/2028	39.70%
8/20/2028	38.90%
9/20/2028	38.11%
10/20/2028	0.00%
Thereafter	0.00%

    Sch. B-2

SCHEDULE C

[Reserved]

    Sch. C-1

SCHEDULE D

Kaiser Adjustment Percentage
[***]

    Sch. D-1

Exhibit A

FORM OF NOTE1

[: [___]]
REGISTERED    $[●]
No.: [●]    CUSIP: [●]
PPN: []
ISIN: [●]
SQ ABS ISSUER, LLC

[] []% CLASS [A][B] NOTE (“Class [A][B] Note”)
SQ ABS Issuer, LLC, a Delaware limited liability company (herein referred to as the “Issuer”), for value received, hereby promises to pay to [_____________], or registered assigns, the principal sum of [____] DOLLARS ($[●]) payable on each Payment Date from the Available Funds on deposit in the Collection Account pursuant to Section 8.06 of the Indenture, dated as of [__________], 2024 (the “Indenture”), between the Issuer and UMB Bank, National Association, a national banking association as indenture trustee (the “Indenture Trustee”), as paying agent, as note registrar and as securities intermediary; provided, however, that the entire unpaid principal amount of this Class [A][B] Note shall be due and payable on the Payment Date occurring October 20, 2039 (the “Legal Final Maturity Date”), unless redeemed in full earlier pursuant to Article 10 of the Indenture. Reference is made to the Indenture for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee and the Holders, and the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes are subject to all terms of the Indenture. Capitalized terms used but not defined herein are defined in Appendix A of the Indenture, which also contains rules as to construction that shall be applicable herein.
The Issuer will pay interest on this Class [A][B] Note at the rate per annum shown above on each Payment Date until the principal of this Class [A][B] Note is paid or made available for payment, on the principal amount of this Class [A][B] Note outstanding on the preceding Payment Date after giving effect to all payments of principal made on the preceding Payment Date. If the Outstanding Principal Balance of this Class [A][B] Note has not been paid in full on or before the Anticipated Repayment Date, additional interest will begin to accrue thereafter on this Class [A][B] Note at a rate of 2.00%. Interest on this Class [A][B] Note will accrue for each Payment Date for the period from and including the preceding Payment Date up to but excluding the current Payment Date (or, in the case of the initial Payment Date, from and including the related Closing Date, to, but excluding, the initial Payment Date). Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Such principal of and interest on this Class [A][B] Note shall be paid in the manner specified in the Indenture.
1 Legends referenced above to be included as applicable.

If the Issuer defaults in a payment of interest on this Class [A][B] Note, the Issuer shall pay Defaulted Interest (plus interest on such Defaulted Interest to the extent lawful) at the Interest Rate, in any lawful manner.
The principal of and interest on this Class [A][B] Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class [A][B] Note shall be applied first to interest due and payable on this Class [A][B] Note as provided above and then to the unpaid principal of this Class [A][B] Note.
Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class [A][B] Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.
This Note does not purport to summarize the Indenture completely, and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties, and immunities of the Issuer.
[THE REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually, by its authorized officer, as of the date set forth below.

Date: ________________		SQ ABS Issuer, LLC By: SQ ABS HOLDINGS, LLC, a Delaware limited liability company, its sole member
By:
Name:
Title

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Class [A][B] Notes referred to as a Class [A][B] Note in the within-mentioned Indenture.

Date: ________________		UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee
By:
Authorized Signatory

ASSIGNMENT
Dated:_________________________
Signature Guaranteed:
________________________________
Social Security or taxpayer ID. or other identifying number of assignee: ___________________________
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:
______________________________________________________________________________
(name and address of assignee)
the within Class [A][B] Note and all rights thereunder, and hereby irrevocably constitutes and appoints
______________________________________________________________________________
attorney, transfer said Class [A][B] Note on the books kept for registration thereof, with full power of substitution in the premises.
Date:     ___________________________________________________
Signature Guaranteed:

NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class [A][B] Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements may include membership or participation in Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $[●]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Class [A][B] Note, or exchanges of a part of another Global Note or Definitive Class [A][B] Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Indenture Trustee or DTC Custodian

* This schedule should be included only if the Note is issued in global form.

Exhibit B

FORM OF CERTIFICATE OF TRANSFER OR EXCHANGE
UMB Bank, National Association, as Indenture Trustee
[__]
Attn: [__]
Re:    [_____] [_____]% Class [A][B] Notes
Reference is hereby made to the Indenture, dated as of [__________], 2024 (the “Indenture”), among SQ ABS Issuer, LLC, as issuer, and UMB Bank, National Association, as indenture trustee (the “Indenture Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
SECTION I – TRANSFER OF NOTES
_______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that (a) we understand that the Notes have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being transferred by us in a transaction that is exempt from the registration requirements of the Act; (b) we have not offered or sold any Notes to, or solicited offers to buy any Notes from: any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act; and (c).
(1)     [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT RULE 144A GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.
(2)    [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.
(3)    [ ] CHECK AND COMPLETE IF SUCH TRANSFER IS BEING EFFECTED TO ISSUER OR AN AFFILIATE THEREOF; This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.
SECTION II – EXCHANGE OF NOTES
_________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, or as further specified in Annex A hereto, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”), as specified herein or as further specified in Annex A hereto. In connection with the Exchange, the Owner hereby certifies that:
(1)    [        ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A GLOBAL NOTE TO DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Global Note for a Definitive Note with an equal principal amount, the Owner hereby certifies that the Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Definitive Note issued will continue to be subject to the OID Legend and restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Note and in the Indenture and the Securities Act.
(2)    [        ] CHECK IF EXCHANGE IS FROM DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A GLOBAL NOTE. In connection with the Exchange of the Owner’s Definitive Note for a beneficial interest in the [CHECK ONE] [ ] Rule 144A Note [ ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the OID Legend and the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.
[INSERT NAME OF TRANSFEROR]
By:
    Name:
    Title:
Dated: ______________________
Signature Guarantee*:
*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Indenture Trustee).

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    [        ] a beneficial interest in the:
(i)    [        ] Rule 144A Note ([CUSIP: [●]]), or
(ii)    [        ] Regulation S Global Note ([CUSIP: [●]]), or
(b)    [        ] a Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)    [        ] a beneficial interest in the:
(i)    [        ] Rule 144A Note ([CUSIP:                             ]), or
(ii)    [        ] Regulation S Global Note ([CUSIP:                             ]), or
(b)    [        ] a Definitive Note

Exhibit C

FORM OF TRANSFEREE CERTIFICATE
UMB Bank, National Association, as Indenture Trustee
[__]
Attn: [__]
Ladies and Gentlemen:
In connection with our proposed purchase of [] Class [A][B] Notes (the “Notes”) of SQ ABS Issuer, LLC (the “Issuer”), we confirm that:
1.We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Notes are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act and (y) that such Notes may be resold, pledged or transferred only (i) the Issuer, (ii) for so long as the Notes are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a Qualified Institutional Buyer to which notice is given that the transfer is being made in reliance on Rule 144A, (iii) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act and in accordance with the laws applicable to it in the jurisdiction in which such purchase is made, or (iv) to an institution that is an “accredited investor” as defined in Rule 501(a)(1),(2),(3), or (7) of Regulation D under the 1933 Act (an “Institutional Accredited Investor”) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Institutional Accredited Investors unless the holder is a bank acting in its fiduciary capacity) that executes a certificate substantially in the form hereof. We will notify any purchaser of the Notes from us of the above resale restrictions, if then applicable. We further understand that in connection with any transfer of the Notes by us that the Indenture Trustee and the Issuer may request, and if so requested we will furnish, such certificates and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.
2.We are [CHECK ONE]:
[ ] a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act);
[ ] a Non-U.S. person acquiring this Note in an offshore transaction within the meaning of Regulation S under the Securities Act; OR
[ ] an Institutional Accredited Investor acting for our own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Institutional Accredited Investors unless we are a bank acting in its fiduciary
    Exhibit C-1

capacity) We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment for an indefinite period of time. We are acquiring the Notes or investment and not with a view to, or for offer and sale in connection with, a public distribution.
3.Either (1) we are not and are not acquiring the Notes or any beneficial ownership interest therein directly or indirectly for, on behalf of, or with the assets of (i) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder from time to time in effect (“ERISA”), that is subject to Title I of ERISA, (ii) a “plan” described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), that is subject to Section 4975 of the Code, (iii) employee benefit plans that are governmental plans within the meaning of Section 3(32) of ERISA, (iv) certain church plans (as defined in Section 3(33) of ERISA), (v) non-U.S. plans (as described in Section 4(b)(4) of ERISA), (vi) any entity or account whose underlying assets are deemed to include “plan assets” (within the meaning of the Department of Labor Regulation located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) or (vii) any plan, entity or account that is subject to any U.S. federal, state, non-U.S., or local Law that is similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Law”) or (2) our acquisition, holding and subsequent disposition of the Notes or any beneficial ownership interest therein is permissible under applicable law, and will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code by reason of the application of one of more of the following exemptions, all of the conditions of which shall be met: Prohibited Transaction Class Exemption (“PTCE”) 75-1, PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code; or breach of fiduciary duty under ERISA, or, if we are subject to any Similar Law, such acquisition, holding and disposition will not constitute or result in a non-exempt violation of or breach of fiduciary duty under any Similar Law, and none of the Issuer, the Servicer, the Back-Up Servicer, the Indenture Trustee or any of their respective Affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA), or falls within analogous status under Similar Law, with respect to our acquisition or holding of the Notes, and will not otherwise result in any tax, rescission right or other penalty on the Issuer or any of its Affiliates, and, in any case, neither our purchase nor holding of the Notes or any beneficial ownership interest therein will subject the Issuer or any of its Affiliates to any obligation not affirmatively undertaken in writing.
4.We understand that interest on the Notes will be treated as U.S. source interest and that the failure to provide the Issuer, the Indenture Trustee or any Paying Agent with the properly completed and signed applicable Tax certifications and documentation (including an IRS Form W-9 (or applicable successor form) or IRS Form W-8 (or applicable successor form), as the case may be) upon our purchase or acceptance of the Note (or beneficial interest therein), or upon our discovery that such information or documentation previously provided has become obsolete or incorrect, and from time to time thereafter upon request, may result in withholding from payments in respect of such Note, including U.S. Federal withholding or back-up
    Exhibit C-2

withholding. The Issuer, the Indenture Trustee, the Paying Agent, or any applicable withholding agent may withhold such payments made to us in accordance with applicable Law (without any corresponding gross up). If payment made to us under the Indenture is subject to U.S. withholding Tax under FATCA, then we shall deliver to the Issuer (or its authorized agent), the Indenture Trustee and any Paying Agent at the time or times prescribed by law and at such time or times reasonably requested by the Issuer (or its authorized agent), the Indenture Trustee or a Paying Agent, documentation necessary for the Issuer, Indenture Trustee or Paying Agent to determine their obligations under FATCA and shall update any such information or documentation provided upon discovering that any such information or documentation previously provided has become obsolete or incorrect or is otherwise required.
5.[We are not a member of an “expanded group” (as defined in Treasury Regulations section 1.385-1(c)(4)) with respect to which the Issuer or SelectQuote Insurance Services, and is not a “covered member” (as defined in Treasury Regulations section 1.385-1(c)(2)), except to the extent that the Issuer or its agents have provided us with an express waiver of this representation.]
6.We will not take any action that could cause, and will not omit to take any action, which omission would cause, the Issuer to become a publicly traded partnership or an association taxable as corporation for U.S. federal income tax purposes; provided that for the purposes of this paragraph 6, we shall be allowed to assume that any Notes for which a Qualifying Debt Opinion was received are properly characterized as indebtedness for U.S. federal income tax purposes.
7.If we are not a “United States person” (within the meaning of Code Section 7701(a)(30)), we are not acquiring any Note as part of a plan to reduce, avoid or evade U.S. federal income tax.
8.We understand that the Issuer, the Indenture Trustee and the Issuer and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements, and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of the Notes, for our own account or for one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Issuer.
9.You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER]

By:
    Exhibit C-3

Name:
Title:

Date: ____________________________
    Exhibit C-4

Exhibit D

FORM OF NOTEHOLDER STATEMENT
[To be attached.]

    Exhibit D-1

Exhibit E

FORM OF CLASS B PURCHASE OPTION NOTICE

Sent via certified mail
[DATE]
From:    [                  ]
[                  ]
Fax:    [                  ]
Telephone:    [                  ]
Email:    [                  ]
(the “Series B Purchaser”)
To:
UMB Bank, National Association
[●]
Attention:    [●]
Fax:    [●]
Email:    [●]
(the “Trustee”)
Re:    Purchase of the Class A Notes
The Class Purchaser hereby gives irrevocable notice that the Class Purchaser has elected, pursuant to Section 5.17 of the Indenture dated as of [__________], 2024 (as amended or supplemented from time to time, the “Agreement”), among SQ ABS Issuer, LLC (the “Issuer”) and UMB Bank, National Association, as Indenture Trustee, as Paying Agent, as Securities Intermediary and as Note Registrar, to purchase all, but not less than all, of the Class A Notes.
Subject to the procedures of DTC, the purchase will occur on or before [                  ], at which time the Class B Purchaser shall remit to the Indenture Trustee (or the Paying Agent on its behalf) an amount equal to the Outstanding Principal Balance of the Class A Notes, all accrued and unpaid interest thereon and all other amounts due to the Class A Noteholders pursuant to the Agreement.
Capitalized terms defined in the Agreement and used but not defined herein shall have the meanings given to them in the Agreement.
Exhibit E-1

Very truly yours,
[Name of Series B Purchaser]
By:
Name:
Title: Authorized Signatory
Exhibit E-2

Exhibit F

FORM OF BENEFICIAL OWNER CERTIFICATE
UMB Bank, National Association, as Indenture Trustee
[__]
Attn: [__]
Ladies and Gentlemen:
In connection with the proposed exchange of the Global Notes for Definitive Notes, we confirm that we are [CHECK ONE]:
[ ] a non-U.S. person (as such term is defined in Regulation S); OR
[ ] a U.S. person who purchased such securities in a transaction that did not require registration under the Securities Act.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:

Date: ____________________________

Exhibit F-1